UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  RVISION, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            Nevada                        3812                    86-0887580
  -------------------------    ----------------------------   ----------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

      2365 A Paragon Drive                        2445 Fifth Avenue, Suite 450
   San Jose, California 95131                     San Diego, California 92101
     Telephone: 408-437-5777                        Telephone: 619-233-1403
     Facsimile: 408-437-9923                        Facsimile: 619-233-1423
--------------------------------                --------------------------------
(Address and telephone number of                (Address and telephone number of
  principal executive offices)                    principal place of business)

                               Gregory E. Johnston
                              2365 A Paragon Drive
                           San Jose, California 95131
                             Telephone: 408-437-5777
                             Facsimile: 408-437-9923
            ---------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                   Copies to:
       Brian M. Kelly                                    James R. Kruse
2445 Fifth Avenue, Suite 450                             Jack G. Hanley
San Diego, California 92101                     Kruse Landa Maycock & Ricks, LLC
  Telephone: 619-233-1403                      136 East South Temple, 21st Floor
  Facsimile: 619-233-1423                          Salt Lake City, Utah 84111
                                                    Telephone: 801-531-7090
                                                    Facsimile: 801-531-7091

Approximate date of proposed        As soon as practicable after the effective
sale to the public:                 date of this registration statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                      Calculation of Registration Fee
--------------------------------------- ------------------ ----------------------- -------------------------- ----------------
                                                              Proposed maximum         Proposed maximum          Amount of
 Title of each class of securities to     Amount to be       offering price per       aggregate offering       registration
            be registered                 registered(1)             unit                  price(2)                  fee
--------------------------------------- ------------------ ----------------------- -------------------------- ----------------
Common stock, $0.001 par value               3,700,600             $1.50                     $5,550,900             $594
--------------------------------------- ------------------ ----------------------- -------------------------- ----------------

---------------
(1) The number of shares registered shall automatically be increased to cover the additional shares of common stock issuable in the event of a stock split, stock dividend, or similar transaction involving our common stock pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

             Subject to Completion, Dated ____________________, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        3,700,600 Shares of Common Stock

                                  RVision, Inc.

--------------------------------------------------------------------------------

         This prospectus relates to the resale of up to 3,700,600 shares of common stock held by the selling stockholders named under the caption "Selling Stockholders" on page 15. We intend to encourage a securities broker-dealer to apply on Form 211 to quote our common stock in the Pink Sheets or concurrent with the date of this prospectus, on the OTC Bulletin Board, but we cannot assure when or whether this application will be cleared or that, if cleared, quotations will commence or will result in the development of a viable trading market. The selling stockholders may offer and sell such shares using this prospectus in transactions at fixed or negotiated prices. The selling stockholders may sell shares in transactions:

         (i)      in the over-the-counter market or otherwise;

         (ii) at market prices, which may vary during the offering period, or at negotiated prices; and

         (iii) in ordinary brokerage transactions, in block transactions, in privately-negotiated transactions, or otherwise.

         The selling stockholders will receive all of the proceeds from the sale of their shares and will pay all underwriting discounts and selling commissions relating to the sale of those shares.

         We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the sale of the shares pursuant to this prospectus, which we estimate will total approximately $150,000.

         Our common stock is not traded in any established trading market. No securities broker or dealer has agreed to make a market for our common stock after this offering. We cannot assure that any viable trading market will exist for our common stock following this offering.

         An investment in our shares involves certain risks. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

--------------------------------------------------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ______________, 2006.

                         PROSPECTUS SUMMARY INFORMATION

         This prospectus summary contains an overview of the information from the prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our common stock, information about our business, and financial data. We encourage you to read this prospectus, including the Risk Factors section beginning on page 4, in its entirety before making an investing decision.

         As used in this prospectus, the terms "we," "us," and "our" refer to RVision, Inc., a Nevada corporation, and our wholly-owned subsidiaries, RVision LLC, a California limited liability company, and Custom Federal, Inc., a California corporation. All amounts rounded to the nearest 10,000 are approximate.

         We are a consolidated enterprise resulting from the issuance of common stock in our Nevada corporation, then named Eagle Lake Incorporated, to acquire all of the outstanding equity interests in our current subsidiaries, RVision LLC and Custom Federal, Inc. We sometimes refer in this prospectus to the foregoing transaction as the consolidation and to these two constituent entities as they existed before the consolidation as RVision and Custom Federal.

Overview

         We provide technologically-advanced, environmentally-hardened video products and physical security solutions to governmental and private sectors. We have developed a number of product models incorporating successive improvements, leading to our current emphasis on sophisticated, environmentally-rugged, pan/tilt/zoom optical and infrared cameras, hardened processors, custom tactical video hardware, software solutions, and related technologies integrated to meet physical security requirements of governmental and commercial customers. Our products incorporate both infrared and daylight optical dual sensors, scene awareness detection algorithms, and an all-weather, multiple-sensor surveillance platform with the ability to pan/tilt/zoom in all directions.

         We market and integrate waterside, land-based, and mobile mounted security systems that meet the security requirements of such facilities as military bases, military and commercial port facilities, drilling rigs, power and petrochemical plants, airports, and water treatment facilities.

         We believe that our operational success will depend on effective execution in selling, delivering, and servicing our products; developing and introducing into our markets improved models of our existing products as well as innovative new security solutions; and supplementing our product sales with an array of technical security service.

         We are focusing our product development and marketing on larger, more complex security systems incorporating our most advanced performance capabilities and engineering, frequently custom engineered for specific installations, with higher unit prices and margins, while we continue with our established products.

History and Corporate Information

         Our company was incorporated in Nevada on January 31, 1997, under the name Golf Training, Inc., to manufacture and market certain golf-related products. Those activities were abandoned because we failed to develop training products acceptable to distributors. On January 24, 2000, we changed our corporate name to Eagle Lake Incorporated in order to eliminate the impression from our name that we were engaged in any golf-related activities. Since 2000, we have been a privately-held investment firm headquartered in Salt Lake City, Utah. One of our early investments was in a limited liability company with the name RVision, which manufactured and marketed remote security cameras, as well as unrelated firms engaged in water purification, energy exploration, and other activities.

         Beginning in 2002, we provided financial support to RVision in the form of operating loans and the purchase of membership interests. Our discussions with RVision respecting its business condition and opportunities, its need for additional capital and sales capabilities, and other factors led to discussions in early 2005 about a possible combination among our company, RVision and Custom Federal, which was an unrelated firm that marketed and integrated waterside and land-based security systems that met the security requirements of military bases, military and commercial port facilities, drilling rigs, power and petrochemical plants, airports, and water treatment facilities. These discussions led to the consolidation of these three entities in December 2005 through the issuance by Eagle Lake Incorporated of common stock to acquire all of the outstanding equity ownership interests in RVision LLC, a California limited liability company, and Custom Federal, Inc., a California corporation. At the closing of the consolidation, we also issued 2,800,000 shares at $1.00 per share for $275,000 in debt forgiveness and net cash proceeds of approximately $2,275,000 to fund ongoing operations.

         Immediately prior to closing the consolidation, we transferred all of our assets, other than loans to RVision aggregating $500,000, to two newly-created subsidiaries, Pamplona, Inc. and Niagara Water Company, which assumed all of our liabilities. We then transferred all of the issued and outstanding stock of Pamplona and Niagara Water to our stockholders, so that such subsidiaries then became separately-owned corporations, owned by those persons that were stockholders immediately prior to the consolidation. The former RVision and Custom Federal equity holders have no interest in Pamplona and Niagara Water.

         Our principal executive offices and related engineering and assembly facilities are located at 2365 A Paragon Drive, San Jose, California 95131. Our telephone number is 408-437-5777, and our facsimile number there is 408-437-9923. Our sales and system integration offices are located at 2445 Fifth Avenue, Suite 450, San Diego, California 92101. Our telephone number at that facility is 619-233-1403, and our facsimile number there is 619-233-1423.

Summary Consolidated Financial Data

         The following summary of historical consolidated financial information as of and for the periods ended March 31, 2006 and 2005, and December 31, 2005 and 2004, is derived from our consolidated financial statements included elsewhere in this prospectus:

                                                Quarter Ended March 31             Fiscal Year Ended December 31
                                           ----------------------------------    -----------------------------------
                                                 2006              2005               2005                2004
                                           ---------------    ---------------    ----------------    ---------------
Statement of Operations Data:
Sales                                       $  1,950,241       $   528,388         $ 3,338,878        $ 2,117,426
Cost of goods sold                             1,272,339           306,961           1,778,205          1,377,800
                                           ---------------    ---------------    ----------------    ---------------
Gross profit                                     677,902           221,427           1,560,673            739,626
Total operating expenses                       1,238,204           495,762           3,170,540          1,699,150
                                           ---------------    ---------------    ----------------    ---------------
Loss from operations                            (560,302)         (274,335)         (1,609,867)          (959,524)
                                           ---------------    ---------------    ----------------    ---------------
Loss for the period                         $   (559,321)      $  (277,552)        $(1,665,538)       $  (982,805)
                                           ===============    ===============    ================    ===============
Loss per share-basic and diluted            $      (0.04)      $     (0.03)        $     (0.19)       $     (0.13)
                                           ===============    ===============    ================    ===============
Weighted average shares                       15,587,806         8,050,000           8,801,090          7,855,710
                                           ===============    ===============    ================    ===============
Balance Sheet Data (as at):
Working capital (deficit)                   $    676,876                           $   927,471        $(1,199,432)
Total current assets                           2,376,953                             2,582,752            245,186
Capitalized lease obligations                     78,185                                    --                 --
Total stockholders' equity (deficit)           2,967,874                             3,095,486         (1,112,059)

         In the consolidation, on December 14, 2005, Eagle Lake Incorporated acquired all of the outstanding equity interests of RVision by issuing a total of 8,000,000 shares of common stock. Pursuant to the agreement, an additional 1,200,000 shares of common stock was issued to the prior owners of RVision because we did not obtain additional new capital investment by May 1, 2006. The 1,200,000 shares of common stock were issued in May 2006, resulting in 9,200,000 total shares of common stock issued to date to the prior owners of RVision. We are obligated to issue an additional 800,000 shares of common stock to the prior RVision owners if certain levels of gross margin are achieved during 2006. The requirements for issuance of the remaining 800,000 additional contingent shares of common stock have not been met and are being accounted for as the equivalent of stock options, as further discussed in Note 9 of our consolidated financial statements.

         Immediately prior to the consolidation, Eagle Lake had 1,200,000 shares of common stock outstanding. The prior owners of RVision retained control of the assets and operations of the combined entities after the consolidation. Therefore, the transaction has been accounted for as a recapitalization of RVision and the reverse acquisition of Eagle Lake. The recapitalization of RVision was recognized in a manner similar to a stock split and the accompanying financial statements have been restated for all periods presented to reflect all equity transactions of RVision on a retroactive basis to reflect the equivalent number of Eagle Lake shares of common stock issued in each transaction for the pro rata amount of the 9,200,000 shares of common stock issued on December 14, 2005 and in May 2006.

         On December 14, 2005, we also acquired all of the outstanding common stock of Custom Federal by issuing 2,050,000 shares of common stock. Pursuant to the consolidation agreement, an additional 615,000 shares of common stock were issued to the prior owners of Custom Federal because we did not obtain additional new capital investment by May 1, 2006. The 615,000 shares of common stock were issued in May 2006, resulting in 2,665,000 total shares of common stock issued to date to the prior owners of Custom Federal. We are obligated to issue an additional 410,000 shares of common stock to the prior Custom Federal owners if certain levels of gross margin are achieved during 2006. The results of Custom Federal's operations have been included in the consolidated financial statements since December 14, 2005. The acquisition of Custom Federal was a business combination and was recognized by the purchase method of accounting. The fair value of the common stock issued was determined based upon the price common stock was issued for cash on the same date, or $1.00 per share.

         For a detailed discussion of the accounting treatment of the consolidation, see Notes 1 and 2 to Notes to Consolidated Financial Statements.


                                  RISK FACTORS

Risk Factors Relating to our Financial and Business Condition

         We have a history of operating losses.

         From our inception in February 1998 through March 31, 2006, we have incurred an accumulated deficit of $4,780,000, and expect that we will continue to incur losses and that our accumulated deficit will increase. We reported losses of $1,670,000 and $980,000 for the years ended December 31, 2005 and 2004, respectively, and a loss of $560,000 for the quarter ended March 31, 2006. We anticipate that we will incur losses through approximately the third quarter of 2006, and possibly beyond, depending on the level of our sales, operating margins, and general and administrative expenses, all of which are dependent upon our ability to overcome the risks highlighted in this section.

         We cannot assure that our current efforts to reorganize our component purchasing and assembly procedures to improve delivery scheduling, predictability, and reliability will enable us to meet increasing sales volumes.

         We are implementing steps to reorganize our component purchasing and assembly procedures to improve delivery scheduling, predictability, and reliability to meet increasing sales volumes. These efforts include establishing delivery schedules and priorities with our component and subassembly suppliers; increasing the number of alternative sources for components; and establishing a minimal level of work in progress to meet short-term delivery requirements. Our inability to implement these measures successfully could adversely affect customer satisfaction, damage our reputation, and, in turn, inhibit future sales.

         In order to manage increased production to meet anticipated sales growth, we will need to improve our production management and cost accounting systems.

         We have implemented new cost accounting measures to improve our ability to determine product pricing by tracking detailed cost of components, subassemblies, labor, and indirect charges. Without improvement to our production management and cost accounting systems, we may not be able to assure proper tracking of cost of goods sold, research and development costs, marketing expenses, and general and administrative expenses. The lack of proper tracking in these areas may allow for excessive costs and expenses in these categories to an extent that profit margins are reduced or eliminated.

         We cannot assure that we will be able to obtain sufficient funds from operations or research or other grants or sources for ongoing research and development that we expect will be required to meet market demands for successive generations of improved products.

         Our research and development of new products is and will continue to be important to compete in the electronic surveillance industry. We cannot assure that we can fund desired research and development from internally-generated funds, new equity, or external sources such as government-sponsored research grants or similar subsidies. If we cannot meet market demand for successive generations of innovative and/or improved products, we may not be able to attract new customers or maintain existing customer relationships.

         We may be required to divert a substantial portion of our production to meet the priority demands of governmental military or security agency purchasers, which may adversely impact our marketing to commercial and individual customers.

         We have historically had difficulties in increasing our production to meet orders from both governmental and commercial customers. The priority needs of governmental military or security agency purchasers may often require that we divert some or all of our production of a particular product away from orders for the commercial sector. This may damage our reputation among commercial customers and potential customers and, in turn, adversely impact our marketing to such customers and potential customers in the commercial sector.

         A customer and supplier, FLIR Systems, claims we are violating noncompetition provisions of an agreement between us.

         We recently received a letter from FLIR Systems, Inc., claiming that we are violating certain noncompetition provisions of a March 2005 agreement under which we sell to FLIR a customized, daylight, pan/tilt camera system and we purchase from FLIR thermal camera blocks that we incorporate into the same customized, pan/tilt camera system to support FLIR's sales channels. Under the agreement, for as long as FLIR purchases at least 25 units per quarter, we are obligated not to develop or sell products that are substantially similar to the customized daylight, pan/tilt camera and related technology we sell to FLIR or use our underlying technology for infrared camera-affiliated applications offered to other customers unless we obtain its consent. FLIR specifically refers to our existing Carbide and proposed DiamondBack product lines. FLIR demands full corrective action and an accounting of our alleged noncompliance. We believe we are complying in all material respects with our agreement with FLIR and that our products are based on our own proprietary technologies that do not rely on FLIR protected proprietary information. We intend to contest FLIR's assertions vigorously and fulfill our obligation of manufacturing at least 25 customized, pan/tilt cameras per quarter until the contract expires in March 2008 or is terminated. However, we may incur increased costs in addressing FLIR's demands, obtaining items we now purchase from FLIR from alternative sources, or implementing design or other changes to existing products. We do not believe that compensation for a breach of any covenant with FLIR would have a material adverse effect on our results of operations.


         We depend on our ability to integrate the product development and production activities of RVision and the marketing capabilities of Custom Federal in order to achieve the anticipated benefits of the consolidation.

         Our ability to integrate and operate efficiently and economically as a consolidated organization is dependent on the integration of RVision's activities with the capabilities of Custom Federal. Our inability to integrate operations effectively may depress sales, increase costs, and preclude us from being profitable.

         Due to the relatively small scale of the business and the active, hands-on involvement of our executives from inception to date, formalized internal controls have been minimal, and most processes have been managed manually.

         While we are actively working to improve internal systems controls, we have not completed a comprehensive assessment of the design and effectiveness of our internal controls. This lack of comprehensive internal systems controls may inhibit our ability to detect and prevent threats such as internal waste and fraud.

         We may seek additional capital through the sale of equity securities, which would reduce the percentage interest of the existing stockholders in the consolidated enterprise.

         We may seek additional capital to fund our planned expansion through the sale of additional equity securities, which would reduce the percentage interest in our corporation held by existing stockholders and may dilute the economic interest of existing stockholders. Our board of directors can authorize the sale of additional equity securities without stockholder consent.

         We depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could seriously harm our business.

         Due to the specialized nature of our businesses, our future performance is highly dependent upon the continued services of our key engineering personnel and executive officers, the development of additional management personnel, and the recruitment and retention of new qualified engineering, manufacturing, marketing, sales, and management personnel for our operations. Competition for personnel is intense, and we may not be successful in attracting or retaining qualified personnel. In addition, certain personnel may be required to receive security clearances and substantial training in order to work on certain programs or perform certain tasks. The loss of key employees, our inability to attract new qualified employees or adequately train employees, or the delay in hiring key personnel could seriously harm our business, results of operations, and financial condition.

         We may incur liabilities for product defect or liability claims for which we are unable or unwilling to purchase insurance because of the related cost.

         We include complex system designs and components in our products that may contain errors or defects, particularly when we incorporate new technology into our products or release new versions. While we have not yet had to recall a product, if any of our products are defective, we might be required to redesign or recall those products or pay substantial damages or warranty claims. Such an event could result in significant expenses, disrupt sales, and affect our reputation and that of our products, which would have a material adverse effect on our business, financial condition, and results of operations. Furthermore, product defects could result in substantial product liability. We may be unable or unwilling to purchase product liability insurance at all, or that is adequate or will remain available on acceptable terms, to cover these risks.

         The occurrence or perception of security breaches within our company could harm our business, financial condition, and operating results.

         Our products are often used by customers in applications that might involve sensitive, confidential, or classified information and data. We may come into contact with such information or data when we perform support or maintenance functions for our customers. While we have internal policies, procedures, and training for employees in connection with performing these functions, even the perception that such potential contact may pose a security risk or that any of our employees have improperly handled sensitive or confidential information and data of a customer could harm our reputation and could inhibit market acceptance of our products. Third parties may attempt to breach our security systems, however sophisticated they may be. Such security breaches could harm our reputation, and even the perception of security risks, whether or not valid, could inhibit market acceptance of our products with both governmental and commercial purchasers.

         Our products may contain undetected defects that could impair their market acceptance.

         Our products involve sophisticated hardware and software technology that perform critical functions to highly demanding standards. We cannot assure that current or future products will not develop operational problems, which could have a material adverse effect on us. We offer complex products that may contain undetected defects or errors, particularly when first introduced or as new versions are released. We may not discover such defects or errors or other operational problems until after a product has been released and used by the customer. Significant costs may be incurred to correct undetected defects, errors, or other operational problems in our products and these defects, errors, or problems could result in future lost sales. In addition, defects or errors in our products may result in product liability claims or questions regarding the integrity of the products, which could cause adverse publicity and impair their market acceptance.

         Our intellectual property may not be adequately protected.

         While we have one patent and one patent application pending, we cannot assure that patents will be issued on the basis of our applications or that if such a patent is issued, it and/or our existing patent will be sufficiently broad to protect our technology. In addition, we cannot assure that any patents issued to us or our existing patent will not be challenged, invalidated, or circumvented. In order to safeguard our unpatented proprietary know-how, trade secrets, and technology, we rely primarily upon trade secret protection and nondisclosure provisions in agreements with employees and others having access to confidential information. We are also seeking trademark protection for the names of our principal products. We cannot assure that these measures will adequately protect us from improper disclosure or misappropriation of our proprietary information.

         Our products may infringe or may be alleged to infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions.

         Any allegation that any of our products infringe the intellectual property of others could be time-consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause product shipment delays, or force us to enter into royalty or license agreements rather than dispute the merits of such an allegation. If patent holders or other holders of intellectual property initiate legal proceedings against us, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation, and we may not be able to procure any required royalty or license agreements on terms acceptable to us or at all.

         If our products infringe on the intellectual property rights of others, we may be required to indemnify our customers for any damages they suffer.

         Third parties may assert infringement claims against our customers. These claims may require us to initiate or defend protracted and costly litigation, regardless of the merits of these claims. If any of these claims succeed, we may be forced to pay damages or may be required to obtain licenses for the products our customers use. If we cannot obtain all necessary licenses on commercially reasonable terms, our customers may be forced to stop using or, in the case of value-added resellers, selling our products.

         We rely on a limited number of suppliers and manufacturers for specific components, and we may not be able to obtain substitute suppliers and manufacturers on terms that are as favorable if our supplies are interrupted.

         We rely on nonaffiliated suppliers for various standard and customized components and on manufacturers of assemblies that are incorporated into all of our products. We do not have long-term supply or manufacturing agreements with all of these suppliers and manufacturers, and in some instances alternative sources may be limited. If these suppliers or manufacturers experience financial, operational, manufacturing capacity, or quality assurance difficulties, or cease production and sale of such products at the end of their life cycle, or if there is any other disruption in our relationships with these suppliers or manufacturers, we will be required to locate alternative sources of supply. Our inability to obtain sufficient quantities of these components, if and as required in the future, may subject us to:

         o delays in delivery or shortages in components that could interrupt and delay manufacturing and result in cancellations of orders for our products;

         o increased component prices and supply delays as we establish alternative suppliers;

         o inability to develop alternative sources for product components;

         o required modifications of our products, which may cause delays in product shipments, increased manufacturing costs, and increased product prices; and

         o increased inventory costs as we hold more inventory than we otherwise might in order to avoid problems from shortages or discontinuance, which may result in write-offs if we are unable to use all such products in the future.

Risk Factors Relating to our Industry

         We depend on the U.S. government for a significant portion of our sales, and the impairment of this relationship or changes in governmental defense spending could have severe consequences on our business.

         Approximately 84% and 82% of our net sales in 2005 and the first quarter of 2006, respectively, were made to various U.S. governmental civilian and military purchasers, either directly or to prime contractors under governmental supply contracts. Therefore, any significant disruption or deterioration of our relationship with any of these U.S. governmental purchasers could adversely affect our current governmental contracts and our ability to procure new governmental contracts, which could significantly reduce our revenues and negatively impact our financial condition and operations. We compete with other governmental contractors for a limited number of governmental programs and for uncertain levels of funding. Our competitors continuously engage in efforts to expand their business relationships with the U.S. government at our expense. Accordingly, despite our efforts to maintain and broaden our relationships with it, the U.S. government may choose to use other contractors for its limited number of programs.

         Our activities are affected by the level of U.S. defense spending, and a reduction in current defense budget expenditures could have severe consequences on our business.

         Our revenues from the U.S. government largely result from contracts awarded by military purchasers under various defense programs. The funding of defense programs is subject to the overall U.S. governmental budget and appropriation decisions and processes, and our programs must compete for funding with nondefense programs and other defense programs in which we are not involved. U.S. governmental budget decisions, including defense spending, are based on changing governmental priorities and objectives, which are driven by numerous factors including national and international geopolitical events and economic conditions, and are beyond our control. In recent years, the overall level of U.S. defense spending has increased for numerous reasons, including increases in funding of operations in Iraq and Afghanistan and the U.S. Department of Defense's military transformation initiatives. We cannot assure that U.S. defense spending will continue to grow. Significant changes to U.S. defense spending could have long-term consequences for the market of our products. In addition, as a result of changing governmental priorities and requirements, defense spending could shift away from certain programs to other programs or into new areas, and the timing of funding of certain programs could change. Shifts or reductions in defense spending or changes in timing could result in the reduction or elimination of, or the delay in, funding of one or more of our defense programs, which could negatively impact our results of operations and financial condition.

         A substantial majority of our business is governed by U.S. governmental contracts, which are subject to continued appropriations by Congress and termination.

         We supply products for various U.S. governmental civilian and military programs. A program generally is subject to congressional appropriations. Congress generally appropriates funds on a fiscal year basis even though a program may extend for several years. Consequently, programs are often only partially funded initially and additional funds are committed only as Congress makes further appropriations. U.S. governmental contracts and subcontracts under a program are subject to termination or adjustment if appropriations for such program are not available or change. In addition, U.S. governmental contracts generally contain provisions permitting partial or total termination, without prior notice, at the U.S. government's convenience as well as termination for default based on performance. Upon termination for convenience, we generally will be entitled to compensation only for products supplied and commitments completed at the time of termination. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders.

         Our financial performance is highly dependent on our procurement, performance, and payment under our U.S. governmental orders. The termination of one or more large contracts, whether due to lack of funding, for convenience, or otherwise, or the occurrence of delays, cost overruns and product failures in connection with one or more large contracts, could negatively impact our results of operations and financial condition. Furthermore, we cannot assure that we would be able to procure new U.S. government contracts to offset the revenues lost as a result of any termination of our contracts. Among the factors that could materially adversely affect our federal governmental contracting business are:

         o budgetary constraints affecting federal government spending generally, or defense and intelligence spending in particular, and annual changes in fiscal policies or available funding;

         o changes in federal governmental programs, priorities, procurement policies, or requirements;

         o new legislation, regulations, or governmental union pressures on the nature and amount of services the government may obtain from private contractors;

         o federal governmental shutdowns (such as during the government's 1996 fiscal year) and other potential delays in the governmental appropriations process; and

         o delays in the payment of our invoices by governmental payment offices due to problems with, or upgrades to, governmental information systems, or for other reasons.

These or other factors could cause federal governmental agencies, or prime contractors when we are acting as a subcontractor, to reduce their purchases under contracts, to exercise their right to terminate contracts, or to not exercise options to renew contracts, any of which could have a materially adverse effect on our business, financial condition, and results of operations.

         We may not be successful in obtaining the necessary licenses to conduct operations abroad, and Congress may prevent proposed sales to foreign governments.

         In order to sell many of our products outside of the U.S., we must first obtain licenses and authorizations from various governmental agencies. For certain sales of defense equipment and services to foreign governments, the U.S. Department of State must notify Congress at least 15 to 30 days, depending on the size and location of the sale, prior to authorizing these sales. During that time, Congress may take action to block the proposed sale. We cannot assure that we will continue to be successful in obtaining the necessary licenses or authorizations or that Congress will not prevent certain sales. Our inability to sell products outside of the U.S. could negatively impact our results of operations and financial condition.

         We enter into fixed-price contracts that could subject us to losses in the event that we have cost overruns.

         A significant portion of our contracts is entered into on a fixed-price basis. This allows us to benefit from cost savings, but we carry the burden of cost overruns. Because many of our contracts involve advanced designs and innovative technologies, we may experience unforeseen technological difficulties and cost overruns. If our initial estimates are incorrect, we can lose money on these contracts. In addition, some of our contracts have provisions relating to cost controls and audit rights, and if we fail to meet the terms specified in those contracts, then we may not realize their full benefits. Lower earnings caused by cost overruns and cost controls would have a negative impact on our results of operations.

         Our business could be adversely affected by a negative audit by the U.S. government.

         As a U.S. General Services Administration provider, we are subject to audits and investigations by U.S. governmental agencies. These agencies review a contractor's performance under its contracts, cost structure, and compliance with applicable laws, regulations, and standards. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or prohibition from doing business with the U.S. government. In addition, we could suffer serious harm to our reputation if allegations of impropriety were made against us.

         As a U.S. governmental contractor, we are subject to a number of procurement rules and regulation.

         Governmental contractors must also comply with specific procurement regulations and other requirements. These requirements, although customary in governmental contracts, increase our performance and compliance costs. For example, we are subject to the Federal Acquisition Regulations, which comprehensively regulate the formation, administration, and performance of federal governmental contracts, and to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. If these requirements change, our costs of complying with them could increase and reduce our margins. In addition, failure to comply with these regulations and requirements could result in reductions of the value of contracts, contract modifications or termination, and the assessment of penalties and fines, which could negatively impact our results of operations and financial condition. Our failure to comply with these regulations and requirements could also lead to suspension or debarment, for cause, from governmental contracting or subcontracting for a period of time. Among the causes for debarment are violations of various statutes, including those related to:

         o        procurement integrity;

         o        export control;

         o        governmental security regulations;

         o        employment practices;

         o        protection of the environment;

         o        accuracy of records and the recording of costs; and

         o        foreign corruption.

The termination of a governmental contract or relationship as a result of any of these acts could have a negative impact on our results of operations and financial condition and could have a negative impact on our reputation and ability to procure other governmental contracts in the future.

         We have entered, and expect to continue to enter, into strategic alliances and teaming, and other arrangements, and these activities involve risks and uncertainties.

         In the ordinary course of our business, we have entered, and expect to continue to enter, into certain strategic alliances and teaming and other business relationships with other firms to, among other things, expand our research and development, sales, and other capabilities; obtain required or preferred proprietary components; and support expansion of our portfolio of products and services. In some of these business arrangements, we may team up with one or more competitors. Some arrangements may involve foreign associates. These arrangements involve certain risks and uncertainties, including:

         o the risk of the other firm failing to satisfy its project performance and other contractual obligations, which may result in certain liabilities to us for our delivery guarantees and other commitments;

         o the challenges in achieving strategic objectives and other benefits expected from the business arrangement;

         o the risk of conflicts arising between us and other firms and the difficulty of managing and resolving such conflicts; and

         o the difficulty of managing or otherwise monitoring such business arrangements.

         We could be suspended or debarred from contracting with the federal government.

         We could be suspended or debarred from contracting with the federal government generally or any significant agency in the intelligence community or Department of Defense for, among other things, actions or omissions that are deemed by the government to be so serious or compelling that they affect our contractual responsibilities. For example, we could be debarred for committing a fraud or criminal offense in connection with obtaining, attempting to obtain, or performing a contract or for embezzlement, fraud, forgery, falsification, or other causes identified in applicable federal acquisition regulations. In addition, our reputation or relationship with the governmental agencies could be impaired. If we were suspended or debarred, or if our relationship or reputation were impaired, our business, financial condition, and results of operations could be materially adversely affected.

         We may not be able to implement our business plan effectively because the industries in which we operate are subject to fluctuations and other factors that are difficult to forecast.

         Our operating results may vary substantially due to factors that are difficult to forecast. Factors such as announcements of technological innovations or new products by us or our competitors, domestic and foreign general economic conditions, and the cyclical nature of the industries that we serve could cause substantial variations in our operating results. The newly emerging and expanding security surveillance industry that constitutes the principal market for our products is subject to substantial economic fluctuations due to changing demands for products and services, introduction of new products, and product obsolescence. Any future fluctuations arising from these or other conditions could have a materially adverse impact on our business, financial condition, and results of operations. We have experienced and expect to continue to experience significant fluctuations in our quarterly and annual operating results due to a variety of factors, including:

         o market acceptance of new and enhanced versions of our products;

         o        timing and shipment of significant orders;

         o        mix of products sold;

         o        length of sales cycles;

         o delays in component or subassembly shipments as well as other manufacturing delays and disruptions;

         o        completion of large projects;

         o        the level of backlog of orders;

         o        domestic and foreign general economic conditions; and

         o        demand in the markets that we serve.

Frequently, our net sales and operating results for a specific quarter will depend upon generating orders to be shipped in the same quarter in which the order is received. The failure to receive anticipated orders or delays in shipments near the end of a particular quarter, for example, due to unanticipated rescheduling or cancellations of shipments by our customers or unexpected manufacturing difficulties, may cause our net sales in a particular quarter to fall significantly below expectations, which could have a materially adverse effect on our business, financial condition, and results of operations for such quarter.

         A portion of our business is dependent upon obtaining and maintaining required security clearances.

         Some of our federal governmental contracts require our employees to maintain various levels of security clearances, and at our San Jose, California facility, we are required to maintain certain facility security clearances complying with federal governmental requirements. Obtaining and maintaining security clearances for employees involves a lengthy process, and it is difficult to identify, recruit, and retain employees that already hold security clearances. If our employees are unable to obtain or retain security clearances or if our employees that hold security clearances terminate employment with us, any customer whose work requires cleared employees could terminate its contract or decide not to renew its contract upon its expiration. In addition, we expect that some of the contracts on which we will bid will require us to demonstrate our ability to obtain facility security clearances and perform work with employees that hold specified types of security clearances. To the extent we are not able to obtain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively re-compete on expiring contracts.

         Our employees may engage in misconduct or other improper activities.

         We are exposed to the risk that employee fraud or other misconduct could occur. Misconduct by employees could include intentional failures to comply with federal governmental procurement regulations and failing to disclose unauthorized activities to us. Employee misconduct could also involve the improper use of our customers' sensitive or classified information, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses.

Risk Factors Relating to Control by Certain Stockholders; Impediments to Change of Control

         Our officers and directors will continue to control us following this offering.

         Following the completion of this offering, the principal stockholders and our executive officers and directors will collectively beneficially own approximately 61.3% of our common stock. See "Principal Stockholders." Accordingly, by virtue of their ownership of shares, the stockholders referred to above acting together may effectively have the ability to influence significant corporate actions. Such actions include the election of our directors and the approval or disapproval of certain fundamental corporate transactions, including mergers, the sale of all or substantially all of our assets, liquidation, and the adoption or amendment of provisions in our articles of incorporation and bylaws. Such actions could delay or prevent a change in our control. See "Principal Stockholders" and "Description of Securities." In addition, the Nevada Revised Statutes restrict certain business combinations with interested stockholders, and our articles of incorporation contain provisions that may discourage, delay, or prevent a third party from acquiring control of the company by means of a tender offer, a proxy contest for a majority of the board of directors, or otherwise. See "Description of Securities--Certain Article and Bylaw Provisions."

         There is no established trading market for our securities, and such a market may never develop, which would mean that investors might be unable to sell our securities.

         There is currently no public market for our common stock. No one has committed to commence a trading market, and we cannot assure a public market will ever develop. If such a market does develop, our common stock may never trade at or above the offering price.


                           FORWARD-LOOKING STATEMENTS

         This prospectus contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by use of the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements.

         Readers of this document are cautioned that any forward-looking statements, including those regarding us or our management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans, or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties.

         The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors detailed in this document. The forward-looking statements included in this document are made only as of the date of this document.


                              NO NET PROCEEDS TO US

         We will not receive any proceeds from the disposition of the shares of common stock by the selling stockholders or their transferees.


                         DETERMINATION OF OFFERING PRICE

         There is currently no established trading market for our common stock. Each selling stockholder and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares privately or on or through the over-the-counter market as quoted on an interdealer quotation medium, such as the Pink Sheets or the OTC Bulletin Board, or any other trading facility on which the shares may be quoted or traded if our common stock ever becomes eligible to be quoted or traded on such trading facility and we seek to have our common stock quoted or traded on such facility. These sales may be at fixed prices or negotiated prices, as determined by the selling stockholder, and may change during the offering.

                              SELLING STOCKHOLDERS

         This prospectus relates to the resale of 3,700,600 shares of our common stock by the selling stockholders, none of whom is an executive officer, director, principal stockholder, or other affiliate. Each of the selling stockholders obtained beneficial ownership of the common stock being offered for resale by it pursuant to this prospectus in one of the following transactions:

         o On December 14, 2005, we sold in private transactions an aggregate of 2,800,000 shares of common stock at $1.00 per share to nonaffiliates, all of which are to be offered pursuant to this prospectus.

         o On December 14, 2005, in connection with the issuance of common stock to acquire all of the outstanding equity ownership interests of RVision and Custom Federal, we issued an aggregate of 300,000 shares to four unaffiliated persons that provided business, operating, and related financial advisory services to the constituents prior to the completion of the transaction valued at $300,000. All of the foregoing shares are to be offered pursuant to this prospectus, including 10,000 shares issued to Terrell W. Smith, then an officer and director.

         o Immediately following the issuance of common stock to acquire all of the outstanding equity interests of RVision and Custom Federal on December 14, 2005, six persons, including two persons who were then officers and directors and their affiliates, purchased an aggregate of 497,000 shares and 15,000 shares of our common stock received by Gregory Johnston, our president and chairman, and Arie Levinkron, an executive officer and principal stockholder, respectively, at $1.00 per share. Of the foregoing, 324,300 shares purchased by nonaffiliates are to be sold pursuant to this prospectus.

         o In November 2005, prior to the consolidation of RVision and Custom Federal into Eagle Lake, we issued an aggregate of 110,800 shares, after giving effect to the 1-to-0.4 reverse split effected immediately preceding the consolidation, including 27,000 shares issued to Howard S. Landa, our then-chairman and president, in consideration of the cancellation by the recipients of options to purchase an aggregate of 700,000 shares of our common stock at $3.00 per share. Of the foregoing, 83,800 shares issued to nonaffiliates and their transferees are to be offered pursuant to this prospectus.

         o In February and March 2006, in separate, private, negotiated transactions, we issued an aggregate of 92,500 shares of common stock valued at $1.00 per share to three suppliers of our raw materials, components, and subassemblies in consideration of a $50,000 cash payment and $42,500 credit at $1.00 per share against our obligations to them and in recognition of their strategic significance to us in our ongoing business and their previous forbearance from collecting overdue accounts payable. These shares are to be offered pursuant to the prospectus.

         o In April 2006, we sold 100,000 shares of restricted common stock for $1.00 per share, or $100,000, in a private transaction to an unrelated person. These shares are to be offered pursuant to the prospectus.

         The table below sets forth specified information during the 60 days preceding the date of this prospectus that we received from the respective named selling stockholders:

         o the name of each beneficial owner of the common stock registered for resale pursuant to this prospectus;

         o the number of shares of common stock that each selling stockholder beneficially owns as of such date;

         o the number of shares of common stock that may be sold pursuant to this prospectus;

         o the number of shares to be beneficially owned by each selling stockholder, assuming the sale of all of the shares of common stock offered herby; and

         o by footnote, any relationship of such selling stockholder with us or any of our predecessors or affiliates within the past three years, other than that of being a stockholder, and to our knowledge, details regarding any affiliation or association of any selling stockholder with a securities broker dealer.

The table also provides certain information concerning the resale of shares of common stock by the selling stockholders and assumes that all shares offered by the selling stockholders will be sold. We will not receive any proceeds from the resale of the common stock by the selling stockholders:

                                                                                   Common Stock
                                                               -----------------------------------------------------
                                                                  Beneficially                      Beneficially
                                                                      Owned                            Owned
                                                                 Before Offering                   After Offering
                                                               --------------------   Number    --------------------
                     Selling Stockholder                          Number      %     To Be Sold    Number       %
                     -------------------                          ------     ---    ----------    ------      ---
Craig Allen                                                         2,400     *            2,400        --    --
Nieves Balague and Romina Kelly(1)                                 50,000     *           50,000        --    --
Byron B. Barkley                                                   50,000     *           50,000        --    --
Andrew Bebbington                                                  17,600     *            3,600    14,000     *
Joseph E. Bernolfo III                                            100,000     *          100,000        --    --
Baylor Biederman, Paul Keller, Custodian(2)                         2,500     *            2,500        --    --
Chandler Biederman, Paul Keller, Custodian(2)                       2,500     *            2,500        --    --
Cole Biederman, Paul Keller, Custodian(2)                           2,500     *            2,500        --    --
Madison Biederman, Paul Keller, Custodian(2)                        2,500     *            2,500        --    --
David Cannon                                                       15,000     *           15,000        --    --
Chachas Land Co., Inc.(3)                                          25,000     *           25,000        --    --
George G. Chachas SEP IRA(3)                                       25,000     *           25,000        --    --
George G. Chachas Trust, George C. Chachas Trustee(3)              25,000     *           25,000        --    --
Lane Clissold                                                      25,000     *           25,000        --    --
David S. Coleman                                                   25,000     *           25,000        --    --
Richard V. Denton                                                  26,300     *           12,500    13,800     *
The Dough-Hunters(4)                                               50,000     *           50,000        --    --
Robert Freiheit, Robert Freiheit IRA(5)                           116,800     *          103,600    13,200     *
Gary I. Furukawa                                                  250,000    1.5%        250,000        --    --
E. Barney Gesas(6)                                                340,000    2.1          12,000   328,000   2.0%
Richard G. Hock(7)                                                122,000     *          100,000    22,000     *
Ramer B. Holtan Jr.                                                80,000     *           80,000        --    --
Kurtis D. Hughes                                                   14,000     *           11,500     2,500     *
Paul W. Hutchinson II                                              30,000     *           30,000        --    --
JES Holdings LLC(8)                                                69,600     *           46,000    23,600     *
David C. Johnson                                                   70,000     *           50,000    20,000     *
Ronald Dennis Kadziel(9)                                           20,000     *           20,000        --    --
Jim M. Katsanevas(10)                                             289,700    1.7         279,300    10,400     *
Ralph A. Kelly and Charlene A. Kelly                               50,000     *           50,000        --    --
Steve Kircher                                                      40,000     *           40,000        --    --
Joe Kowal                                                         128,000     *          100,000    28,000     *
John Landon                                                        20,000     *           20,000        --    --

                                       16

                                                                                   Common Stock
                                                               -----------------------------------------------------
                                                                  Beneficially                      Beneficially
                                                                      Owned                            Owned
                                                                 Before Offering                   After Offering
                                                               --------------------   Number    --------------------
                     Selling Stockholder                          Number      %     To Be Sold    Number       %
                     -------------------                          ------     ---    ----------    ------      ---
Andrew Chin-Wing Law                                               50,000     *           50,000        --    --
Stephen D. Lipkin                                                  25,000     *           25,000        --    --
James McCarthy                                                     11,600     *           10,000     1,600     *
MIJEMKA(11)                                                        78,000     *           70,000     8,000     *
James W. Newman                                                    50,000     *           50,000        --    --
John H. Newman                                                      7,000     *            5,000     2,000     *
Louis Nichols                                                      20,000     *           20,000        --    --
William G. Palmer                                                  29,600     *           20,000     9,600     *
Puff and Duff Limited Partnership(16)                              29,000     *           25,000     4,000     *
Kent Rainey                                                        50,000     *           50,000        --    --
Debra N. Reilly                                                     5,000     *            5,000        --    --
Barney Rosenblatt Family Trust, Brock Rosenblatt Trustee(12)       20,000     *           20,000        --    --
Brock Rosenblatt(12)(13)                                           54,000     *            5,000    49,000     *
Jeffrey Rosenblatt(14)                                             54,000     *            5,000    49,000     *
Stacy Rosenblatt(14)                                               54,000     *            5,000    49,000     *
Steven Runolfson                                                   20,000     *           10,000    10,000     *
Leslie M. Crouch Separate Property Trust, Leslie M. Crouch                                     0
Trustee(15)                                                       112,700     *          100,00     12,700     *
Margaret Siegel                                                    70,000     *           50,000    20,000     *
SJB Investments LLC(13)(14)                                        27,000     *           15,000    12,000     *
Donald E. Smith 401(k) profit sharing(16)                          19,000     *           15,000     4,000     *
Terrell W. Smith(17)                                              346,650    2.1         220,800   125,850     *
Trenton Staley                                                     15,000     *           15,000        --    --
Steve Strasser                                                    254,600    1.6         237,400    17,200     *
Stephen Swindle                                                    28,000     *           20,000     8,000     *
Domenick and Barbara Treschitta(18)                               135,000     *          132,400     2,600     *
 Jon Unger                                                         26,600     *           25,000     1,600     *
Venshar Inc.(6)(19)                                               340,000    2.1         261,600    78,400     *
William M. Wirthlin                                                57,500     *           57,500        --    --
Chad Martin Wittman                                                50,000     *           50,000        --    --
Cody C. Yount Trust(20)                                            50,100     *           50,000       100     *
Austin W. Yount Trust(20)                                          50,100     *           50,000       100     *
Larry K. Yount and Gail R. Yount(21)                              155,300     *          150,000     5,300     *
Robyn P. Yount Trust(20)                                           50,100     *           50,000       100     *
RRY Real Estate, LLC(21)                                           50,000     *           50,000        --    --
Tatum S. Yount Trust(20)                                           50,100     *           50,000       100     *
Steven D. Zimmer and Doris Marie Zimmer                           115,000     *          115,000              --
                                                                                       ---------
                                                                                       3,700,600

---------------------
*Less than 1%.

(1)  Romina Kelly is the spouse of Brian M. Kelly, our president and a director.
(2)  Paul Keller is the custodian of shares for his named minor grandchildren.
(3)  Entities controlled by and for the benefit of George G. Chachas.
(4)  An investment entity of Scott C. Sharp.
(5) Includes shares owned of record by Robert Freiheit, Fiserv ISS & Co. IRA for the benefit of Mr. Freiheit, and First Trust Corporation, Trustee for Mr. Freiheit.
(6) E. Barney Gesas and Nancy Gesas are spouses. Includes 66,400 shares held by Nancy Gesas. Nancy Gesas is an executive officer of Venshar, Inc., which owns 340,000 shares.
(7) Mr. Hock is the trustee of the RGH Profit Sharing Plan. Includes 2,400 shares held by Mr. Hock's spouse, 75,000 shares held by the RGH Profit Sharing Plan, and 10,000 shares held by the RGH Employee Benefit Plan.
(8)  Managed by Christopher Landa, the adult child of Howard S. Landa.
(9) Consists of 10,000 shares owned by Ronald D. Kadziel and 10,000 shares owned by Kakes and B-Boys, LLC, which he manages.

(10) Consists of 219,700 shares owned by Jim M. Katsanevas and 70,000 shares owned by his affiliate, Eagle Acceptance Company, Inc.
(11) Michael H. Bourne is the managing partner of this stockholder.
(12) Brock Rosenblatt is the trustee of the Barney Rosenblatt Family Trust for the benefit of Brock, Jeffrey and Stacy Rosenblatt.
(13) SJB Investments LLC is managed by Stacy Rosenblatt and Brock Rosenblatt.
(14) Jeffrey Rosenblatt has a beneficial interest in SJB Investments LLC.
(15) Includes 12,700 shares owned by Leslie M. Crouch directly.
(16) Profit sharing plan of Magic Valley Women's Health Clinic PLLC. Donald E. Smith is also a principal in Puff and Duff Limited Partnership, so each may be deemed the beneficial owner of 19,000 shares owned by Donald E. Smith's profit sharing account and 29,000 shares in the name of Puff and Duff Limited Partnership.
(17) Consists of 24,000 shares in the name of Mr. Smith's IRA, 218,000 shares in the name of his family company, TATS, A Limited Liability Company, and 104,650 shares in the name of Pamplona, Inc.
(18) Barbara Treschitta and Domenick Treschitta are spouses. Consists of 65,000 shares owned by Domenick, 50,000 shares owned by Barbara, and 20,000 shares held jointly by Domenick and Barbara Treschitta.
(19) Owned and controlled by Robert Sharp and Nancy Gesas.
(20) Robyn P. Yount is the trustee of separate trusts for himself and his children.
(21) Larry K. Yount is the manager of RRY Real Estate, LLC.


                              PLAN OF DISTRIBUTION

         Each selling stockholder and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. The selling stockholders may offer their shares in transactions at fixed or negotiated prices. We intend to encourage a securities broker-dealer to apply on Form 211 to quote our stock in the Pink Sheets or, concurrent with the date of the prospectus, on the OTC Bulletin Board, but we cannot assure when or whether this application will be cleared or that, if cleared, quotations of our common stock will commence on any trading facility or will result in the development of a viable trading market for our shares sufficient to provide stockholders with the opportunity for liquidity. Sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately-negotiated transactions;

         o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

         o agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         o        a combination of any such methods of sale; or

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown not in excessive amounts.

         In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions, and markups that, in the aggregate, would exceed 8%.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.


                                   MANAGEMENT

         All of the directors will serve until the next annual meeting of stockholders or until their earlier death, retirement, resignation, or removal. Executive officers serve at the discretion of the board of directors and are appointed to serve until the first board meeting following the annual meeting of stockholders.

         The following table sets forth the name, age, and position of each of our current directors and executive officers:

        Name                  Age                Title
---------------------------- ---- ----------------------------------------------

Gregory E. Johnston           53  Chairman of the Board of Directors, Chief
                                  Executive Officer, and Chief Technical Officer
Brian M. Kelly                38  President, Chief Operating Officer, and
                                  Director
Arie Levinkron                57  Senior Vice President, Mechanical Engineer
Ernest T. Cammer III (Trey)   42  Senior Vice President, Sales and Integration
James E. Powell               57  Interim Chief Financial Officer
William P. Crowell            65  Director
John A. Gordon                59   Director
Howard S. Landa               58  Director

Executive Officers and Directors

         Gregory E. Johnston founded RVision in February 1998 and is the inventor and product developer of our principal products and systems, including SEE, PUMP, LOOK, and Patrol CCTV vision systems. He designed, integrated, and tested the mobile pan/tilt/zoom video system. When Mr. Johnston was the general manager of Lumisys, Inc., CCD Products Division, Sunnyvale, California, from March 1995 to February 1998, he was responsible for development and marketing the introduction of Lumisys' first charge coupled device x-ray film digitizer based on scanning and digitizing technology developed by X-Ray Scanner Corporation, Torrance, California, founded by Mr. Johnson and acquired by Lumisys in March 1995. As founder of X-Ray Scanner in September 1987, Mr. Johnston created a photoelectric control method for a charge coupled device/metal oxide silicon photo detector array with expanded dynamic range for digitizing medical x-ray files, which was incorporated into approximately 4,500 medical x-ray scanners that X-Ray Scanner marketed and supported worldwide. Mr. Johnston also adapted this scanning technology for portable and military applications. At various defense and research divisions of Northrop, Newberry Park, Palos Verdes, and Fullerton, California, he was principally engaged in the invention and development of imaging, processing, and controlling systems. He received his B.S. in electrical engineering at the University of Michigan at Ann Arbor and did postgraduate course works in Kalman filtering and infrared instrument and imaging design.

         Brian M. Kelly founded Custom Federal, Inc., San Diego, California, a systems integration and installation company, in October 2003, to design, integrate, and install surveillance/security systems for critical infrastructure, principally for the Department of Defense, Department of Justice, and the Department of Homeland Security. In November 1996, he founded and has been an officer and director of Industrial Security Alliance Partners, Inc. (ISAP), San Diego, California, an original equipment manufacturer of infrared security cameras. He has a 10-year background in mid-wave and long-wave infrared electro-optics and initiated the development of the ISAP camera line. He majored in business administration at University of Redlands, Redlands, California.

         Arie Levinkron, with 30 years of experience with mechanical design of military and commercial equipment, is responsible for the engineering and mechanical design of our products. For the last five years, Mr. Levinkron has been an employee of RVision. Mr. Levinkron served three years of military service in the Israeli Army, from July 1968 to July 1971.

         Ernest T. Cammer III formed General Signal and Vision, LLC, Hanahan, South Carolina, in April 2002 to offer security system consulting and design services to industrial and commercial customers. In October 2003, he and Brain Kelly formed and funded Custom Federal, where he served as chief technical officer and project manager for all installations of video surveillance systems. From January 1999 through March 2003, Mr. Cammer was director of sales for W.H. Platts Co., Charleston, South Carolina. Beginning August 1996, Mr. Cammer was senior electronic technician with Penn Central Technical Security Company, Charleston, South Carolina, and after it was purchased by Vitro Corporation, Charleston, South Carolina, until September 1989. From April 1990 to July 1998 he served successively as engineer technologist, field engineer, and director of commercial sales with Management Systems Applications, Inc., Hanahan, South Carolina, which installed and managed security systems for the U.S. Navy and Marine Corps in various locations around the world. Mr. Cammer graduated from Nielsen Electronics Institute, Charleston, South Carolina, after attending the College of Charleston, South Carolina.

         James E. Powell has been our accounting manager since October 2003 and is our current interim chief financial officer. Since April 2000, Mr. Powell has been a professor teaching a variety of business courses at DeAnza College in Cupertino, California. Mr. Powell became a licensed certified public accountant in November 1980 and has maintained his own certified public accounting practice since that time. In the course of his accounting practice, Mr. Powell has served as a business and spreadsheet consultant to the United States Army's Fort Ord, the City of San Jose Arson Division, the Office of the Mayor of the City of San Jose, Comerica Bank, the United States Post Office, Pebble Beach Resorts, local San Jose area certified public accounting firms, and a host of other smaller entities. Mr. Powell earned a B.S. in accounting and business administration in June 1974.

         William P. Crowell is an independent consultant specializing in information technology and intelligence systems. He is a director of Broadware Technologies, Inc., Santa Clara, California, an Internet streaming-video company, a director of ArcSight, Inc., Cupertino, California, an enterprise security management software company, and a director of Narus, Mountain View, California, a software company specializing in Internet protocol telecommunications infrastructure products. Since March 2004, he has been a member of the SafeNet, Inc. Federal Advisory Board. In July 2003 he was appointed to the Unisys Corporate Security Advisory Board (now the Security Leadership Institute) to address emerging security issues and best practices. In September 2003, he joined the Advisory Board at ChoicePoint, Alpharetta, Georgia, a data aggregation company. Mr. Crowell served as president and chief executive officer of Cylink Corporation, Santa Clara, California, a leading provider of e-business security solutions from November 1998 to February 2003, when Cylink was acquired by SafeNet, Inc., Baltimore, Maryland, a virtual private network technology and product company. Mr. Crowell came to Cylink from the National Security Agency, where he held a series of senior positions between July 1990 and September 1997, including Deputy Director of Operations and the Deputy Director of the National Security Agency. Since April 1999, Mr. Crowell has served on the President's Export Council (PEC) or its subcommittees, which advise the administration on trade and export policy. In March 2001, the

Secretary of Defense appointed Mr. Crowell to a federal advisory committee that conducted a comprehensive review of the U.S. Nuclear Command and Control System. Since September 2001, he has served on the Markle Foundation Task Force on National Security in the Information Age, which published two studies on homeland security and information sharing, the Defense Advanced Research Projects Agency (DARPA) Task Force on Terrorism and Deterrence, the National Research Council Committee on Science and Technology for Countering Terrorism:
Panel on Information Technology, and the Silicon Valley Blue Ribbon Task Force on Aviation Security and Technology. Mr. Crowell's professional career has focused on network and information security issues.

         General John A. Gordon, USAF (Ret.) served from June 2002 to June 2004 in the White House as the President's homeland security advisor and assistant to the President where he was responsible for the overall performance and coordination of cabinet agencies' work on homeland security issues. Prior to serving as homeland security advisor, General Gordon also served as the National Director and Deputy National Security Advisor for combating terrorism. Prior to joining the White House team, General Gordon was confirmed as Undersecretary of Energy and became the first administrator of the National Nuclear Security Administration, which was created by Congress to manage the entire U.S. nuclear weapons program. General Gordon retired from the Air Force in June 2000 after a 32-year career. Prior to retirement, General Gordon served as the Deputy Director of the Central Intelligence Agency and Associate Director of Central Intelligence for Military Support. General Gordon's Air Force career included important assignments as an operational commander of the 90th Strategic Missile Wing and a tour on the National Security Council focusing on defense and arms control. General Gordon later became Deputy Undersecretary of Defense for policy and served as the Director of Operations for the Air Force Space Command and as the Special Assistant to the Chief of Staff of the Air Force for strategic planning. General Gordon entered the Air Force through the Reserve Officer Training Corps and earned a B.S. in physics from the University of Missouri. He also holds an M.S. in physics from the U.S. Naval Postgraduate School in Monterey, California, and an M.A. in business administration from New Mexico Highlands University. He is a retired four-star general.

         Howard S. Landa was the president of Eagle Lake Incorporated from January 2000 until the completion of the consolidation on December 14, 2005. Since his retirement from the private practice of law in Salt Lake City, Utah, in 1999, Mr. Landa has managed his personal and family investments. Mr. Landa holds a B.S. in political science from the University of Utah, a J.D. from Hastings College of Law, and an L.L.M. in taxation from New York University.

Key Employees

         Linden Livoni has extensive experience managing high-technology systems and product development programs from concept through manufacturing for diverse applications including medical imaging, process control, high-resolution imaging, displays, vision, and laser scanning products. As the Senior Director of Engineering at PowerFile Inc., Santa Clara, California, from September 2003 to September 2005, he was responsible for product engineering, product documentation, and manufacturing engineering, including management of contract manufacturing operations in China. From March 2000 to February 2001, he was the vice president of engineering for Diamond Systems Corp., Palo Alto, California, then Newark, California, a manufacturer and supplier of products for industrial computer applications. Mr. Livoni was the vice president of engineering for Lumisys, Inc., Sunnyvale, California, from January 1993 to February 1999 where he adapted a series of lightweight desktop models into floor-mounted laser-based film digitizers. Mr. Livoni earned his B.S. in computer science from California State University at Chico, California.

         Jim Bowlby. Mr. Bowlby has over 25 years of intensive scientific development and project management. He was chief technology officer for Woodside Technology Group, 2002-2003. He developed intellectual property for the group including the development of detailed simulations using thermodynamic properties of oligonucleotides. In 2001 he started the Bioinformatics Group for a genomics-based, biotechnological and biopharmaceutical company focused on developing biological products and understanding diseases prevalent in the Asia Pacific region His issued and provisional patent applications and publications include nonlinear charge coupled device, direct paper marking technology, DNA analysis methods, quantitative gene expression, site-directed mutagenesis, complimentary DNA enrichment, direct haplotyping, tsunami chain reaction, and Methylated DNA detection. He has been consulting with RVision for a number of years and has assisted Mr. Johnston on patents obtained by RVision and the engineering of customized products for several of its important customers. Mr. Bowlby holds an M.A. in Physics, an A.B. in physics, and an A.B. in mathematics from the University of California, Berkeley. He completed the Computer Science School for the U.S. Marine Corp.

         Larry R. Hubble. Mr. Hubble acted as an independent consultant for Datacube in 2003-2004 and completed development of the MP4X4 product, a special purpose system designed to handle and capture an independent Mpeg system transport streams that RVision licensed in 2005. He has been acting as a consultant for RVision for the last 15 months, where he has helped develop and test a demonstration system for object identification and handoff between multiple cameras, a demonstration system for weapon security, and for range-limited track and hold. He holds a B.S. in physics, a B.S. in mathematics, and an M.S. in computer science all from Oregon State University.

Executive Compensation

         Summary Compensation

         The following table sets forth, for the last three fiscal years, the annual and long-term compensation earned by, awarded to, or paid to any person who was our chief executive officer during the preceding fiscal year and each of our other highest compensated executive officers earning more than $100,000 during the last fiscal year (the "Named Executive Officers"):

                                                                                         Long-term Compensation
                                                                                   ------------------------------------
                                                       Annual Compensation                 Awards             Payouts
                                             ------------------------------------- ------------------------ -----------
                (a)                  (b)         (c)          (d)         (e)         (f)         (g)          (h)          (i)
                                                                                               Securities
                                                                         Other                  Under-
                                                                        Annual      Restricted   lying                    All Other
                                   Year                                 Compen-       Stock     Options/       LTIP        Compen-
        Name and Principal         Ended       Salary                    sation      Award(s)     SARs        Payouts      sation
             Position              Dec. 31       ($)        Bonus ($)     ($)         ($)       (no.)(1)        ($)          ($)
 -------------------------------- ---------- ------------- ---------- ------------ ----------- ------------ ----------- ------------
 Gregory E. Johnston, Chairman(2)    2005      $316,169         --    $101,049(3)       --       425,000        --      $  10,787(4)
   Chief Executive Officer           2004       316,450         --       3,461(5)       --            --        --          2,073(4)
   Chief Technical Officer           2003       200,940         --          --          --            --        --             --

 Howard S. Landa, Director(6)        2005            --         --          --          --       150,000        --             --
   Chief Executive Officer           2004            --         --          --          --            --        --             --
                                     2003            --         --          --          --            --        --             --

 Brian M. Kelly, Director            2005      $132,000         --          --          --       925,000        --             --
   President and                     2004       110,000         --          --          --            --        --             --
   Chief Operating Officer           2003            --         --          --          --            --        --             --

 Arie Levinkron                      2005      $108,823         --          --          --       425,000        --             --
   Senior Vice President,            2004       124,864         --          --          --            --        --             --
   Mechanical Engineering            2003        83,500         --          --          --            --        --             --

                                                               23

                                                                                         Long-term Compensation
                                                                                   ------------------------------------
                                                       Annual Compensation                 Awards             Payouts
                                             ------------------------------------- ------------------------ -----------
                (a)                  (b)         (c)          (d)         (e)         (f)         (g)          (h)          (i)
                                                                                               Securities
                                                                         Other                  Under-
                                                                        Annual      Restricted   lying                    All Other
                                   Year                                 Compen-       Stock     Options/       LTIP        Compen-
        Name and Principal         Ended       Salary                    sation      Award(s)     SARs        Payouts      sation
             Position              Dec. 31       ($)        Bonus ($)     ($)         ($)       (no.)(1)        ($)          ($)
 -------------------------------- ---------- ------------- ---------- ------------ ----------- ------------ ----------- ------------
 Ernest T. Cammer III                2005     $ 104,000         --          --          --       425,000        --              --
   Senior Vice President,            2004        90,000         --          --          --            --        --              --
   Sales and Integration             2003            --         --          --          --            --        --              --

--------------------
(1)  Options granted pursuant to 2005 Long-term Incentive Plan.
(2) Positions in RVision prior to the consolidation on December 14, 2005, and in our consolidated companies thereafter.
(3) Includes $67,242 we advanced to Mr. Johnston in 2004. The receivable did not bear interest and had no due date. During 2005, the receivable was settled by charging the amount of the receivable to Mr. Johnston as compensation. Also includes an aggregate of $22,159 in automobile lease payments and an aggregate of $11,648 in automobile costs paid on behalf of Mr. Johnston in 2005.
(4) During 2005 and 2004, we paid medical expenses of Mr. Johnston aggregating $10,787 and $2,073, respectively.
(5) During 2004, we paid an aggregate of $3,461 in automobile oil and fuel costs on behalf of Mr. Johnston.
(6) Chief executive officer of Eagle Lake prior to the consolidation on December 14, 2005; and director of the consolidated companies thereafter.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to our Named Executive Officers:

                                                         Individual Grants
--------------------------------------------------------------------------------------------------------------------
               (a)                         (b)                  (c)             (d)                   (e)
                                         Number of          Percent of
                                        Securities        Total Options/
                                        Underlying         SARs Granted      Exercise or
                                       Options/SARs        to Employees       Base Price           Expiration
              Name                      Granted (#)       in Fiscal Year      ($/share)               Date
----------------------------------  ------------------  -----------------  ---------------  ------------------------
Gregory E. Johnston*                      85,000(1)            3.2%            $1.50               12/14/12
                                          85,000(2)            3.2              2.25               12/14/12
                                          85,000(3)            3.2              3.00               12/14/12
                                          85,000(4)            3.2              3.75               12/14/12
                                          85,000(5)            3.2              4.50               12/14/12
                                       ------------          -----
                                         425,000              16.1

Howard S. Landa(6)                       150,000(7)            5.7              1.50               12/14/10

Brian M. Kelly*                          185,000(1)            7.0              1.50               12/14/12
                                         185,000(2)            7.0              2.25               12/14/12
                                         185,000(3)            7.0              3.00               12/14/12
                                         185,000(4)            7.0              3.75               12/14/12
                                         185,000(5)            7.0              4.50               12/14/12
                                         ----------          -----
                                         925,000              35.0

Arie Levinkron*                           85,000(1)            3.2              1.50               12/14/12
                                          85,000(2)            3.2              2.25               12/14/12
                                          85,000(3)            3.2              3.00               12/14/12
                                          85,000(4)            3.2              3.75               12/14/12
                                          85,000(5)            3.2              4.50               12/14/12
                                       ------------          -----
                                         425,000              16.1

                                       24

                                                         Individual Grants
--------------------------------------------------------------------------------------------------------------------
               (a)                         (b)                  (c)             (d)                   (e)
                                         Number of          Percent of
                                        Securities        Total Options/
                                        Underlying         SARs Granted      Exercise or
                                       Options/SARs        to Employees       Base Price           Expiration
              Name                      Granted (#)       in Fiscal Year      ($/share)               Date
----------------------------------  ------------------  -----------------  ---------------  ------------------------
Ernest T. Cammer III*                     85,000(1)            3.2              1.50               12/14/12
                                          85,000(2)            3.2              2.25               12/14/12
                                          85,000(3)            3.2              3.00               12/14/12
                                          85,000(4)            3.2              3.75               12/14/12
                                          85,000(5)            3.2              4.50               12/14/12
                                       ------------          -----
                                         425,000              16.1

---------------
* This table excludes up to 1,210,000 additional shares that may be issued under the consolidation agreement for the acquisition of RVision and Custom Federal if certain gross margin levels are reached by December 31, 2006, including 800,000 of such shares that may be issued to the former RVision owners that are treated for accounting purposes as options.

(1) Vest on a monthly basis over first year, contingent on continuing association with us.
(2) Vest on a monthly basis over second year, contingent on continuing association with us.
(3) Vest on a monthly basis over third year, contingent on continuing association with us.
(4) Vest on a monthly basis over fourth year, contingent on continuing association with us.
(5) Vest on a monthly basis over fifth year, contingent on continuing association with us.
(6) Excludes noncompensatory options to purchase an aggregate of 20,000 shares at $1.50 per share granted to Mr. Landa's wife.
(7)  Vest immediately.

          Each of the above options is exercisable by payment of the exercise price in cash. The options expire 30 days after termination for cause (as defined), three months after termination of service for any other reason, 12 months after termination in the case of disability or death. Optionees may authorize the application of the amount by which the fair market value of options exceeds the exercise price to the satisfaction of the income tax withholding obligation related to the exercise.

          In February 2006, we issued options to purchase 75,000 shares of common stock to Howard S. Landa, a director, at an exercise price of $1.50 per share, expiring February 2011.

Aggregate Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR
Values

         The following table sets forth information respecting the exercise of options and SARs during the last completed fiscal year by the Named Executive Officers and the fiscal year-end values of unexercised options and SARs:

      (a)                         (b)            (c)                     (d)                          (e)
                                                                                                   Value of
                                                                                                  Unexercised
                                 Shares                          Number of Securities             In-the-Money
                                Acquired                        Underlying Unexercised            Options/SARs
                                  on            Value           Options/SARs at Fiscal       at Fiscal Year-End ($)
                                Exercise       Realized              Year-End (#)                 Exercisable/
      Name                        (#)            ($)           Exercisable/Unexercisable          Unexercisable
------------------------------ ----------- ---------------- -------------------------------- -----------------------
Gregory E. Johnston                --            --                   --/425,000                      n/a
Howard S. Landa(1)                 --            --                   150,000/--                      n/a
Brian M. Kelly                     --            --                   --/925,000                      n/a
Arie Levinkron                     --            --                   --/425,000                      n/a
Ernest T. Cammer III               --            --                   --/425,000                      n/a

---------------
(1) Excludes noncompensatory exercisable warrants to purchase 20,000 shares at $1.50 per share owned by Mr. Landa's wife. We issued Mr. Landa options to purchase 75,000 additional shares in February 2006.

Directors' Compensation

         We compensate our outside directors with grants of stock options. On becoming a director, we grant each outside director five-year options to purchase 150,000 shares of our common stock, exercisable immediately. Annually thereafter, we grant outside directors five-year options to purchase a number of shares determined by dividing $75,000 by the market price for the stock, but in no event are they granted less than 15,000 shares (as adjusted for stock splits, combinations, recapitalizations, and the like). Under this arrangement, in February 2006, we granted options to purchase 150,000 and 75,000 shares to John
A. Gordon and Howard S. Landa, respectively, at $1.50 per share. The exercise price of this annual grant is equal to the market price immediately preceding the date of the grant. We do not pay any separate compensation to employees that serve on the board of directors.

         Our two directors that are also executive officers did not receive any additional compensation for their services as directors during the fiscal year ended December 31, 2005, as noted above.

Employment Agreements, Termination of Employment, and Change in Control

         On August 30, 2005, we entered into Employment Agreements with Gregory
E. Johnston, Brian M. Kelly, Arie Levinkron, and Ernest T. Cammer that provide for continued service in their current capacities for a period of five years, effective on December 14, 2005, and concluding on December 14, 2010. The agreements provide for base salaries and participation in bonus plans at the discretion of our board of directors as well as participation in other employee benefit plans that are consistent with and similar to such plans provided to our employees generally. The agreements also provide for minimum annual bonuses of $50,000 in the cases of Gregory Johnston and Brian Kelly. Currently, the annual salaries of the foregoing are $250,000 for Gregory Johnston and Brian Kelly, $160,000 for Arie Levinkron, and $150,000 for Ernest T. Cammer. Messrs. Johnston and Kelly have agreed to defer the payment of $50,000 of such base salary until the earlier of December 31, 2006, or such time as we have received proceeds from the sale of a minimum of $12,000,000 in equity securities. Messrs. Johnston, Kelly, Levinkron, and Cammer have also agreed to certain confidentiality and noncompetition provisions. In the event their employment is terminated by us not upon their death or disability and in a manner other than "for cause" or by the employee "for good reason," the employee is entitled to receive all amounts already accrued to him, the continuation of his base salary for 24 months, full acceleration of all vesting of options, and other benefits including equity liquidity, which could consist of the company transferring or making available up to a maximum of $1,750,000 (to be determined by employee) in exchange for shares of our common stock held by the employee. The agreements also provide payment provisions in the event of the employee's death or disability. We pay James Powell on a contract basis at the rate of $75 per hour for services on our behalf.

         We maintain life insurance on the lives of Messrs. Johnston and Kelly in the amount of $2,000,000 each and Messrs. Levinkron and Cammer in the amount of $1,000,000 each.

Equity Compensation Plans

         Information about our equity compensation plans as of the end of our most recent fiscal year is set forth as follows:

                                                         Number of            Weighted
                                                      securities to be        average         Number of securities
                                                        issued upon       exercise prices     available for future
                                                        exercise of        of outstanding     issuance under equity
                                                        outstanding           options,         compensation plans
                                                     options, warrants      warrants and      (excluding securities
                  Plan Category                          and rights            rights       reflected in column (a))
                                                            (a)                 (b)                    (c)
Equity compensation plans approved by security
    holders....................................           2,669,000            $2.78                 3,331,000
Equity compensation plans not approved by
    security holders...........................                  --              --                         --
                                                          ---------                                  ---------
    Total..................                               2,669,000                                  3,331,000
                                                          =========                                  =========

         We are authorized to issue options, stock awards, and similar rights to acquire an aggregate of 6,000,000 shares pursuant to our 2005 Long-Term Incentive Plan, which was approved by our stockholders in December 2005. To date, all outstanding options that have been granted have been granted under our 2005 Long-Term Incentive Plan.

Indemnification of Officers and Directors

         Our articles of incorporation and bylaws provide for the indemnification of our officers, directors, and others to the maximum extent permitted by Nevada law. Accordingly, our officers and directors would be entitled to indemnification under a variety of circumstances, which may include liabilities under the Securities Act.

         Insofar as indemnification under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.

Limitation on Liability

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, we are aware of no material pending litigation or proceeding involving any director, officer, employee, or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or preceding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers, or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of June 14, 2006, respecting the beneficial ownership of our common stock by each person that owns of record, or that we know to own beneficially, more than 5% of the outstanding shares of our common stock, each director, and all executive officers and directors as a group, specifically indicating the number of shares of common stock owned by each such person and group and the percentage of our common stock so owned. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated:

       Person or Group                          Nature of Ownership                         Amount        Percent(1)
       ---------------                          -------------------                         ------        ----------
Principal Stockholders:
    Gregory E. Johnston(2)...................... Common stock                              5,170,021        31.6%
    2365 A Paragon Drive                         Options                                     425,000         2.5
    San Jose, California 95131                                                           -----------
                                                                                           5,595,021        33.3

    Brian M. Kelly(3)........................... Common stock                              1,480,000         9.0
    2445 Fifth Avenue, Suite 450                 Options                                     925,000         5.4
    San Diego, California  92101                                                         -----------
                                                                                           2,405,000        13.9

    Arie Levinkron.............................. Common stock                              1,623,168         9.9
    2365 A Paragon Drive                         Options                                     425,000         2.5
    San Jose, California 95131                                                           -----------
                                                                                           2,048,168        12.2

    Ernest T. Cammer III........................ Common stock                              1,170,000         7.2
    2445 Fifth Avenue, Suite 450                 Options                                     425,000         2.5
    San Diego, California  92101                                                         -----------
                                                                                           1,595,000         9.5

Directors:
    Gregory E. Johnston.........................                           --see above--

    Brian M. Kelly..............................                           --see above--

    William P. Crowell.......................... Common stock                                 92,000         0.6
                                                 Options                                     150,000         0.9
                                                                                         -----------
                                                                                             242,000         1.5

    John A. Gordon.............................. Options                                     150,000         0.9

    Howard S. Landa(4).......................... Common stock                                469,770         2.9
                                                 Options                                     245,000         1.5
                                                                                         -----------
                                                                                             714,770         4.3

All Executive Officers and Directors as          Common stock
  a Group (8 persons):.......................... Options                                  10,019,934        61.3%
                                                                                           2,745,000        14.4
                                                                                         -----------
                                                 Total                                    12,764,934        66.8%
                                                                                          ==========

-------------------
(1) Calculations of total percentages of ownership for each person or group assume the exercise of options and warrants owned, whether or not vested, by that person or group to which the percentage relates pursuant to Rule 13d-3(d)(1)(i). The table excludes up to a maximum of 1,210,000 shares that may be issued if certain financial benchmarks are reached by December 31, 2006.
(2)  Includes 345,000 shares owned by Mr. Johnston's wife and children.
(3)  Includes 50,000 shares owned by Mr. Kelly's wife and mother-in-law.
(4) Includes 147,400 shares owned by Mr. Landa's wife, 100,000 shares owned by his IRA, 8,000 shares owned by Landa Investments, LLC, 29,000 shares owned by DWC Holdings, L.L.C., 104,650 shares owned by Pamplona, Inc., and 34,500 shares owned by Auction Specialist, Inc. Options and warrants include warrants to purchase 20,000 shares owned by Mr. Landa's wife.

                        COMMON STOCK AND DIVIDEND POLICY

Common Stock

         There is no public trading market for our common stock.

         As of June 14, 2006, we had 16,357,500 shares of common stock issued and outstanding. We do not have any shares of preferred stock issued and outstanding. We are registering the resale of 3,700,600 shares of common stock for the selling stockholders identified in this prospectus.

         As of June 14, 2006, we had reserved for issuance on exercise of options and warrants an aggregate of 3,182,000 shares of common stock, with a weighted average exercise price of $2.64 per share.

         As of June 14, 2006, there were approximately 192 holders of our common stock.

Penny Stock Regulations

         Our stock will be regulated as a penny stock, and broker-dealers will be subject to regulations that impose additional requirements on us and on broker-dealers that want to publish quotations or make a market in our common stock. The Securities and Exchange Commission has promulgated rules governing over-the-counter trading in penny stocks, defined generally as securities trading below $5 per share that are not quoted on a securities exchange or Nasdaq or which do not meet other substantive criteria. Under these rules, our common stock will be classified as a penny stock. As a penny stock, our common stock will be subject to rules promulgated by the Securities and Exchange Commission that impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. Further, if the price of the stock is below $5 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange or Nasdaq, sales of such stock in the secondary trading market are subject to certain additional rules promulgated by the Securities and Exchange Commission. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. These rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons that acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale.

Dividend Policy

         We have never paid cash dividends on our common stock and do not anticipate that we will pay any dividends in the foreseeable future. We intend to reinvest any future earnings to further expand our business.

                            DESCRIPTION OF SECURITIES

         We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

Common Stock

         The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.

         Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and has no subscription or conversion rights. In the event of our liquidation, dissolution, or winding up, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

         Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.

Preferred Stock

         Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences, and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company, and voting rights, if any. As of June 14, 2006, no shares of preferred stock were issued and outstanding.

Certain Article and Bylaw Provisions

         Certain provisions of our articles of incorporation, bylaws, and Nevada law may be used by our incumbent management to make it substantially more difficult for a third party to acquire control of our company. These provisions include:

         o We may issue preferred stock with rights senior to those of our common stock on the authority of our board of directors and without the consent of stockholders.

         o Our board of directors may fill vacancies occurring on the board of directors and may increase the size of the board and fill resulting vacancies until the next annual meeting of stockholders.

         o Our bylaws permit stockholders to nominate a person for election as a director only if written notice of such intent is provided to use at least 30 days prior to the meeting that contains the same kind of information respecting the nominee as would be required under the proxy rules of the Securities and Exchange Commission, including the written consent of the nominee to serve as a director if elected and the name and address of the stockholder making the nomination as well as the number of shares of stock owned by the nominating stockholder. Our bylaws permit stockholders to bring matters before a stockholder meeting only if the written notice of such intent is provided to the company at least 30 days prior to the meeting setting forth a brief description of each matter proposed, the name and address of the stockholder proposing the matter, the number of shares owned by such stockholder, and any material interest of such stockholder in the matter to be proposed.

         Nevada law provides that a merger or consolidation, sale or similar transaction involving all or substantially all of our assets, the issuance of securities having an aggregate value equal to 5% or more of the aggregate market of all of our outstanding shares, or the reclassification, recapitalization, or a similar transaction involving an "interested" stockholder (as defined in the statute) within three years after the stockholder became interested, cannot be completed unless such transaction is approved by our board of directors. After the expiration of three years after a person becomes an interested stockholder, a transaction cannot be completed with the interested stockholder unless it is approved by the board of directors or a majority of the outstanding voting power not beneficially owned by the interested stockholder, unless certain "fair price" provisions are met. Such fair price provisions generally require that the amount of cash and the market value of the consideration of the cash to be received per share by all of the holders of our outstanding common stock not beneficially owned by the interested stockholder, be at least equal to the higher of the price per share paid by the interested stockholder or the market value on the date of announcement of the proposed combination. For purposes of these provisions, an "interested" stockholder is one that beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding stock of a corporation.

         The foregoing provisions may tend to deter any potential unfriendly offers or other efforts to obtain control of our company that are not approved by the board of directors and thereby deprive the stockholders of opportunities to sell shares of common stock at prices higher than the prevailing market price. These provisions may also limit our stockholders' ability to approve transactions that they may deem to be in their best interests and discourage transactions in which our stockholders might otherwise be able to dispose of their shares over the then-current market price.

Securities and Exchange Commission's Position on Indemnification for Securities Act Liabilities

         Our articles of incorporation provide that we shall, to the fullest extent permitted by the Nevada Revised Statutes, as amended from time to time, indemnify each officer and director and that we may, at the discretion of the board of directors, indemnify any other person. Section 78.7502 of the Nevada Revised Statutes authorizes a corporation to indemnify any person that was or is a party, or is threatened to be made a party, to any threatened, pending, or completed, civil, criminal, administrative, or other proceeding by reason of the fact that the person was a director, officer, employee, or agent of the corporation against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the matter provided that such person exercised his or her powers in good faith and with a view to the interest of the corporation or acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If our director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, we are obligated to indemnify him or her against all related expenses.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being offered for resale under this prospectus, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Our consolidated financial statements as of December 31, 2005 and 2004, and for the years then ended are included in this prospectus in reliance on the report of Hansen Barnett & Maxwell, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

         No expert preparing or certifying all or any part of the prospectus or a report for use in connection with this prospectus or counsel named in this prospectus as having given an opinion on the validity of the securities being registered upon any other legal matter concerning the registration or offering of the securities was hired on a contingent basis, will receive a direct or indirect interest in our company, or was a promoter, underwriter, voting trustee, director, officer, or employee of our company.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         This discussion contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion plan should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

Introduction

         On December 14, 2005, we completed the placement of 2,800,000 shares of common stock and completed a consolidation of RVision and Custom Federal and thereby substantially improved our liquidity. Prior to the consolidation and capital injection, we focused on the development and market introduction of our initial products and the sale of a limited number of items to fill limited orders with limited capital and personnel. Through the first three quarters of 2005, we continued to sustain substantial losses, although we had a much improved 2005 fourth quarter due, in part, to money advanced under interim secured loans that allowed us to complete a substantial shipment to Raytheon Company, one of our largest 2005 customers. We also invested heavily in research and development particularly in comparison to our gross revenues. As we grow, we will continue substantial investment in research and development although as sales increase we anticipate that research and development will constitute a lower percentage of gross sales in the future.

         Post consolidation effectively commenced January 1, 2006. While sales were dramatically higher in the first quarter, we continued to devote significant effort to integrating our operations following the consolidation, transition, and internal restructuring, which we expect will continue until the end of second quarter. Because of the costs of this transition effort, our current research and development efforts, and other new product introduction costs, we do not expect to become profitable until the third quarter of 2006 or later, depending on whether we successfully execute the initiatives described in the business and properties section, including the market acceptance of our new Diamondback, which we expect to start shipping in mid-2006.

         In the consolidation, on December 14, 2005, Eagle Lake Incorporated acquired all of the outstanding equity interests of RVision by issuing a total of 8,000,000 shares of common stock. Pursuant to the agreement, an additional 1,200,000 shares of common stock was issued to the prior owners of RVision because we did not obtain additional new capital investment by May 1, 2006. The 1,200,000 shares of common stock were issued in May 2006, resulting in 9,200,000 total shares of common stock issued to date to the prior owners of RVision. We are obligated to issue an additional 800,000 shares of common stock to the prior RVision owners if certain levels of gross margin are achieved during 2006. The requirements for issuance of the remaining 800,000 additional contingent shares of common stock have not been met and are being accounted for as the equivalent of stock options, as further discussed in Note 9 of our consolidated financial statements.

         Immediately prior to the consolidation, Eagle Lake had 1,200,000 shares of common stock outstanding. The prior owners of RVision retained control of the assets and operations of the combined entities after the consolidation. Therefore, the transaction has been accounted for as a recapitalization of RVision and the reverse acquisition of Eagle Lake. The recapitalization of RVision was recognized in a manner similar to a stock split and the accompanying financial statements have been restated for all periods presented to reflect all equity transactions of RVision on a retroactive basis to reflect the equivalent number of Eagle Lake shares of common stock issued in each transaction for the pro rata amount of the 9,200,000 shares of common stock issued on December 14, 2005 and in May 2006.

         On December 14, 2005, we also acquired all of the outstanding common stock of Custom Federal by issuing 2,050,000 shares of common stock. Pursuant to the consolidation agreement, an additional 615,000 shares of common stock were issued to the prior owners of Custom Federal because we did not obtain additional new capital investment by May 1, 2006. The 615,000 shares of common stock were issued in May 2006, resulting in 2,665,000 total shares of common stock issued to date to the prior owners of Custom Federal. We are obligated to issue an additional 410,000 shares of common stock to the prior Custom Federal owners if certain levels of gross margin are achieved during 2006. The results of Custom Federal's operations have been included in the consolidated financial statements since December 14, 2005. The acquisition of Custom Federal was a business combination and was recognized by the purchase method of accounting. The fair value of the common stock issued was determined based upon the price common stock was issued for cash on the same date, or $1.00 per share.

         For a detailed discussion of the accounting treatment of the consolidation, see Notes 1 and 2 to Notes to Consolidated Financial Statements.

Results of Operation

         2005 Versus 2004

         Our 2005 sales of $3,340,000 were 58% higher than our sales of $2,120,000 in 2004. The sales increase was primarily attributable to completing and shipping backlogged orders in the fourth quarter of the year as well as improved pricing resulting from our focus on production costs. During the latter part of 2005, we had received interim debt financing that allowed more timely completion of products.

         Our 2005 gross profit of $1,560,000 was 111% higher than gross profit of $740,000 in 2004. The increase in gross profit was attributable to the increased sales and an improvement in gross margin from 2004 to 2005 resulting from increased management focus on costs for components and subassemblies. The gross margin for 2005 was 47% as compared to a gross margin of 35% for 2004. The increase was attributable to efficiencies of scale because of greater sales and the higher margin product delivered to our largest customer.

         Operating expenses in 2005 were $3,170,000, an increase of 87% over $1,700,000 in 2004. The increase was attributable principally to increases of $740,000 in research and development expenditures and $730,000 in selling, general, and administrative expenses in 2005 as compared to 2004 amounts. We expect our 2005 research and development investments will contribute to new product offerings and increased sales in 2006 and beyond.

         The backlog at December 31, 2005, was $2,380,000 or an increase of 64% of the backlog at December 31, 2004, of $1,450,000.

         Quarters Ended March 31, 2006 and 2005

         Due to a substantial increase in operating capital, personnel hires, and a significant emphasis placed on tracking inventory and cost of goods sold beginning in 2005, the first quarter of 2006 is not really comparable with the first quarter of 2005. Prior to 2005, inventory was considered immaterial to operations as cameras were built on a build-to-order basis. Inventory tracking began in earnest on January 1, 2005.

         Sales during the first quarter of 2006 of $1,950,000 were 268% higher than $530,000 in sales for the first quarter of 2005. Much of the 2006 first quarter sales resulted from completing orders on the sales backlog at December 31, 2005, which resulted in a significant reduction of prepaid customer deposits (a liability) that were applied at the time the goods were shipped.

         Gross profit during the first quarter of 2006 of $680,000 was 209% higher than $220,000 for the same period in the preceding year. Gross margin during the 2006 interim period of 35% of sales was lower than the 42% gross margin during the same period in the preceding year. We are hopeful that gross margins will increase for subsequent periods due to the substantial effort in inventory purchases as well as providing a much more accurate method to assist in determining appropriate product price levels.

         Operating expenses during the first quarter of 2006 of $1,240,000 were 150% higher than for the same period a year earlier. Operating expenses for the first quarter of 2006 were also somewhat higher than expected due to the deduction of $340,000 for share-based compensation under the accounting rules now governing options and earn-outs (as set forth in the footnotes to the financial statements.) This is a noncash deduction and does not affect our capital or liquidity. We expect similar deductions for the remaining 2006 quarters. However, as sales increase, the impact of share compensation deductions on earnings will decrease. Starting in 2007, the amount of the deduction will decrease principally because there will no longer be the possibility of the delivery of earn-out shares.

         The backlog at March 31, 2006, was $1,580,000, compared to $2,380,000 at March 31, 2005.

Liquidity and Capital Resources

         Operating Activities

         We used net cash of $1,320,000 to fund operating activities in 2005, while operating activities provided net cash of $230,000 in 2004. Operating activities during 2005 required cash principally to fund our operating loss of $1,670,000 and increases of inventory of $680,000. During 2005 our cash flows from operating activities benefited from increases of deferred revenue of $440,000 and the issuances of shares for services of $710,000. During 2004, operating activities required cash of $980,000 to fund our operating loss but provided cash through increases of $600,000 in deferred revenue, increases of $260,000 in accounts payable, and issuances of shares for services of $220,000.

         During the first quarter of 2006, we used net cash of $410,000 to fund operating activities, principally to fund our $560,000 operating loss, $560,000 for changes in accounts receivable, and $310,000 for changes in deferred revenue, which more than offset noncash expenses of $340,000 for stock-based compensation for services, $310,000 for changes in inventory, and $380,000 for changes in accounts payable and accrued liabilities.

         Investing Activities

         Investing activities used $120,000 and $70,000 in 2005 and 2004, respectively. Investing activities in 2005 used cash principally for the purchase of software and related intellectual property for our business. In 2004, investing activities used cash principally for advances to our chief executive officer.

         Investing activities used $90,000 in the first quarter of 2006 to purchase production equipment.

         Financing Activities

         Financing activities provided net cash of $2,950,000 during 2005, consisting principally of the proceeds from the issuance of 2,800,000 shares at $1.00 per share for cash and the cancellation of indebtedness and the issuance of notes payable. During 2004, financing activities used cash of $90,000 to repay indebtedness.

         During the first quarter of 2006, financing activities provided net cash of $15,000, consisting of the proceeds from the sale of securities, reduced by principal paid on capital leases.

         Financial Condition

         We had a stockholder deficit of $1,110,000 at December 31, 2004, as compared to stockholders' equity of $3,100,000 at December 31, 2005, and $2,970,000 at March 31, 2006. The substantial improvement in stockholders' equity is attributable to the consolidation and the related sale of common stock for cash. As part of the consolidation, we booked $2,030,000 in goodwill due to the acquisition of Custom Federal. In addition to providing needed operating capital, proceeds from the sale of stock were used to retire certain debts. Certain other debt obligations were retired in exchange for shares of stock. As a result of the retirement of the debts, the combined operations had no outstanding debt obligations (other than accounts payable and accrued liabilities).

         At December 31, 2005, we had $1,580,000 in cash, $270,000 accounts receivable, and $680,000 in inventory. At March 31, 2006, we had $1,100,000 in cash, $830,000 in accounts receivable, and $370,000 in inventory. Prior to 2005, inventory was not tracked or considered material to the operations because confirmed orders were filled on a build-to-order basis. In 2005, we placed significant emphasis on the tracking of the inventory as well as the development of cost of goods sold analysis to better assist us in inventory control as well as to provide a basis for developing solid pricing guidelines.

         Our December 31, 2005, liabilities consisted of accounts payable of $450,000, accrued liabilities of $180,000, and deferred revenue of $1,030,000, with total current liabilities of $1,660,000. The deferred revenue consists of customer advance payments received in exchange for the promise to deliver product on a future date. We characterize the initial deposit as a liability and apply the deposit at the time an order is fulfilled and shipped. We recognize revenue at the time of shipment.

         At March 31, 2006, our shareholder equity was $2,970,000, with a tangible equity of $840,000. The decrease was as a result of the loss generated before the share compensation of $340,000, less the equity infusion by certain strategic suppliers.

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

         At March 31, 2006, we had cash of $1,100,000, net accounts receivable of $830,000, and inventory of $370,000. Current assets decreased approximately $210,000 as a result of the cash portion of our three-month operating loss. Current liabilities consisted of $640,000 in accounts payable, $320,000 of accrued liabilities, and $730,000 in deferred revenue. Our levels of accounts receivable and inventory are likely to continue to fluctuate significantly from quarter to quarter depending on the nature and level of sales from time to time. Total current liabilities increased only $45,000 during the three-month period. We also added a capital lease obligation for new equipment during early 2006. We expect continued increases in accounts receivable and payable as sales increase. Deferred revenue should continue to diminish as we deemphasize our practice of requiring advance payments from customers.

         We have neither off-balance assets nor liabilities. Inflation did not have a material impact on our financial operations in 2005, and we do not expect inflation to have a material impact on our financial operations in 2006.

         Capital Requirements and Resources

         We retained $1,100,000 in cash at March 31, 2006, and believe that we have sufficient reserves to serve our needs through the fourth quarter of 2006 and into early 2007. We have a current ratio of 1.4 to 1, and our quick ratio of cash and receivables to current liabilities was 1.1 to 1. We intend to spend about $250,000 on our new DiamondBack product prior to commencing shipment. To the extent that we can substantially increase sales, we may need additional capital to increase our production and inventory capabilities. We also are considering some increased research and development projects in the future. Should we embark on those projects, they will also require additional capital. Needed capital can come from cash flow from ongoing operations, borrowing, additional equity infusion, or a combination thereof. Currently, we have no formal arrangements with any source to provide additional capital. Accordingly, we cannot assure that adequate funding will be available to fund future research and development projects or other expansion.

         To date, we have funded activities principally through the sale of equity securities, borrowings from affiliates and others, and purchase order deposits from our customers. We do not anticipate that borrowings from affiliates and other stockholders will continue to be available. Further, we want to use customer deposits as a means of managing credit risk rather than a source of working capital in an effort to reduce product pricing concessions. Accordingly, if we determine to supplement anticipated increases in internally-generated funds from increased sales in order to fund expansion or additional product development, we expect to rely principally on the sale of equity securities. We have no arrangement with anyone to provide such funding and cannot assure that we will be able to obtain any additional equity on funds that may be acceptable or favorable to us. We may also seek to fund certain of our research and development activities through various grants and similar awards from agencies with specific domestic security responsibilities. Previously we have not obtained any such grants and cannot assure that we will be able to obtain grants in the future or that the research tasks undertaken can be completed within the grant amount.

                              BUSINESS AND PROPERTY

Overview

         We provide technically-advanced, environmentally-hardened video products and physical security solutions to governmental and private sectors. Since our organization in 1998 as the brainchild of Gregory E. Johnston, our chairman and chief executive officer, we have developed a number of product models incorporating successive improvements, leading to our current emphasis on sophisticated, environmentally-rugged, pan/tilt/zoom cameras, hardened processors, custom tactical video hardware, software integration solutions, and related technologies strategically coordinated to meet the physical security requirements of governmental and commercial customers.

         In 2002, we first gained security industry recognition by winning a succession of three phases of competitive contracts to provide the California Department of Transportation, or Caltrans, with environmentally-rugged, hardened cameras to protect the critical infrastructure of seven bridges and two tunnels in the San Francisco Bay Area. We believe that this project, Bay Area Security Enhancement, or BASE, is still today the largest critical transportation infrastructure project covering more than 2,000 square miles. We continued to refine and broaden the technical capabilities of our product offerings and introduce them to new potential governmental and commercial customers. In 2005, we acquired key electronic image processor technology from Datacube, Boston, Massachusetts, an unrelated entity. Included in the purchase were unrestricted rights to their Visual Chip Studio (VCS) software toolset that enables mathematicians to implement image processing algorithms directly to the new processor hardware. These algorithms provide a means for "machine vision," fusion of multiple sensors in real-time and autonomous, or self-controlled, security surveillance. These capabilities can be integrated into systems that we believe can provide surveillance and protection of public, corporate, and civilian and military governmental resources. Our plans and customer response to our products required us to seek new capital and enhance our sales and integration capabilities through the acquisition of Custom Federal.

         Custom Federal, our marketing subsidiary, was founded by Brian M. Kelly and Earnest (Trey) Cammer, whose collective experience includes an extensive background in mid-wave and long-wave infrared, electro-optics, and design, installation, and integration of surveillance/security systems for critical infrastructure.

Key Focus

         Our operational success focuses on timely, cost-effective execution in the following three areas:

         Product Development--predicting and identifying customer requirements and translating them into products on a timely basis.

         Sales and Customer Service--using manufacturers' representatives and system integrators, coupled with our experienced inside sales staff, enables us to deploy a large number of technically-skilled sales people.

         Technical Service--providing training and support to our system integrators and sales force to ensure that the installations are properly executed.

Scope of Market

         There has been a significantly increased emphasis on security worldwide that parallels the public's attention on the global war on terror. Bombings of the Khobar Towers in Saudi Arabia, the USS Cole in Yemen, the train stations in Madrid and London, along with the attacks on the World Trade Center and Pentagon on September 11, 2001, have led to an unprecedented demand for physical security. From this environment, the President of the United States created the Department of Homeland Security to protect America from acts of terrorism. The Department of Defense has mandated that force protection, the implementation of measures to safeguard troops, become part of the military's mission. This increased demand for physical security has led to the greater acceptance of video surveillance as a method of monitoring areas of risk. Round-the-clock surveillance capability is now a necessary component of video systems. Advanced technological developments in video compression, image processing, and wireless communications along with the decreased cost of digital storage and bandwidth have allowed surveillance systems to be deployed in more areas and present greater scene awareness than ever before. There has also been dramatic advances in the ability to sense potential threats, in any direction, at long distances; allowing video surveillance systems to work more effectively.

         We expect that the burgeoning global security industry will continue to grow rapidly over the next few years. As physical security and information technology continue to combine to create increasingly sophisticated solutions, we believe integrated security systems and remote and networked video will likely be among the strongest security growth sectors.

         The Department of Homeland Security, through associated grant programs, has announced plans to finance development of physical security products and solutions for national, state, and local interests. According to the Homeland Security Research Corporation, the Department of Homeland Security's budget is expected to expand from $28 billion in 2003 (the year the Department of Homeland Security was formed) to $170 billion by 2015. The fiscal year 2006 Department of Homeland Security budget-in-brief is $34 billion, of which nearly $3 billion is earmarked for security and terrorist prevention programs such as the Secure Border Initiative, Port Security Grant Program, Targeted Infrastructure Protection Grants Program, State Homeland Security Program, Urban Areas Security Initiative, and Counter-MAN Portable Air Defense Systems. In addition, the United States Coast Guard 2006 budget-in-brief has $2.2 billion for port waterways and coastal security.

         The Department of Defense fiscal 2006 budget-in-brief for physical security equipment (Army, Navy, Air Force, and Marines combined) is $345 million. In addition, there are several defense programs that require rugged, commercial, off-the-shelf, surveillance products including the Navy's Ship Protection Program and the Army's Expedited Modernization Initiative Procedure.

Products

         We currently market technologically-advanced, environmentally-rugged, pan/tilt/zoom cameras, hardened processors, custom tactical video hardware, and software solutions for the physical security requirements of military and civilian governmental units and commercial and industrial firms.

         We generate sales revenue from the following products:

         o Patrol CCTV--our first product, is a tough, mobile vision system. The rugged and compact system is designed for Thule(R) roof racks making nearly all vehicles capable of added sight from the top of the vehicle. In 2004, the system was selected by the U.S. Army to be used on the Buffalo vehicle, a heavy-duty, specially-designed vehicle operated in Iraq and Afghanistan to investigate and remove improvised explosive devices, or IEDs. Patrol CCTV is used on all the vehicle and cargo inspection systems manufactured by Science Applications International Corporation and container x-ray inspection trucks.

         o SEE--the first camera designed for the Patrol CCTV product, is a rugged, compact, pan/tilt/zoom, color and near infrared, camera hardened for outdoor and waterfront applications. The electro-optics are enclosed in nitrogen to keep the optics from fogging in high temperature changes. We make

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

                  nitrogen-filled camera enclosures standard across the product line. This product includes digitally-enhanced image processing for operation in near-zero ambient light. The SEE camera is certified by Caltrans for purchase for facilities surveillance. We are now selling a high-resolution model that more than doubles the optic range and is called the SEE-HR.

         o LOOK--handheld joystick/camera control and display for mobile operation of pan/tilt/zoom imaging devices that is included as part of our Patrol CCTV product.

         o m3G--rugged, miniature, multipurpose, pan/tilt/zoom, integrated, near infrared illuminator and color, near infrared camera comprising a compact night vision system. Advanced features are used by the U.S. Government. An original equipment manufacturer contract with FLIR Systems incorporates its Indigo uncooled camera.

         o Carbide--a line of tough, numerically-controlled, variable-speed, precision, multi-payload, pan/tilt/zoom positioners for commercial and civilian governmental customers. The Carbide 50 is the entry positioner for 50-pound payloads.

         o CataPult20--a novel pole system to elevate sensor platforms that features a lowering system for simple installation and camera cleaning and maintenance.

         o PUMP Station--provides network streaming, command control, and security with superior image clarity and fidelity for either legacy closed-circuit television or SEE generated signals, suitable for solar-powered applications.

         o PUMP IP2--an Intel Celeron(R) or Intel PentiumM(R) processor, frame grabber, memory, and heat piping with custom algorithms are housed in a six-inch cast cube for third-party use.

         We are completing development and intend to market these products within the next year:

         o DiamondBack--Dome Series, to be released in the third quarter of this year, combines closed-circuit television and thermal, infrared camera technology with an architecturally unique dome housing. The multiple spectrum sensors enable day or night detection. The DiamondBack incorporates our proprietary "QuickConnect" system to facilitate relocation between fixed or mobile mounts to capture activity in most environments. A low profile, covert, industrial design blends the camera to manmade and natural placements.

         o Carbide 150--an enhanced version of our basic Carbide 50 model to aim precisely to 150-pound payloads of large precision sensors as well as nonkinetic, stand-off actuators.

         o SierraDVR--an image capture system hosted on our PUMP IP2 model and to supplement Patrol CCTV on IED detection vehicles to capture live IED extraction for cataloguing and future cueing.

         Our principal product development projects include

         o IP5--image processing engine to host high-level "sight" algorithms. The IP5 represents the next generation of computing power and is founded on the advanced processing capabilities we acquired from Datacube.

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

         o R2--ground surveillance radar to meet protection requirements that exist in heavy weather conditions with a targeted range of 1,000 meters for mounting atop our Carbide 50 positioner. Our first prototype was built and successfully tested in 2003.

         o Cole--an autonomous protection, all-weather, day or night, sensor system with computational power to enable scene awareness and actuation, featuring energy efficiency, long life, and strong performance.

Marketing and Distribution

         Sales and Marketing

         We use independent manufacturers' representatives, supported by our sales management team, to market our products. Manufacturers' representatives market our products and services nationwide. We believe using manufacturers' representatives optimizes our ability to deploy a large number of sales personnel throughout the North American market, while incurring costs only when an actual sale is made.

         We market both to end-users and through system integrators and resellers that integrate our products into larger, frequently enterprise-wide, security systems.

         Currently, approximately 70% of our sales of entire systems or system components represent readily manufactured products that do not require significant engineering services. The other 30% are customized system, component, or performance products or services that require product development or customization engineering. As we advance refinement of our standard products, we expect the ratio of readily manufactured versus customized products to increase as a percentage of gross sales. We expect that customized products and services will generate somewhat higher operating margins than readily manufactured items as a percentage of gross sales. Our customers have a broad range of security system performance requirements and operating conditions, and often our products can meet new needs with additional features. To this end, we expect additional, customer-subsidized innovation of our basic products to meet these expanded goals.

         We support our manufacturer's representatives with product booths at military and security industry trade shows, such as ASIS International and ISC West.

         In addition to our North American marketing effort, we have initiated discussions with marketing firms to represent our products in selected international markets. International sales that we make generally require us to comply with governmental agency defense trade export licensing requirements.

         Our primary marketing focus is to offer, either directly or indirectly through resellers, advanced security solutions to the Department of Homeland Security, Department of Defense, Department of Justice, Department of Energy, Department of Transportation, and corporate clientele for product deployment at high security risk facilities, such as ports/harbors, airports, military installations, governmental facilities and infrastructure, highways, bridges/tunnels, and corporate campuses, both domestically and around the world. We participate in a variety of seminars to the consulting engineering community, advertise in industry media, mine federal databases, and consult with governmental personnel and provide product informative literature and a product information website. From time to time, we advertise in trade magazines such as "Security Management," "Government Security News," "Homeland Security Today," "Signal," "National Defense," and "Security Sales & Integration" for specific markets.

         As an integral component of our marketing effort, we sometimes place models of our products in customer installations to demonstrate their features, familiarize customers with the products' capabilities, and encourage customer focus on the possible integration of our products into existing or proposed enterprise-wide security systems. To date, we have completed test installations of the Cole at the McCarran Airport, Las Vegas, Nevada, and with Anteon in North Carolina. We are seeking additional product demonstration and evaluation opportunities at a variety of other locations. As of May 24, 2006, we entered into a Cooperative Research Development Agreement with the Federal Aviation Administration, or FAA. This cooperating research arrangement will allow us to jointly validate our products in the specific domain of airspace environments with the FAA. Testing will take place at the William J. Hughes Technical Center in Atlantic City, New Jersey, over eight months. We have been accepted as an approved vendor for various security products by the General Services Administration and the California Department of Transportation. Generally, the approvals and listings enable agencies subject to the purchasing requirements of the listing authority to purchase these designated products without additional specification or performance testing.

         Technical Services

         For our marketing and integration allies and end-users, we believe our ability to execute high-quality, timely, technical support is a key factor in establishing the capability we can offer as a contrast to traditional closed-circuit television manufacturers. We provide both pre-sale and post-sale support for our products for:

         o        network management and design expertise;

         o traditional closed-circuit television system configuration and troubleshooting experience;

         o software customization and integration with other management data; and

         o digital communications standards and alternatives (fiber, wireless, and Internet protocol).

         Additionally, we are developing web-based expert systems to enable our third-party integrators to directly access our internal product development software to support the integrator's solution. This system enables our channel allies to troubleshoot problems by allowing them direct access to our support software.

         We employ technicians in California, Chicago, and South Carolina, enabling us to offer extended hours of service for our technical telephone support and reduce travel costs if a site visit is needed.

         One of our governmental customers has qualified us as a needed industry contract source, requiring us to complete and maintain certain additional security procedures regarding sensitive information exchange. A small number of our senior personnel have been granted high-level security clearances by this agency to enable them to work on classified projects.

         Backlog

         We had an order backlog of $1,580,000, $2,380,000, and $1,450,000, as of March 31, 2006, and December 31, 2005 and 2004, respectively. Backlog consists of orders received for products or services for which a sales agreement has been reached and delivery is expected within 12 months. Backlog may not be indicative of revenue for any future periods because a significant portion of our sales frequently results from purchase orders rather than long-term supply contracts on fixed terms. To date, we have not had long-term governmental contracts that require the delivery over multiple year periods. The amount of our backlog at any date may not accurately reflect the amount of product sold to any customer, because during the course of product order fulfillment, we frequently respond to changing customer requirements, provide new engineered solutions, or negotiate other order of changes. In some instances, we provide products to third-party system integrators, which may change their requirements during the life of the contract and may result in the delivery of different components, subassemblies, or analytical tools at different prices than as originally contracted. Finally, our agreements for the sale of products frequently have provisions for equipment reduction or contract cancellation in various circumstances, either with or without the payment by the customer of all or a portion of the contract amount for goods or services dedicated to the agreement or as a liquidated settlement.

         Principal Customers

         Our largest customers during 2005 were Raytheon Company, CACI International, Inc. and Force Protection, Inc., which accounted for approximately 30.2%, 10.7%, and 13.7%, respectively, of our revenue. Our largest customers during the first quarter of 2006 were CACI International, Force Protection, Siemens, Raytheon Company, and Boeing Company, which accounted for approximately 11.1%, 20.5%, 5.1%, 4.0%, and 5.6%, respectively, of our revenue.

Competition

         We compete in segments of the security industry related to video surveillance and detection, image processing and recognition, and security systems and solutions. We believe that competition in these areas is principally based on reliability, performance, service, deliverability, and price. Competitors are different for each of the above components of the security segment.

         Video surveillance competitors include closed-circuit television manufacturers such as Pelco, Bosch (formerly Phillips/burle), Honeywell (formerly Ultrak), GE (formerly Kalatel), and Vicon. Image processing competitors include DVTel, Verint (formerly (SmartSight), and Axis Communications. Video detection competitors include Object Video, Guardian Solutions, and VistaScape. Thermal or infrared camera providers include FLIR Systems, Axsys Systems, Inc. (formerly Diversified Optical Products, Inc.), and Raytheon Company. We compete with manufacturers of environmentally-hardened surveillance products such as ExtremeCCTV, QuickSet, and Cohu. Of the foregoing competitors, we believe that Pelco has the greatest existing market penetration and the largest breadth of products similar to our product offerings. Many of these competitors have greater financial and technical resources, more established sales and distribution channels, and more extensive industry recognition and relationships than we do.

Research and Development

         We incurred costs of $1,700,000 and $960,000 for research and development during 2005 and 2004, respectively. In addition, we routinely complete customer-required engineering and related developmental activities in connection with the delivery of various customized products that indirectly support our research and development effort.

         We are seeking to obtain external funding for specific research and development projects by participating in grant and study programs sponsored by the Department of Homeland Security and other federal agencies with specific security infrastructure responsibilities. We expect to incur research and development costs of approximately $1,600,000 during 2006.

Manufacturing

         Assembly and Testing

         We produce our products principally by assembling and testing components and subassemblies that we acquire from qualified vendors and manufacturers. Components include custom mechanical parts, industry standard electronic and mechanical components, and other items that are assembled into

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

custom products. We generally order components and subassemblies and begin product assembly only after we have a specific customer order. This enables us to customize products to customer specifications and reduce capital required to maintain a significant finished goods inventory. We intend to increase the limited amount of finished goods in inventory to facilitate sales demonstrations and to meet priority short-term delivery requests. Our ability to maintain a large finished goods inventory is constrained by our limited capital.

         We subcontract with a limited number of local contract manufacturing firms to build some higher volume products or assemblies and some semi-custom products and projects on a case-by-case basis. We generally rely on our own personnel to assemble lower volume and initial test runs of production products. We retain the capability to assemble and test all products in our own facility in order to meet priority critical delivery schedules.

         We may increase our reliance on outside contract manufacturers if increases in sales of higher volume units warrant. We believe that there are a number of such manufacturers in our geographical area that would provide alternative additional manufacturing services if we determine to seek them, although we currently have no arrangement with any firm to obtain additional manufacturing capacity.

         In an effort to improve customer acceptance of our products, we intend to seek qualification of our manufacturing facility under the ISO 9000 criteria of the International Standards Organization, an independent international manufacturing quality certification.

         Our products are designed to perform in outdoor environments and are tested to meet these requirements. Testing is performed by our staff at the San Jose facility, by third-party environmental laboratories, and select customers as beta tests. The range of tests includes electromagnetic interference, vibration, shock, temperature, salt vapor, pressurized water spray, sand, and dust for the most demanding customers.

         Components and Subassemblies

         Most of our products contain sophisticated optical cameras, infrared imagers, and drive motors that must meet our exacting specification and that are available from one or a very limited number of domestic and foreign suppliers. We have no contract with any such supplier that requires it to give us priority delivery when, as has occurred from time to time previously, items are in short supply. We are forced to delay shipments when required components are unavailable, which sometimes prevents us from meeting the scheduled delivery dates under our contracts with our customers. This may expose us to claims for breach of contract and related damages or jeopardize our relationships with our customers. Except for the limited source items as noted above, the other industry standard electronic and mechanical components and other items that we require for our products are available from several competitive sources.

Intellectual Property

         We believe our intellectual properties are critical to our business and growth. We rely on patent laws, trade secret protection, and confidentiality agreements with employees, consultants, customers, and others with which we interact to protect our proprietary rights.

         We currently have one U.S. patent relating to our ground surveillance system, no. 6,791,673, September 2004, and have one U.S. patent pending relating to our family of cameras based on our entry model, Patrol CCTV. We have not applied for any foreign patents and cannot assure that we could obtain any patents we may seek internationally. We also have a fully paid, worldwide license on certain imaging process systems that we acquired from an unrelated party in early 2005.

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

         We currently have six trademark applications in progress at the United States Patent and Trademark Office as set forth in the chart below.

         Mark                                             Serial Number
         ----                                             -------------

         LOOK                                                 78909570
         Carbide                                              78909575
         Diamondback Dome                                     78909584
         Patrol                                               78909592
         SEE                                                  78909598
         Mini m3g                                             78909602

         We frequently review our research and development efforts and product identification needs to consider whether we should seek additional patent or trademark protection for new developments or product offerings.

         We do not believe that any of our products or other proprietary rights infringe the rights of third parties. However, we cannot assure that others may not assert infringement claims against us in the future and recognize that any such assertion may require us to incur legal and other defense costs, enter into compromise royalty arrangements, or terminate the use of some technologies. Further, we may be required to incur legal and other costs to protect our proprietary rights against infringement by third parties.

Government Regulation

         We sell many of our products to agencies of the federal government, which requires us to comply with the comprehensive requirements of the Federal Acquisition Regulations generally applicable to vendors conducting business with the federal government. State or local governmental units with which we do business frequently have similar, although generally less extensive, regulatory requirements.

         For international sales, the nature of our products generally makes us subject to the Defense Trade Controls administered by the U.S. State Department. We are generally required to obtain export permits for our products and are precluded from selling to countries on a restricted list maintained by the State Department.

         We are subject to various federal, state, and local regulations and administrative policies and practices designed to protect the environment, establish safe working conditions, and afford employees other protections. We believe we conduct our operations in material compliance with all of such requirements. We do not believe that compliance with these requirements has had or is likely to have a material effect on our operations.

Warranty and Service

         Generally we warrant our products against defects in workmanship and materials for a period of one to two years from purchase. Under such warranty, we may, at our option, service or replace defective parts, provided that the customer has complied with the warranty provisions. Warranty work is either performed at the customer's facilities or by providing the customer with a replacement part and requiring the customer to return the defective item to us for repair or disposal. We have not incurred material costs associated with fulfilling our warranties.

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

         We believe the modular configuration of many of our models facilitates repair and reduces operating interruptions due to routine maintenance or repairs, including warranty work, because individual components typically can be removed and replaced with a working component while the removed item is serviced, repaired, or replaced.

Employees

         We have 24 full-time employees, of which 18 are in San Jose and six are in San Diego. Our staff consists of six executive, five administrative and clerical, seven engineering and technical, and six production employees. We believe we have a good working relationship with our employees, which are not represented by a collective bargaining organization.

Properties

         Our principal executive offices and related engineering and assembly facilities are located in approximately 10,900 square feet of space at 2365 A Paragon Drive, San Jose, California 95131, rented from an unrelated party under a lease expiring in April 2008 at a current monthly rental of $10,246, subject to 3% annual escalation, with an option to extend for three years. Our telephone number is 619-233-1403, and our facsimile number is 619-233-1423.

         Our sales and system integration offices are located in approximately 3,584 square feet of space at 2445 Fifth Avenue, Suite 450, San Diego, California 92101, rented from an unrelated party under a lease expiring in November 2009 at a current monthly rental of $7,577, subject to 3% annual increases, with an option to extend for three years. Our telephone number at that facility is 619-233-1403, and our facsimile number there is 619-233-1423.

Legal Proceedings

         We are not a party to any pending material legal proceedings, and no such proceedings have been threatened by or, to the best of our knowledge, against us, except that we recently received a letter from FLIR Systems, Inc., claiming that we are violating certain noncompetition provisions of a March 2005 agreement under which we sell to FLIR a customized, daylight, pan/tilt camera system and we purchase from FLIR thermal camera blocks that we incorporate into the same customized, pan/tilt camera system to support FLIR's sales channel. Under the agreement, for as long as FLIR purchases at least 25 units per quarter, we are obligated not to develop or sell products that are substantially similar to the customized, daylight, pan/tilt camera and related technology we sell to FLIR or use our underlying technology for infrared camera-affiliated applications offered to other customers unless we obtain its consent. FLIR specifically refers to our existing Carbide and proposed DiamondBack product lines. FLIR demands full corrective action and an accounting of our alleged noncompliance. We believe we are complying in all material respects with our agreement with FLIR and that our products are based on our own proprietary technologies that do not rely on FLIR protected proprietary information. We intend to contest FLIR's assertions vigorously and fulfill our obligation of manufacturing at least 25 customized, pan/tilt cameras per quarter until the contract expires in March 2008 or is terminated. However, we may incur increased costs in addressing FLIR's demands, obtaining items we now purchase from FLIR from alternative sources, or implementing design or other changes to existing products. We do not believe that compensation for a breach of any covenant with FLIR would have a material adverse effect on our results of operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have been a party to the following transactions between persons who were then an executive officer, directors, or principal stockholders of our corporation, RVision, or Custom Federal.

The Consolidation

         On December 14, 2005, our corporation, then known as Eagle Lake Incorporated, which then had 1,200,000 shares of common stock issued and outstanding, issued 8,000,000 shares to the owners of RVision and 2,050,000 to the owners of Custom Federal in exchange for all of the issued and outstanding ownership interests in RVision and Custom Federal. On that date, we also issued 2,800,000 shares for cash and cancellation of indebtedness at $1.00 per share. We issued an additional 1,200,000 and 615,000 shares to the owners of RVision and Custom Federal, respectively, because we did not obtain at least $12.0 million in new capital by dateMonth5Day1Year2006May 1, 2006. The owners of RVision and Custom Federal have the right to earn 800,000 and 410,000 additional shares, respectively, if the consolidated company meets certain financial performances goals by December 31, 2006.

         In the consolidation, Gregory E. Johnston and Arie Levinkron, executive officers and directors of RVision, received 5,279,192 and 1,426,450 shares, or 66.0% and 17.8%, respectively, of the 8,000,000 shares issued on December 14, 2005, to acquire RVision. Immediately following the closing of the consolidation, Mr. Johnston and Mr. Levinkron sold 497,000 and 15,000 shares, respectively, for cash, of which 100,000 shares were purchased from Mr. Johnston by each of an affiliate of Howard S. Landa and Terrell W. Smith, our then-officers and directors. In addition, Mr. Johnston transferred 592,000 shares in family member gifts and other transactions. Of the 1,200,000 additional shares we issued to the owners of RVision in May 2006, 634,829 and 211,718 shares were issued to Mr. Johnston and Mr. Levinkron, respectively. As a result of the foregoing, Mr. Johnston and Mr. Levinkron retained 4,825,021 and 1,623,168 shares, or 52.4% and 17.6%, respectively, of the 9,200,000 shares we have issued to date to the former RVision owners. Mr. Johnston and Mr. Levinkron will have the right to receive their pro rata percentage of any portion of the additional 800,000 shares issuable to the former owners of RVision if the financial benchmarks are met by the specified date.

         Brian M. Kelly and Ernest T. Cammer III received 1,430,000 and 1,170,000 shares, or 53.7% and 43.9%, respectively, of the 2,665,000 shares issued to date to acquire Custom Federal. Mr. Kelly and Mr. Cammer will have the right to receive their pro rata percentage of any portion of the additional 410,000 shares issuable to the former owners of Custom Federal if the financial benchmarks are met by the specified date.

         Of the 2,800,000 shares sold for cash and cancellation of $275,000 in indebtedness at the time of the consolidation, an affiliate of Terrell W. Smith, then an officer and director, purchased 76,000 shares on the same terms at which they were sold to unaffiliated purchasers.

         Prior to the closing, we transferred all of our assets, other than our $500,000 note receivable from RVision, to our new subsidiaries, Pamplona and Niagara Water, which also assumed all of our preclosing liabilities, and transferred all of the shares of Pamplona and Niagara Water to our stockholders of record immediately preceding the closing of the consolidation, so that the former owners of RVision and Custom Federal have no equity interests in either Pamplona or Niagara Water.

         At the closing of the consolidation, we issued 300,000 shares valued at $1.00 per share to persons who had provided operating and related business advisory services to RVision prior to the consolidation, including 10,000 shares issued to Terrell W. Smith, who was then an executive officer and director.

         Under the consolidation agreement, the principal owners of RVision, Gregory Johnston and Arie Levinkron, agreed to indemnify Eagle Lake for breaches of the representations and warranties made respecting RVision in the consolidation agreement. Howard S. Landa, our president, director, and a principal stockholder prior to the consolidation, has indemnified us in an aggregate amount not to exceed $1,200,000 in cash or our common stock at $1.00 per share for certain breaches by us of any material representations, warranties, and covenants to the owners of RVision and Custom Federal under the consolidation agreement.

         Under the consolidation, our previous subsidiaries, Pamplona, Inc. and Niagara Water Company, whose stock was transferred to our stockholders immediately prior to the consolidation, delivered to each former owner of RVision receiving more than 50,000 shares of our common stock at the closing, the irrevocable joint and several offer of Pamplona and Niagara Water to purchase an aggregate of up to 300,000 shares of our stock received by such RVision owners in the consolidation, at the lower of $0.70 per share or the market price of such shares, in order to provide cash that they may later use to pay certain tax liabilities resulting from their receipt of an equity interest in RVision as compensation for services.

Transactions Prior to the Consolidation

         Loans to RVision

         Since 2002, we provided financial support to RVision in the form of purchases of membership interests and operating loans as set forth in the following table:

                                                                             Form of Funding Provided
                                                             ---------------------------------------------------------
                                                                                                          2005 to
                                                                   2003                2004               12/14/05
                                                             -----------------    ----------------     ---------------
Purchases of membership interests in RVision                    $    4,800           $   8,050           $    4,200
Advances (repayments)                                              (50,158)            (88,492)             416,065
Aggregate balance of advances due, including
  interest, payable at period end                                  172,427              83,935              500,000

         As a result of our purchases of RVision membership interests between 2000 and 2005, at the time of the consolidation on December 14, 2005, we had an approximately 1.1% membership interest in RVision, so in the consolidation, we received 91,000 shares in exchange for our RVision membership interests. These 91,000 shares were included in the assets transferred to Pamplona immediately preceding the consolidation.

         In addition to financing provided by us to RVision, affiliates of Eagle Lake, Custom Federal, and others loaned $300,000 to RVision under the terms of a loan and security agreement and associated documents dated September 2, 2005. The loan was repayable pursuant to a promissory note bearing interest at 9% per annum on the earlier of December 31, 2005, or closing of the consolidation. Brian M. Kelly, an executive officer, director, and principal stockholder of Custom Federal, provided $150,000 of these loans to RVision. At the closing of the consolidation, $150,000 of such loan was converted to common stock and included in the issuance of an aggregate of 2,800,000 shares immediately prior to the consolidation, and the remaining balance and all accrued but unpaid interest was paid in cash.

         Prior to closing of the consolidation, Howard S. Landa and Brian M. Kelly, executive officers and directors of Eagle Lake and Custom Federal, respectively, each loaned RVision $35,000, or a total of $70,000, on the same terms and for the same security as the above $300,000 secured loan. RVision also agreed to pay Messrs. Landa and Kelly each a $1,750 fee in connection with the loan. These loans were repaid at the closing of the consolidation.

         On November 17, 2005, TATS, a Limited Liability Company, which is a family entity of Terrell W. Smith, an executive officer and director of Eagle Lake, and the wife of Howard S. Landa, an executive officer, director, and principal stockholder of Eagle Lake, loaned $25,000 and $63,250, respectively, to RVision for working capital. These loans were unsecured, repayable with interest at 9% per annum on December 31, 2005, guaranteed by Gregory Johnston, and convertible into RVision membership interests at $1.00 per interest. In consideration of these loans, RVision agreed to issue to each of Mr. Landa's wife and TATS a five-year warrant to purchase, at $1.50 per share, 20,000 shares and 5,000 membership interests, respectively, which were converted in the consolidation into warrants to purchase our shares of common stock on the same terms. Thereafter, RVision issued to Mr. Landa's wife a single replacement note for $100,000 to combine amounts due to Mr. Landa's wife for the $63,250 loan and to Mr. Landa for his previous $35,000 interim secured loan and the fee for that previous loan of $1,750. The new note was converted into common stock in the consolidated companies at $1.00 per share at the time of the consolidation.

         Officer and Director Advances

         During 2004, we advanced $67,242 to Gregory E. Johnston. The receivable did not bear interest and had no due date. During 2005, the receivable was settled by charging the amount of the receivable to Mr. Johnston as compensation.

         Sale of RVision Interests

         Immediately preceding the consolidation, Gregory E. Johnston owned 5,279,192 units of membership interest in RVision, which were exchanged for the same number of shares of our common stock upon closing of the consolidation. Immediately following the consolidation, certain individuals purchased 497,000 of such shares for $497,000 in order to enable Mr. Johnston to meet certain previously incurred business obligations. Of such shares, 100,000 shares were purchased by TATS, a Limited Liability Company, which is a family investment entity affiliated with Terrell W. Smith, an executive officer and director of Eagle Lake. In addition, Arie Levinkron, an officer and director of Custom Federal, also sold 15,000 shares for $1.00 per share.

         Conversion of Our Options to Common Stock

         In order to eliminate issued and outstanding options to purchase an aggregate of 700,000 shares of our common stock at $3.00 per share prior to the consolidation, we entered into agreements with the optionees to exchange all of such outstanding options for an aggregate of 110,800 of our shares, after giving effect to a 1-to-0.4 share reverse stock split effected immediately preceding the consolidation. Howard S. Landa, the president and a director of Eagle Lake, exchanged options to purchase 67,500 shares for 27,000 shares of common stock, after giving effect to a 1-to-0.4 share reverse stock split effected immediately preceding the consolidation. An affiliate of Terrell W. Smith, an executive officer and director of Eagle Lake, received 10,800 of such shares in exchange for options to purchase 27,000 shares, after giving effect to a 1-to-0.4 share reverse stock split effected immediately preceding the consolidation.


                                LEGALITY OF STOCK

         The legality under Nevada law of the common stock to be sold by the selling stockholders has been passed upon for us by Kruse Landa Maycock & Ricks, LLC, Salt Lake City, Utah.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information about us and our common stock, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

         Copies of these materials may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

         Upon the effectiveness of the registration statement, of which this prospectus is a part, we will be subject to the reporting requirements of the Exchange Act, and we will file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. Copies of these materials, when filed, may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. Our Securities and Exchange Commission filings will also be available to you free of charge at the Securities Exchange Commission's web site at http://www.sec.gov.

=======================================  ======================================

---------------------------------------
          TABLE OF CONTENTS
---------------------------------------
Prospectus Summary Information.......  2
Risk Factors.........................  4
Forward-Looking Statements........... 14
No Net Proceeds to Us................ 14
Determination of Offering Price...... 14               RVISION, INC.
Selling Stockholders................. 15
Plan of Distribution................. 18
Management........................... 20
Principal Stockholders............... 28
Common Stock and Dividend Policy..... 29
Description of Securities............ 30              3,700,600 Shares
Interests of Named Experts and
  Counsel............................ 32                Common Stock
Management's Discussion and                           $0.001 Par Value
  Analysis or Plan of Operation...... 32
Business and Property................ 37
Certain Relationships and Related
  Transactions....................... 46
Legality of Stock.................... 48
Where You Can Find Additional
  Information........................ 49           ---------------------
Index to Financial Statements........F-1                 PROSPECTUS
                                                   ---------------------

You should rely on the information
contained in this prospectus. No
dealer, salesperson, or other person
is authorized to give information that
is not contained in this prospectus.
This prospectus is not an offer to
sell nor is it seeking an offer to buy
these securities in any jurisdiction
where the offer or sale is not
permitted. The information contained
in this prospectus is correct only as
of the date of this prospectus,
regardless of the time of the delivery
of this prospectus or any sale of
these securities.

Until [__________], (40 days after the
commencement of the offering), all
dealers that effect transactions in
these securities, whether or not
participating in this offering, may be
required to deliver a Prospectus. This            __________________, 2006
is in addition to the dealer's
obligation to deliver a Prospectus
when acting as underwriter and with
respect to its unsold allotments or
subscriptions.
=======================================  ======================================

                         RVISION, INC. AND SUBSIDIARIES


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page

Report of Independent Registered Public Accounting Firm .....................F-2

Consolidated Balance Sheets - December 31, 2005 and 2004.....................F-3

Consolidated Statements of Operations for the Years Ended
  December 31, 2005 and 2004.................................................F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the
  Years Ended December 31, 2004 and 2005.....................................F-5

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2005 and 2004.................................................F-6

Notes to Consolidated Financial Statements...................................F-7

Condensed Consolidated Balance Sheet -- March 31, 2006 (unaudited)..........F-18

Condensed Consolidated Statements of Operations for the Three
  Months Ended March 31, 2006 and 2005 (unaudited)..........................F-19

Condensed Consolidated Statements of Stockholders' Equity for the
  Three Months Ended March 31, 2006 (unaudited).............................F-20

Condensed Consolidated Statements of Cash Flows for the Three
  Months Ended March 31, 2006 and 2005 (unaudited)..........................F-21

Notes to Condensed Consolidated Financial Statements........................F-22

 HANSEN, BARNETT & MAXWELL
 A Professional Corporation                   Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS                      Accounting Oversight Board
  5 Triad Center, Suite 750                        An independent member of
Salt Lake City, UT 84180-1128                     Baker Tilly International
    Phone: (801) 532-2200
     Fax: (801) 532-7944
       www.hbmcpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Shareholders RVision, Inc.

We have audited the accompanying consolidated balance sheets of RVision, Inc. and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RVision, Inc. and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.



                                                   HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
May 12, 2006

                                         RVISION, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS

                                                                               December 31,           December 31,
                                                                                   2005                   2004
                                                                            -------------------     ------------------
                                ASSETS

Current Assets

  Cash                                                                      $         1,583,264     $           74,536
  Accounts receivable, net of allowance for doubtful accounts
    of $54,620 and $54,620, respectively                                                266,491                170,650
  Inventory                                                                             679,865                      -
  Other current assets                                                                   53,132                      -
                                                                            -------------------     ------------------
      Total Current Assets                                                            2,582,752                245,186

Property and Equipment, net of accumulated depreciation                                  17,744                 10,875

Intangible Assets, net of accumulated amortization                                      103,756                      -

Goodwill                                                                              2,034,657                      -

Receivable from Related Party                                                                 -                 67,242

Other Assets                                                                             11,858                  9,256
                                                                            -------------------     ------------------

Total Assets                                                                $         4,750,767     $          332,559
                                                                            ===================     ==================


            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable                                                          $           446,032     $          451,755
  Accrued liabilities                                                                   175,617                295,477
  Deferred revenue                                                                    1,033,632                597,451
  Notes payable                                                                               -                 99,935
                                                                            -------------------     ------------------
      Total Current Liabilities                                                       1,655,281              1,444,618
                                                                            -------------------     ------------------

Commitments and Contingent Liability                                                          -                      -

Stockholders' Equity (Deficit)
  Preferred stock, $0.001 par value; 5,000,000 shares
    authorized; none issued and outstanding                                                   -                      -
  Common stock, $0.001 par value; 100,000,000 shares authorized;
    15,550,000 shares and 8,050,000 shares issued and
    outstanding at December 31, 2005 and 2004, respectively                              15,550                  8,050
  Additional paid-in capital                                                          7,297,533              1,431,950
  Accumulated deficit                                                                (4,217,597)            (2,552,059)
                                                                            -------------------     ------------------
      Total Stockholders' Equity (Deficit)                                            3,095,486             (1,112,059)
                                                                            -------------------     ------------------

Total Liabilities and Stockholders' Equity (Deficit)                        $         4,750,767     $          332,559
                                                                            ===================     ==================


                 The accompanying notes are an integral part of these consolidated financial statements.

                                                      F-3

                                         RVISION, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                       For the Years Ended
                                                                            December 31,
                                                            -------------------------------------------
                                                                   2005                    2004
                                                            -------------------     -------------------
Sales                                                       $         3,338,878     $         2,117,426
Cost of goods sold                                                    1,778,205               1,377,800
                                                            -------------------     -------------------

Gross profit                                                          1,560,673                 739,626
                                                            -------------------     -------------------

Operating Expenses
  Selling, general and administrative                                 1,470,010                 742,991
  Research and development expense                                    1,700,530                 956,159
                                                            -------------------     -------------------

    Total Operating Expenses                                          3,170,540               1,699,150
                                                            -------------------     -------------------

Loss from operations                                                 (1,609,867)               (959,524)

Interest expense                                                        (55,671)                (23,281)
                                                            -------------------     -------------------

Net Loss                                                    $        (1,665,538)    $          (982,805)
                                                            ===================     ===================

Basic and Diluted Loss Per Common Share                     $             (0.19)    $             (0.13)
                                                            ===================     ===================

Basic and Diluted Weighted-Average
  Common Shares Outstanding                                           8,801,090               7,855,710
                                                            ===================     ===================


         The accompanying notes are an integral part of these consolidated financial statements.

                                                      F-4

                                                 RVISION, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                         FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005


                                                                                                                           Total
                                                           Common Stock                Additional                      Stockholders'
                                                   ------------------------------       Paid-In        Accumulated        Equity
                                                      Shares           Amount           Capital          Deficit         (Deficit)
                                                   -------------   --------------   --------------   --------------   --------------
Balance - January 1, 2004                             6,900,000    $       6,900    $   1,203,100    $  (1,569,254)   $    (359,254)

  Issuance of shares for services                     1,109,750            1,110          220,840                -          221,950

  Issuance of shares for interest on notes payable       40,250               40            8,010                -            8,050

   Net loss                                                   -                -                -         (982,805)        (982,805)
                                                   -------------   --------------   --------------   --------------   --------------

Balance - December 31, 2004                           8,050,000            8,050        1,431,950       (2,552,059)      (1,112,059)

  Issuance of shares for services                     1,415,500            1,416          705,984                -          707,400

  Issuance of shares in connection with acquisition
    of intangible asset                                  23,000               23            8,377                -            8,400

  Issuance of shares and stock options for interest
    on notes payable                                     11,500               11           15,244                -           15,255

  Capital contribution by founder by assuming
    debt of RVision LLC                                       -                -           42,028                -           42,028

  Issuance of shares in connection with the
    reverse acquisition of Eagle Lake Incorporated    1,200,000            1,200          498,800                -          500,000

   Issuance of shares for acquisition of Custom
     Federal, Inc.                                    2,050,000            2,050        2,047,950                -        2,050,000

   Issuance of shares for cash, December 2005,
       $1.00 per share, less offering costs
       of $250,000                                    2,525,000            2,525        2,272,475                -        2,275,000

  Conversion of notes payable for stock                 275,000              275          274,725                -          275,000

   Net loss                                                   -                -                -       (1,665,538)      (1,665,538)
                                                   -------------   --------------   --------------   --------------   --------------

Balance - December 31, 2005                          15,550,000    $      15,550    $   7,297,533    $  (4,217,597)    $   3,095,486
                                                   =============   ==============   ==============   ==============   ==============


                 The accompanying notes are an integral part of these consolidated financial statements.

                                                              F-5

                                                 RVISION, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         For the Years Ended
                                                                                             December 31,
                                                                           ----------------------------------------------
                                                                                  2005                        2004
                                                                           --------------------      --------------------
Cash Flows From Operating Activities
  Net loss                                                                 $        (1,665,538)      $          (982,805)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities
    Depreciation                                                                         9,170                    14,771
   Amortization of intangible assets                                                    29,644                         -
    Receivable from related party settled as compensation                               67,242                         -
    Issuance of shares for services                                                    707,400                   221,950
    Issuance of shares and stock options for interest
      on notes payable                                                                  15,255                     8,050
    Changes in assets and liabilities:
      Accounts receivable, net                                                         (95,841)                   74,848
      Receivable from related party                                                        607                         -
      Inventory                                                                       (679,865)                        -
      Other current assets                                                             (53,132)                        -
      Accounts payable                                                                  (7,811)                  255,041
      Accrued liabilities                                                              (86,179)                   44,256
      Deferred revenue                                                                 436,181                   597,451
                                                                           --------------------      --------------------
  Net Cash Provided by (Used In) Operating Activities                               (1,322,867)                  233,562
                                                                           --------------------      --------------------

Cash Flows From Investing Activities
  Changes in accounts receivable - related party                                             -                   (67,242)
  Purchase of intangible asset                                                        (125,000)                        -
  Changes in other assets                                                                1,000                    (5,000)
  Cash acquired in acquisition of Custom Federal, Inc.                                  15,608                         -
  Purchase of property and equipment                                                   (10,078)                        -
                                                                           --------------------      --------------------
  Net Cash Used In Investing Activities                                               (118,470)                  (72,242)
                                                                           --------------------      --------------------

Cash Flows From Financing Activities
  Proceeds from issuance of common stock                                             2,275,000                         -
  Proceeds from issuance of note payable to Eagle
    Lake Incorporated                                                                  416,065                         -
  Proceeds from issuance of interim notes payable                                      460,000                         -
  Payment of principal on notes payable                                               (201,000)                  (88,492)
                                                                           --------------------      --------------------
  Net Cash Provided By (Used In) Financing Activities                                2,950,065                   (88,492)
                                                                           --------------------      --------------------
Net Increase In Cash                                                                 1,508,728                    72,828
Cash At Beginning Of Year                                                               74,536                     1,708
                                                                           --------------------      --------------------
Cash At End Of Year                                                        $         1,583,264       $            74,536
                                                                           ====================      ====================

Supplemental Schedule of Noncash Investing and Financing Activities - Note 12


                 The accompanying notes are an integral part of these consolidated financial statements.

                                                      F-6

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - RVision, Inc. and its wholly owned subsidiaries design, develop, market, sell and install rugged digital video camera systems. The camera systems are deployed in multiple markets such as ports, bridges and tunnels, intelligent traffic systems, inspection systems, military applications and patrol vehicles in various specialties.

Reorganization - On December 14, 2005, Eagle Lake Incorporated (Eagle Lake) acquired all of the outstanding equity interests of RVision LLC by issuing a total of 8,000,000 shares of Eagle Lake common stock. The agreement governing the acquisition provided for the issuance of up to an additional 1,200,000 shares of common stock to the prior owners of RVision LLC if Eagle Lake did not obtain a certain amount of new capital investment by May 1, 2006. In addition, the agreement provides for the issuance of an additional 800,000 shares of common stock to those prior owners if certain levels of gross margin are achieved during 2006. The 1,200,000 shares of common stock were issued in May 2006, resulting in 9,200,000 total shares of common stock issued to date to the prior owners of RVision LLC. The requirements for issuance of the remaining 800,000 additional contingent shares of common stock have not been met and are being accounted for as the equivalent of stock options, as further discussed in
Note 9.

Immediately prior to the reorganization, Eagle Lake had 1,200,000 shares of common stock outstanding. The prior owners of RVision LLC retained control of the assets and operations of RVision after the reorganization. Therefore, the transaction has been accounted for as a recapitalization of RVision LLC and the reverse acquisition of Eagle Lake. The recapitalization of RVision LLC was recognized in a manner similar to a stock split and the accompanying financial statements have been restated for all periods presented to reflect all equity transactions of RVision LLC on a retroactive basis to reflect the equivalent number of Eagle Lake shares of common stock issued in each transaction for the pro rata amount of the 9,200,000 shares of common stock issued on December 14, 2005 and in May 2006.

Other than a $500,000 note receivable from RVision LLC, Eagle Lake had no assets or operations at December 14, 2005, and Eagle Lake was not considered a business in accordance with the Financial Accounting Standards Board's, or FASB's Emerging Issues Task Force (EITF) Issue 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business. Accordingly, the reverse acquisition of Eagle Lake was recognized as the conversion of the $500,000 note payable to Eagle Lake into the 1,200,000 shares of common stock that remained outstanding. The costs of the transaction were charged to expense and no goodwill was recorded.

In conjunction with the reorganization, the stockholders of Eagle Lake amended its articles of incorporation to change its name to RVision, Inc. and to change its authorized capitalization to 5,000,000 shares of preferred stock, $0.001 par value, and 100,000,000 shares of common stock, $0.001 par value. RVision, Inc. and RVision LLC are collectively referred to herein as the Company.

Principles of Consolidation - The accompanying consolidated financial statements present the operations and transactions of RVision LLC, on a reorganized basis as discussed above, for all periods prior to December 14, 2005, and present the combined operations of RVision, Inc. and RVision LLC for the period subsequent to December 14, 2005. In addition, the consolidated financial statements include the accounts and transactions of Custom Federal, Inc. from the date of its acquisition on December 14, 2005. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The Company recognizes revenue when persuasive evidence of an arrangement exists, the products have been delivered, the contract price is fixed or determinable, and collectibility is reasonably assured. The Company recognizes revenue from the sale of extended warranties on a straight-line basis over the warranty period. As of December 31, 2005 and 2004, the Company had unearned deferred warranty income of $161,159 and $179,889, respectively, which are included in deferred revenue.

Customer payments received but not earned, including down payments, are recorded as deferred revenue in the financial statements. As of December 31, 2005 and 2004, the Company had customer deposits of $872,473 and $417,562, respectively.

Accruals are provided for anticipated warranty expenses based on management's expectations and historical experience. Management reviews the amount of the accrual on a regular basis and adjusts the warranty provision as needed based on actual experience or as other information becomes available.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined under the first-in, first-out method. The Company principally operates on a build-to-order basis. Following the time sales orders are received, the Company orders components and subassemblies, has products externally assembled, tests completed products, and ships completed products to customers. Cost of goods sold is recognized at the date revenue is recognized.

Concentrations of Risk - The Company's products and services are concentrated in the digital imaging industry, which is characterized by rapid technological advances. The success of the Company depends on management's ability to anticipate or respond quickly and adequately to technological developments in its industry, changes in customer requirements, or changes in regulatory requirements or industry standards. Any significant delays in the development or introduction of products or services could have a material adverse effect on the Company's business and operating results.

The Company relies on a limited number of contract manufacturers to assemble its products. If any of the Company's third party manufacturers cannot or will not manufacture its products in required volumes, on a cost-effective basis, in a timely manner, or at all, the Company may have to secure additional manufacturing capacity. Any interruption or delay in manufacturing could have a material adverse effect on the Company's business and operating results.

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and accounts receivable. At December 31, 2005, cash balances in excess of FDIC insurance limits at financial institutions were approximately $932,200. The Company's accounts receivable are derived from revenue earned from customers located primarily in the United States; however, the Company does sell to international customers. The Company's customers include resellers and systems integrators that sell the products to end-users. At times the Company requires no collateral from its customers, at other times a deposit is required prior to order fulfillment. Accounts receivable reflect amounts that have been invoiced and are due to the Company. In 2005, five customers made up 75 percent of the Company's accounts receivable. In 2004, two customers made up 42 percent of the Company's accounts receivable.

Property and Equipment - Property and equipment consist of furniture and fixtures, equipment and leasehold improvements. Useful lives range from 5-7 years. Depreciation is charged to operations on a straight-line basis.

Goodwill - Goodwill, consisting of the excess of the cost of the acquisition of Custom Federal, Inc. over the fair value of the net identifiable assets acquired at the date of acquisition, is not subject to amortization.

Intangible Assets - Intangible assets, consisting of purchased image enhancement technology, are amortized on a straight-line basis over an estimated useful life of three years.

Impairment of Long-Lived Assets - Property and equipment, intangible assets, and goodwill are reviewed for impairment at least annually and when indications of impairment exist. Recoverability is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are impaired, the impairment is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Based on the evaluation, no impairment was required at December 31, 2005 or 2004.

Patents - The cost of patents and patents pending related to the Company's ground surveillance system technology and its camera platform connection technology was charged to operations as incurred.

Income Taxes - Through December 14, 2005, RVision LLC was taxed as a partnership and thus did not pay federal or state income taxes. Taxable losses of RVision LLC were passed through to its members in their respective income tax returns. RVision, Inc., RVision LLC and Custom Federal, Inc. file consolidated income tax returns subsequent to December 14, 2005. As of December 31, 2005, the Company had operating loss carryforwards of approximately $1,007,000. The utilization of the loss carryforwards is dependent on the future profitable operation of RVision, Inc. under the separate return limitation rules and limitations on the carry forward of operating losses after a change in ownership.

The Company recognizes the amount of income taxes payable or refundable for the current year subsequent to the combination with RVision, Inc. and Custom Federal, Inc. and recognizes deferred tax assets and liabilities for operating loss carryforwards and for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and deferred liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets have been fully reduced by a valuation allowance due to the uncertainty that exists as to whether the deferred tax assets will ultimately be realized.

Shipping and Handling Fees and Costs - The Company includes shipping and handling fees billed to customers in net revenue. Shipping and handling costs associated with inbound freight are included in cost of goods sold.

Research and Development - The Company charges research and development costs to operations in the period incurred.

Basic and Diluted Loss per Common Share - Basic loss per common share amounts are computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. Antidilutive outstanding stock options have been excluded from the diluted loss per share calculations. There were 3,879,000 stock options and contingently issuable common shares outstanding at December 31, 2005, that were excluded from the computations of diluted loss per common share.

Stock-Based Compensation - At December 31, 2005, the Company has stock-based employee compensation grants, which are described more fully in Note 9. The Company accounts for those grants under the recognition and measurement principles of Accounting Principles Board, or APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The following table illustrates the effect on net loss and on basic and diluted loss per common share as if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation:

                                                     Years Ended December 31,
                                                --------------------------------
                                                     2005              2004
                                                --------------    --------------
Net loss as reported                              $(1,665,538)       $(982,805)

  Add: Total stock-based compensation expense
    included in reported net loss                     707,400          221,950

  Less: Total stock-based compensation expense
    determined under fair value based method         (894,537)        (221,950)
                                                --------------    --------------
  Pro forma net loss                              $(1,852,675)       $(982,805)
                                                ==============    ==============

Basic and diluted loss per share
  As reported                                          $(0.19)          $(0.13)
  Pro forma                                            $(0.21)          $(0.13)

Recently Enacted Accounting Standards:

Inventory Costs - In November 2004, the FASB issued Statement of Financial Accounting Standard, or SFAS No. 151, Inventory Costs, which is an amendment of Accounting Research Bulletin No. 43. SFAS No. 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current-period charges. It also requires the allocation of fixed production facilities. SFAS No. 151 will be effective for the Company beginning January 1, 2006 and resulting adjustments will be made on prospective basis. The Company does not anticipate that the adoption of this standard will have a significant impact on its business, results of operations or financial position.

Share Based Payment - In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which is a revision to SFAS No. 123. SFAS No. 123R established standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Primarily, SFAS No. 123R focuses on accounting for transactions in which an entity obtains employee services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments.

SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

In accordance with the Securities and Exchange Commission's Staff Accounting Bulleting 107, SFAS No. 123R is effective as of the beginning of the annual reporting period that begins after December 15, 2005. Under these guidelines, the Company will adopt SFAS 123R as of January 1, 2006. The Company expects that the adoption of this standard will have a material impact on its future results of operations.

Exchange of Nonmonetary Assets - In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets. This Statement amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the operations of the Company.

Accounting Changes and Error Corrections - In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20 and SFAS No. 3. Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in an accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment is made to the opening balance of retained earnings or accumulated deficit for that period rather than being reported in statement of operations. The adoption of SFAS No. 154 is not expected to have a material impact on the Company.

Hybrid Financial Instruments - In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140. SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. SFAS No. 155 will become effective for the Company's fiscal year after September 15, 2006. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date.

NOTE 2 - ACQUISITIONS AND ISSUANCE OF COMMON STOCK

On December 14, 2005, 100% of the outstanding common stock of Custom Federal, Inc. (Custom Federal) was acquired through the issuance of 2,050,000 shares of common stock. The results of Custom Federal's operations have been included in the consolidated financial statements since December 14, 2005. Custom Federal is a marketing company with significant experience in land-based security systems and was acquired to assist the Company in developing marketing strategies and provide access to an established distribution channel for its products.

The acquisition of Custom Federal was a business combination and was recognized by the purchase method of accounting. The fair value of the common stock issued was determined based upon the price common stock was issued for cash on the same date, or $1.00 per share. The purchase price of Custom Federal was therefore $2,050,000. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition:

            Cash                                     $    15,608
            Other receivable                                 607
            Property and equipment                         5,961
            Long-term deposit                              3,602
            Goodwill                                   2,034,657
                                                   ---------------
              Total assets                             2,060,435
            Current liabilities                          (10,435)
                                                   ---------------
              Net assets required                     $2,050,000
                                                   ===============

The agreement governing the acquisition of Custom Federal provides for the issuance of up to an additional 615,000 shares of common stock to the prior owners of Custom Federal if RVision did not obtain a certain amount of new capital investment by May 1, 2006. In addition, the agreement provides for the issuance of an additional 410,000 shares of common stock to those prior owners if certain levels of gross margin are achieved during 2006. The 615,000 shares of common stock were issued in May 2006, resulting in 2,665,000 total shares of common stock issued to date to the prior owners of Custom Federal. The issuance of the 615,000 common shares will be recognized in May 2006 as an increase in goodwill of $615,000. The requirements for issuance of the remaining 410,000 additional contingent shares of common stock have not been met. If and when the additional contingent shares are issued or issuable, the then fair value of the issuable shares will be recognized as an additional cost of Custom Federal and will increase goodwill.

NOTE 3 - INVENTORY

Inventory consists of the following at December 31, 2005 (none at December 31,
2004):

             Raw materials                              $515,299
             Work in process                              62,804
             Finished goods                              101,762
                                                        --------
             Total inventory                            $679,865
                                                        ========

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                        December 31,
                                              ---------------------------------
                                                   2005              2004
                                              --------------    ---------------
        Equipment                                 $42,073          $26,613
        Furniture and fixtures                     17,517           16,938
        Leasehold improvements                      4,918            4,918
                                              --------------    ---------------
                                                   64,508           48,469
        Less:  Accumulated depreciation           (46,764)         (37,594)
                                              --------------    ---------------
        Property and Equipment, Net               $17,744          $10,875
                                              ==============    ===============

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of image enhancement technology acquired during 2005 for $125,000 in cash and the issuance of 23,000 shares of common stock valued at $8,400. The intangible assets are amortized on a straight-line basis over an estimated useful life of three years. Amortization expense was $29,644 for the year ended December 31, 2005. Accumulated amortization was $29,644 at December 31, 2005. Future amortization expense as of December 31, 2005 is as follows:

      Year ending December 31
      -----------------------
             2006                                     $   44,467
             2007                                         44,467
             2008                                         14,822
             Thereafter                                       --
                                                      ----------
             Total                                    $  103,756
                                                      ==========

NOTE 6 - NOTES PAYABLE

At December 31, 2003, the Company had notes payable to Eagle Lake and to a founder of the Company in the amounts of $172,427 and $16,000, respectively. The note to Eagle Lake accrued interest at the rate of 9% per annum and was secured by the assets of the Company, as well as by the personal assets of the Company's principal stockholder. During the year ended December 31, 2004, the Company paid down the note to Eagle Lake to $83,935. During the year ended December 31, 2005, the Company borrowed an additional $416,064 (including accrued interest) on the note to Eagle Lake resulting in a balance of $500,000. On December 14, 2005, the note payable to Eagle Lake was converted into 1,200,000 shares of common stock at $0.42 per share.

The note payable to a founder was due on demand and did not bear interest. The note was paid in full during the year ended December 31, 2005.

During the latter part of the year ended December 31, 2005, the Company borrowed $460,000 on an interim basis in anticipation of a private placement that was completed on December 14, 2005. Of this amount, $175,000 was borrowed from certain stockholder of Eagle Lake and $185,000 was borrowed from a principal stockholder of Custom Federal. The notes principally accrued interest at 9% per annum. In connection with two notes, the Company issued options to acquire 25,000 shares of common stock at $1.50 per share through December 14, 2010. The note payable to the principal stockholder of Custom Federal was repaid during 2005, principally from the proceeds of the private placement. The remaining notes in the amount of $275,000 were converted into 275,000 shares of common stock at $1.00 per share in conjunction with the private placement.

NOTE 7 - STOCKHOLDERS' EQUITY

The board of directors has the authority, without stockholders' action, to designate voting rights, designations, preferences and liquidation rights of the preferred stock and the common stock. The board of directors has not designated rights to any series or class of preferred stock. Unless and until otherwise designated, the common stock has unlimited voting rights and is entitled to receive the net assets of the Company upon its liquidation.

During the year ended December 31, 2004, the Company issued 1,109,750 shares of common stock valued at $221,950, or $0.20 per share, for consulting, accounting and employee services, and issued 40,250 shares of common stock valued at $8,050, or $0.20 per share for loan interest.

On December 14, 2005, the Company issued 2,525,000 shares of common stock in a private placement offering for cash in the amount of $2,525,000, or $1.00 per share. The Company paid $250,000 in payment of the cost of the offering; which has been charged against the proceeds from the offering.

During the year ended December 31, 2005, the Company issued 1,415,500 shares of common stock valued at $707,400 or $0.50 per share, for consulting, accounting, legal and employee services and issued 11,500 shares of common stock valued at $4,200, or $0.37 per share, and issued 25,000 stock options valued at $11,055 for the payment of interest on notes payable.

Also during the year ended December 31, 2005, an officer and founder of the Company assumed the responsibility to pay a liability owed to a co-founder of the Company in the amount of $42,028. This transaction has been recorded as a capital contribution by the founder. No additional shares were issued in connection with this transaction.

NOTE 8 - COMMITMENTS

Leasing Arrangements - The Company leases office space in California under the terms of two operating leases. The terms of the leases provide for lease aggregate payments of $14,296 per month at December 31, 2005, and escalates annually through November 2009. Future minimum lease payments under the terms of the operating leases are as follows:

     Years Ending December 31,
     -------------------------
     2006                                           $ 172,458
     2007                                             176,569
     2008                                              83,677
     2009                                              43,937
                                                    ---------
     total                                          $ 476,641
                                                    =========

Lease expense charged to operations for the years ended December 31, 2005 and 2004 was $55,748 and $52,888, respectively.

Employment Agreements - The Company has entered into employment agreements with five key employees effective on December 14, 2005. These employment agreements principally have initial terms of five years and renew automatically for one-year periods thereafter. Minimum aggregate annual compensation under the five agreements is $1,060,000 for the year ending December 31, 2006, including certain guaranteed bonuses. The board of directors has the sole discretion of increasing compensation to the employees, as well as awarding discretionary bonuses. In connection with the employment agreements, the employees were awarded options to acquire an aggregate of 1,844,000 shares of common stock, at exercise prices ranging from $1.50 to $4.50 per share. The options vest principally over five years and expire in December 2012. The employment agreements can be terminated at any time for cause. In the event of death or disability, the Company is principally obligated to continue payment of the employee's compensation for one year. Under certain circumstances the employee may terminate the agreement for "good cause," in which case, the Company is principally obligated to continue payment of the employee's compensation for two years and all unvested options become fully vested.

NOTE 9 - STOCK OPTIONS

On December 14, 2005, the Company approved the 2005 Long-Term Incentive Plan (the LTIP) and authorized the issuance of stock options. The LTIP authorizes the issuance of up to 6,000,000 shares of common stock. In connection with the approval of the LTIP, options to purchase 2,669,000 shares of common stock were granted to employees, executive officers, directors, and note holders. These options are exercisable at prices ranging from $1.50 to $4.50 per share, with a weighted average of $2.78 per share. Options to acquire 325,000 shares at $1.50 per share vested immediately and the remaining options to acquire 2,344,000 vest ratably on a monthly basis over terms of three or five years from the date of grant. Accordingly, options to acquire 325,000 shares of common stock at $1.50 per share are exercisable at December 31, 2005. The options granted on December 14, 2005 expire from five to seven years after the grant date.

As more fully described in Note 1, Eagle Lake acquired all of the outstanding equity interests of RVision LLC on December 14, 2005. In connection therewith, the agreement provides for the issuance of an additional 800,000 shares of common stock to those prior owners if certain levels of gross margin are achieved during 2006. The requirements for issuance of the 800,000 contingent shares of common stock were not met at December 31, 2005, and are being accounted for as equivalent to a stock option to acquire 800,000 shares of common stock with an exercise price of $0.

The weighted-average fair value of stock options granted to employees during the year ended December 31, 2005 (including the contingent shares being accounted for equivalent to a stock option) was $0.51 per share. The fair value of each option grant was estimated on the date of grant using the Black-Scholes Option-Pricing model with the following weighted-average assumptions used for grants during the year ended December 31, 2005: risk free interest rates of 4.35%; expected dividend yields of zero; expected lives of 2.93 years; and expected volatility of 80%. The following table summarizes information about employee stock options outstanding at December 31, 2005:

                                           Options Outstanding                                      Options Exercisable
                     ----------------------------------------------------------------  -------------------------------------------
                                                Weighted-
    Range of                 Number of           Average              Weighted-               Number of             Weighted-
    Exercise                  Options           Remaining              Average                Options          Average Exercise
     Prices                Outstanding       Contractual Life      Exercise Price           Exercisable              Price
-------------------  --------------------   --------------------  -------------------  --------------------   --------------------
      $0.00                      800,000         1.0 year               $0.00                            -             -
      $1.50                      813,000         6.2 years               1.50                      325,000           $1.50
  $2.25 - $3.00                  976,000         7.0 years               2.63                            -             -
  $3.75 - $4.50                  880,000         7.0 years               4.13                            -             -
                     --------------------                                              --------------------
  $0.00 - $4.50                3,469,000         5.4 years               2.14                      325,000            1.50
                     ====================                                              ====================

NOTE 10 - RELATED PARTY TRANSACTIONS

During 2004, a founder of the Company borrowed $67,242 from the Company. The receivable did not bear interest and had no specified due date. During 2005, the receivable was settled by charging the amount of the receivable to the compensation of the founder and writing the receivable off.

NOTE 11 - INCOME TAXES

Until December 14, 2005, the Company was a limited liability company and did not realize the benefit from operating loss carryforward. Rather, losses for income tax purposes were passed through to the Company's members and the Company did not recognize the benefit of operating loss carryforwards or temporary differences. On December 14, 2005, the Company became a taxable entity and recognized the deferred tax asset from temporary differences that existed at that date and fully offset it by a valuation allowance. On December 14, 2005, the Company recognized a $388,385 deferred tax asset from the reverse acquisition of Eagle Lake and fully offset it by a valuation allowance. The acquisition of Custom Federal on December 14, 2005, resulted in the recognition of a $1,713 deferred tax liability that reduced the deferred tax assets and the valuation allowance by that amount. Through December 31, 2005, the Company continued to value against the net deferred tax asset. As a result of the Company not being a taxable entity prior to December 14, 2005, and the recognition of the valuation allowance against the net deferred tax assets, there was no benefit or provision for income taxes during the years ended December 31, 2005 or 2004.

The Company provides deferred tax assets and liabilities for the expected future tax benefit or expense of temporary reporting differences and carryforwards that are recognized in different periods for tax and financial reporting. The amount of and ultimate realization of the benefits from the net deferred tax assets are dependent upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be presently determined, and a valuation allowance has been established against the net deferred tax asset. The temporary differences and carryforwards that gave rise to the deferred tax liabilities and assets at December 31, 2005, were as follows:

        Deferred Tax Liability:
        Depreciation of property and equipment          $   (1,713)
        Deferred Tax Assets:
        Allowance for doubtful accounts                     21,758
        Operating loss carryforwards                       401,455
        Valuation allowance                               (421,500)
                                                     -----------------
        Net Deferred Tax Asset                       $           -
                                                     =================

A reconciliation of the income tax benefit computed at the federal statutory rate to the Company's income tax benefit is as follows:

For the Years Ended December 31,                      2005            2004
----------------------------------------------- ----------------  --------------
Benefit at federal statutory rate (34%)            $(566,283)      $(334,154)
Non-deductible expenses and losses                   555,127         334,154
State benefit, net of federal tax                     (1,914)             --
Change in valuation allowance                         13,070              --
                                                ----------------  --------------
Benefit from Income Taxes                          $      --       $      --
                                                ================  ==============

NOTE 12 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest expense was $15,166 and $13,523 during the years ended December 31, 2005 and 2004, respectively.

The Company had the following noncash investing and financing activities during the year ended December 31, 2005 (none during 2004):

         The Company issued 2,050,000 shares of common stock valued at $2,050,000 to acquire Custom Federal. Liabilities in the amount of $10,435 were assumed in connection with the acquisition.

         Notes payable to Eagle Lake in the amount of $500,000 were converted into 1,200,000 shares of common stock.

         Notes payable in the amount of $275,000 were converted into 275,000 shares of common stock.

         In connection with the purchase of image enhancement technology, the Company issued 23,000 shares of common stock valued at $8,400.

         An officer and founder of the Company made a capital contribution to the Company by assuming a liability from the Company to a co-founder of the Company in the amount of $42,028.

NOTE 13 - CONTINGENT LIABILITY

The Company was recently notified by a vendor/customer claiming that the Company is violating certain noncompetition provisions of a March 2005 agreement under which the Company sells the vendor/customer a customized, daylight, pan/tilt camera system and purchases from the vendor/customer thermal camera blocks that are incorporated into the same customized, daylight, pan/tilt camera system in support of the vendor/customer's sales channels. The vendor/customer has demanded full corrective action and an accounting of the alleged noncompliance. Management believes that the Company is in compliance, in all material respects, with any obligation the Company has under the agreement with the vendor/customer. The Company intends to vigorously contest the assertions and fulfill its obligations under the agreement until it expires in March 2008 or is otherwise terminated. If the Company is found to be in breach of the agreement, management does not believe that compensation for the breach would have a material adverse effect on the Company's financial position or on its results of operations.

NOTE 14 - SUBSEQUENT EVENTS

Employment Agreements - The Company entered into employment agreements with two new employees effective January 1, 2006. These employment agreements have initial terms of two years and renew automatically for one-year periods thereafter. Aggregate annual compensation under the two agreements is $272,000 for the year ending December 31, 2006, plus bonuses at the discretion of the board of directors. In connection with the employment agreements, the employees were awarded options to acquire an aggregate of 288,000 shares of common stock, at exercise prices ranging from $1.50 to $3.00 per share. The options vest over three years and expire in December 2010. The employment agreements can be terminated at any time for cause. In the event of death or disability, the Company is obligated to continue payment of the employee's compensation for six months. Under certain circumstances the employee may terminate the agreement for "good cause," in which case, the Company is obligated to continue payment of the employee's compensation for six months and all unvested options become fully vested.

Stock Options - In February 2006, the Company granted options to two directors to acquire 225,000 shares of common stock at $1.50 per share. The options vested immediately and expire five years after the grant date.

Common Stock - Subsequent to December 31, 2005, the Company has issued 192,500 shares of common stock to certain strategic suppliers in exchange for $192,500 in cash and credit against open accounts payable.

Equipment Leases - In March 2006, the Company entered into two capital leases for computer-numerically-controlled equipment. The capitalized cost of the leases is $126,755. Aggregate payments required under the terms of the leases include an initial payment of $34,603, with sixty monthly installments of $2,094.

Operating Lease - Effective April 1, 2006, the Company assumed an operating lease for adjacent office space in San Diego, California from a company owned by an executive of the Company. The lease is for an additional 1,737 square feet of office space, and increases the lease payment by $3,489 per month with annual lease escalations continuing through November 2009.

                       RVISION, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)

                                                                                       March 31,
                                                                                          2006
                                                                                   -------------------
                                   ASSETS
Current Assets
Cash                                                                               $         1,097,083
Accounts receivable, net of allowance for doubtul accounts of $68,638                          828,468
Inventory                                                                                      366,855
Prepaid expense                                                                                 84,547
                                                                                   -------------------
      Total Current Assets                                                                   2,376,953

Property and Equipment, net of accumulated depreciation of $52,854                             230,029

Intangible Assets, net of accumulated amortization of $40,761                                   92,639

Goodwill                                                                                     2,034,657

Deposits                                                                                        11,858
                                                                                   -------------------

Total Assets                                                                       $         4,746,136
                                                                                   ===================


                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable                                                                 $           637,577
  Accrued liabilities                                                                          320,011
  Deferred revenue                                                                             728,522
  Current maturities of capitalized lease obligations                                           13,967
                                                                                   -------------------
      Total Current Liabilities                                                              1,700,077

Capitalized lease obligations, less current maturities                                          78,185
                                                                                   -------------------

Total Liabilities                                                                            1,778,262
                                                                                   -------------------

Commitments and Contingent Liability                                                                 -

Stockholders' Equity
  Preferred stock, $0.001 par value; 5,000,000 shares
    authorized; none issued and outstanding                                                          -
  Common stock, $0.001 par value; 100,000,000 shares authorized;
    15,642,500 shares issued and outstanding at March 31, 2006                                  15,643
  Additional paid-in capital                                                                 7,729,149
  Accumulated deficit                                                                       (4,776,918)
                                                                                   -------------------
      Total Stockholders' Equity                                                             2,967,874
                                                                                   -------------------

Total Liabilities and Stockholders' Equity                                         $         4,746,136
                                                                                   ===================


   The accompanying notes are an integral part of these condensed consolidated financial statements.

                                               F-18

                                         RVISION, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (UNAUDITED)


                                                                     For the Three Months Ended
                                                                             March 31,
                                                            -------------------------------------------
                                                                   2006                    2005
                                                            -------------------     -------------------
Sales                                                       $         1,950,241     $           528,388
Cost of goods sold                                                    1,272,339                 306,961
                                                            -------------------     -------------------

Gross profit                                                            677,902                 221,427
                                                            -------------------     -------------------

Operating Expenses
  Selling, general and administrative                                   700,507                 158,011
  Research and development expense                                      537,697                 337,751
                                                            -------------------     -------------------

    Total Operating Expenses                                          1,238,204                 495,762
                                                            -------------------     -------------------

Loss from operations                                                   (560,302)               (274,335)
                                                            -------------------     -------------------

Other Income (Expense)
  Interest income                                                           981                       -
  Interest expense                                                            -                  (3,217)
                                                            -------------------     -------------------

                                                                            981                  (3,217)
                                                            -------------------     -------------------

Net Loss                                                    $          (559,321)    $          (277,552)
                                                            ===================     ===================

Basic and Diluted Loss Per Common Share                     $             (0.04)    $             (0.03)
                                                            ===================     ===================

Basic and Diluted Weighted-Average
  Common Shares Outstanding                                          15,587,806               8,050,000
                                                            ===================     ===================

   The accompanying notes are an integral part of these condensed consolidated financial statements.

                                                      F-19

                                                 RVISION, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                            FOR THE THREE MONTHS ENDED MARCH 31, 2006
                                                          (UNAUDITED)



                                                         Common Stock              Additional                           Total
                                                -------------------------------     Paid-In        Accumulated     Stockholders'
                                                   Shares           Amount           Capital          Deficit          Equity
                                                --------------   --------------   --------------   --------------   --------------
Balance - January 1, 2006                           15,550,000   $       15,550   $    7,297,533   $   (4,217,597)  $    3,095,486

  Issuance of shares for cash, $1.00 per share          50,000               50           49,950                -           50,000

  Conversion of accounts payable for stock,
    $1.00 per share                                     42,500               43           42,457                -           42,500

  Stock-based compensation for services                      -                -          339,209                -          339,209

  Net loss                                                   -                -                -         (559,321)        (559,321)
                                                --------------   --------------   --------------   --------------   --------------

Balance - March 31, 2006 (unaudited)                15,642,500   $       15,643   $    7,729,149   $   (4,776,918)  $    2,967,874
                                                ==============   ==============   ==============   ==============   ==============


              The accompanying notes are an integral part of these condensed consolidated financial statements.

                                                              F-20

                                         RVISION, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (UNAUDITED)

                                                                            For the Three Months Ended
                                                                                     March 31,
                                                                    -------------------------------------------
                                                                           2006                    2005
                                                                    -------------------     -------------------
Cash Flows From Operating Activities
  Net loss                                                          $         (559,321)     $          (277,552)
  Adjustments to reconcile net loss to net cash
    used in operating activities
    Depreciation and amortization                                               17,207                    2,293
    Stock-based compensation for services                                      339,209                  101,850
    Issuance of shares for interest on notes payable                                 -                    1,050
    Changes in assets and liabilities:
      Accounts receivable, net                                                (561,977)                   5,514
      Inventory                                                                313,010                 (216,843)
      Other current assets                                                     (31,415)                  (4,548)
      Accounts payable                                                         204,045                  179,718
      Accrued liabilities                                                      174,394                   11,885
      Deferred revenue                                                        (305,110)                 151,911
                                                                    -------------------     -------------------
  Net Cash Used In Operating Activities                                       (409,958)                 (44,722)
                                                                    -------------------     -------------------

Cash Flows From Investing Activities
  Changes in accounts receivable - related party                                     -                    1,168
  Purchase of intangible asset                                                       -                  (10,000)
  Purchase of property and equipment                                           (91,620)                       -
                                                                    -------------------     -------------------
  Net Cash Used In Investing Activities                                        (91,620)                  (8,832)
                                                                    -------------------     -------------------

Cash Flows From Financing Activities
  Proceeds from issuance of common stock,                                       50,000                        -
  Payment of principal on capital leases                                       (34,603)                       -
  Payment of principal on notes payable                                              -                  (13,811)
                                                                    -------------------     -------------------
  Net Cash Provided By (Used In) Investing Activities                           15,397                  (13,811)
                                                                    -------------------     -------------------
Net Decrease In Cash                                                          (486,181)                 (67,365)
Cash At Beginning Of Period                                                  1,583,264                   74,536
                                                                    -------------------     -------------------
Cash At End Of Period                                               $        1,097,083      $             7,171
                                                                    ===================     ===================


Supplemental cash flow information:
Cash paid for interest                                              $                -      $             4,552

Non-cash investing and financing activities
Stock issued for payment of trade payable                           $           42,500      $                 -
Capital lease of equipment                                                     126,755                        -
Stock issued for intangible asset                                                    -                    2,100


      The accompanying notes are an integral part of these condensed consolidated financial statements.

                                                        F-21

                         RVISION, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2006 (UNAUDITED)

NOTE 1 - THE COMPANY AND BASIS OF PRESENTATION

Nature of Business - RVision, Inc. and its wholly owned subsidiaries design, develop, market, sell and install rugged digital video camera systems. The camera systems are deployed in multiple markets such as ports, bridges and tunnels, intelligent traffic systems, inspection systems, military applications and patrol vehicles in various specialties.

The accompanying unaudited condensed consolidated financial statements of RVision, Inc. (the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the Company's annual financial statements and the notes thereto for the year ended December 31, 2005. In the opinion of the Company's management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company's consolidated financial position as of March 31, 2006, and its consolidated results of operations and consolidated cash flows for the three months ended March 31, 2006 and 2005. The results of operations for the three months ended March 31, 2006, may not be indicative of the results that may be expected for the year ending December 31, 2006 or for any other period.

NOTE 2 - INVENTORY

Inventory consists of the following at March 31, 2006:

                 Raw materials                             $253,855
                 Work in process                             80,000
                 Finished goods                              33,000
                 ------------------------------------------------------
                 Total Inventory                           $366,855

NOTE 3 - ISSUANCE OF COMMON STOCK

During February 2006, certain vendors converted $42,500 of accounts payable into 42,500 shares of common stock, or $1.00 per share. During March 2006, the Company issued 50,000 shares of common stock for cash of $50,000, or $1.00 per share.

NOTE 4 - STOCK-BASED COMPENSATION

Prior to January 1, 2006, and as permitted under the original Statement of Financial Accounting Standards ("SFAS") No. 123, the Company accounted for its share-based payments following the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, as interpreted. Share-based compensation expense was reflected in the Company's financial statements through December 31, 2005 based upon the difference between the market value of the underlying common stock and the exercise price of the stock options, for unmodified option grants.

The Company did not grant options to employees until December 14, 2005. Accordingly, the pro forma net loss and pro forma basic and diluted loss per share for the three months ended March 31, 2005, determined consistently with the original SFAS No. 123, are the same as presented in the statement of operations.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R is a revision of SFAS No. 123. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Primarily, SFAS No. 123R focuses on accounting for transactions in which an entity obtains employee services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments.

SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the awards - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Therefore, if an employee does not ultimately render the requisite service, the costs associated with the unvested options will not ultimately be recognized.

Effective January 1, 2006, the Company adopted SFAS No. 123R and its fair value recognition provisions using the modified prospective transition method. Under this transition method, stock-based compensation cost recognized after January 1, 2006 includes the straight-line basis compensation cost for (a) all share-based payments granted prior to January 1, 2006, but not yet vested, based on the grant date fair values used for the pro-forma disclosures under the original SFAS No. 123 and (b) all share-based payments granted or modified on or after January 1, 2006, in accordance with the provisions of SFAS No. 123R. If assumptions change in the application of SFAS No. 123R in future periods, the stock-based compensation cost ultimately recorded under SFAS No. 123R may differ significantly from what was recorded in the current period.

The Company uses the Black-Scholes option pricing model to determine the fair value of share-based payments granted under SFAS No. 123R and the original SFAS No. 123. The Company uses judgment in determining the fair value of the share-based payments on the date of grant using an option-pricing model with assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the expected life of the awards, the expected volatility over the term of the awards, the expected dividends of the awards, the risk-free interest rate of the awards and an estimate of the amount of awards that are expected to be forfeited. In applying the Black-Scholes methodology to the options granted during the three months ended March 31, 2006, the weighted-average estimated fair value of the stock options granted was $ .40 per share. The weighted-average assumptions used in determining fair value under the Black-Scholes model were: dividend yield of 0%, expected volatility of 80%, risk-free interest rate of 4.4%, and expected lives of 3.0 years.

The non-cash compensation expense for options granted to employees prior to January 1, 2006 recognized during the quarter ended March 31, 2006 was $41,747. As of March 31, 2006, there was $759,570 of total unrecognized compensation cost related to nonvested stock-based compensation for options granted to employees prior to January 1, 2006 that is expected to be recognized between April 2006 and December 2010.

Additionally, in December 2005, the Company agreed to issue 800,000 shares of common stock to certain stockholders if certain levels of gross margin are achieved during 2006. The Company is accounting for the contingent issuance of the 800,000 shares of common stock in a manner equivalent to a stock option to acquire 800,000 shares of common stock with an exercise price of $0. The non-cash compensation expense for these contingent shares recognized during the three months ended March 31, 2006 was $188,482. As of March 31, 2006, there was $575,916 of total unrecognized compensation cost related to the contingent issuance of these 800,000 shares of common stock that is expected to be recognized between April 2006 and December 2006

During the three months ended March 31, 2006, the Company granted options to acquire 288,000 shares of common stock to two employees in connection with newly-executed employment agreements. These options are exercisable at prices ranging from $1.50 to $3.00 per share, vest over three years, and expire in December 2010. Additionally, the Company granted options to two directors to acquire 225,000 shares of common stock at $1.50 per share. The options vested immediately and expire five years after the grant date. The Company recorded non-cash compensation of $108,980 during the three months ended March 31, 2006 related to these newly-granted options.

During the three months ended March 31, 2006, the adoption of SFAS No. 123R resulted in incremental stock-based compensation cost of $339,209, which increased net loss by that same amount and increased basic and diluted loss per share by $0.02 per share.

The following table shows the stock option activity during the three months ended March 31, 2006:

                                                                                 Weighted-Average
                                                                                    Remaining
                                                Number of     Weighted-Average     Contractual       Aggregate
     Stock Options                                Shares        Exercise Price        Life        Intrinsic Value
-------------------------------------------- ---------------- ----------------- ---------------- -----------------
Outstanding at December 31, 2005                 3,469,000         $2.14

Granted                                            513,000          1.92
                                             ----------------
Outstanding at March 31, 2006                    3,982,000          2.11           5.03 years        $800,000
                                             ================
Exercisable                                        696,000          1.50           5.07 years               -
                                             ================

NOTE 5 - EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with two new employees effective January 1, 2006. These employment agreements have initial terms of two years, and renew automatically for one-year periods thereafter. Aggregate annual compensation under the two agreements is $272,000 for the year ending December 31, 2006, plus bonuses at the discretion of the board of directors. In connection with the employment agreements, the employees were awarded options to acquire an aggregate of 288,000 shares of common stock, as discussed in Note 4. The employment agreements can be terminated at any time for cause. In the event of death or disability, the Company is obligated to continue payment of the employee's compensation for six months. Under certain circumstances the employee may terminate the agreement for good cause, in which case, the Company is obligated to continue payment of the employee's compensation for six months and all unvested options become fully vested.

NOTE 6 - EQUIPMENT LEASES

In March 2006, the Company entered into two capital leases for computer-numerically-controlled equipment. The capitalized cost of the leases is $126,755. Aggregate payments required under the terms of the lease obligations included an initial payment of $34,603, with sixty monthly installments of $2,094.

Total future minimum lease payments under capitalized lease obligations together with the present value of the net minimum lease payments as of March 31, 2006:

        Year ending March 31,                                 Minimum Payments
        -----------------------------------------------------------------------
        2007                                                    $  25,128
        2008                                                       25,128
        2009                                                       25,128
        2010                                                       25,128
        2011                                                       25,330
        -----------------------------------------------------------------------
        Total                                                     125,842
        Less amounts repressing interest                          (33,690)
        -----------------------------------------------------------------------
        Present value of net minimum lease payments             $  92,152
        Current maturities                                         13,967
        -----------------------------------------------------------------------
        Long-term obligations                                   $  78,185
        =======================================================================

NOTE 7 - BASIC AND DILUTED LOSS PER SHARE

Basic loss per share amounts are computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. All outstanding stock options and contingently issuable common stock are currently antidilutive and have been excluded from the diluted loss per share calculations. None of the 3,982,000 shares of common stock issuable upon exercise of options or otherwise contingently issuable were included in the computation of diluted loss per share at March 31, 2006. There were no potentially dilutive common stock equivalents at March 31, 2005.

NOTE 8 - CONTINGENT LIABILITY

The Company was recently notified by a vendor/customer claiming that the Company is violating certain noncompetition provisions of a March 2005 agreement under which the Company sells the vendor/customer a customized, daylight, pan/tilt camera system and purchases from the vendor/customer thermal camera blocks that are incorporated into the same customized, daylight, pan/tilt camera system in support of the vendor/customer's sales channels. The vendor/customer has demanded full corrective action and an accounting of the alleged noncompliance. Management believes that the Company is in compliance, in all material respects, with any obligation the Company has under the agreement with the vendor/customer. The Company intends to vigorously contest the assertions and fulfill its obligations under the agreement until it expires in March 2008 or is otherwise terminated. If the Company is found to be in breach of the agreement, management does not believe that compensation for the breach would have a material adverse effect on the Company's financial position or on its results of operations.

NOTE 9 - SUBSEQUENT EVENTS

During April 2006, the Company issued 100,000 shares of common stock for cash of $100,000, or $1.00 per share.

Effective April 1, 2006, the Company assumed an operating lease for adjacent office space in San Diego, California from a company owned by an executive of the Company. The lease is for an additional 1,737 square feet of office space, and increases the lease payment by $3,489 per month with annual lease escalations continuing through November 2009.

The agreement governing the acquisition of Custom Federal provided for the issuance of up to an additional 615,000 shares of common stock to the prior owners of Custom Federal if RVision did not obtain a certain amount of new capital investment by May 1, 2006. The 615,000 shares of common stock were issued in May 2006. The issuance of the 615,000 common shares will be recognized in May 2006 as an increase in goodwill of $615,000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------
               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

         Subsection 1 of Section 78.7502 of the Nevada Revised Statutes ("Nevada Law") empowers a corporation to indemnify any person that was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he is not liable pursuant to Section
78.138 of Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 of Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

         Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person that was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (1) and (2) of Section 78.7502, or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees, or agents that have ceased to hold such positions, and to their heirs, executors, and administrators. Section 78.752 of Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee, or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

         Article VI of the small business issuer's articles of incorporation provides that, to the fullest extent permitted by Nevada Law, the small business issuer shall indemnify directors and may indemnify officers, employees, or agents of the small business issuer to the extent authorized by the board of directors and in the manner set forth in the bylaws of the small business issuer. The bylaws provide, pursuant to subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit, or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon delivery, if required by Nevada Law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. The small business issuer also enters into indemnification agreements consistent with Nevada Law with certain of its directors and officers. In addition, the small business issuer's officers and directors are provided with indemnification against certain liabilities pursuant to a directors' and officers' liability policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, the small business issuer has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and therefore, is unenforceable. (See Item 28.
Undertakings.)

--------------------------------------------------------------------------------
              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
--------------------------------------------------------------------------------

         The following table sets forth the estimated expenses payable by the small business issuer in connection with the offering:

                    Nature of Expense                               Amount*

SEC registration fees........................................    $      594
Accounting fees and expenses.................................        50,000
Legal fees and expenses......................................        90,000
Printing and engraving expenses..............................         2,000
State securities laws compliance fees and expenses...........         6,000
Miscellaneous................................................         1,406
                                                                 ----------
         Total...............................................    $  150,000
                                                                 ==========
----------------------

*All amounts, other than the SEC registration fee, are estimates.

--------------------------------------------------------------------------------
                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
--------------------------------------------------------------------------------

         During the three years preceding the filing of this registration statement, the small business issuer has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

         Transactions involving the issuances of stock to persons that, at the time of such transactions, were either executive officers, directors, principal stockholders, or other affiliates are noted. In each case of the issuance of stock to affiliates, unless otherwise noted, such affiliates purchased stock on the same terms at which stock was sold to unrelated parties in contemporaneous transactions, and such transactions were approved unanimously by the disinterested directors.

         On December 14, 2005, Eagle Lake Incorporated, a Nevada corporation (the "Registrant"), issued 10,050,000 shares of common stock to acquire all of the issued and outstanding securities of Custom Federal, Inc., a California corporation, and RVision LLC, a California limited liability company and the acquirer for accounting purposes (the "Consolidation"). The Registrant was deemed the acquirer in the Consolidation for legal purposes while RVision LLC, was deemed the acquirer for accounting purposes. The Registrant subsequently changed its name to RVision, Inc.

I. The Small Business Issuer: RVision, Inc. (a Nevada corporation), the legal acquirer in the reverse acquisition

         A.       Equity Securities

                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         Issued and outstanding as of December 31, 2003............................    2,720,000

         Issued and Outstanding as of December 31, 2004............................    2,720,000

            Conversion of Options to Common Stock. In order to eliminate  issued and  outstanding  long-term  options to  purchase  an  aggregate  of
            700,000 shares of the Registrant's  common stock at $3.00 per share,
            prior  to  and  as   required   as   condition   precedent   to  the
            Consolidation,  the  Registrant  entered into  agreements  with nine optionees  to  exchange  all  of  such  outstanding  options  for an aggregate  of 280,000  shares.  Howard S. Landa and an  affiliate of
            Terrell W. Smith,  then  executive  officers  and  directors  of the
            Registrant,  received  67,500 and 27,000 of such  shares in exchange for  options for  options to  purchase  225,000  and 90,000  shares, respectively.  All of such optionees were accredited investors, were existing stockholders, had long-standing business relationships with the  Registrant and its executive  officers,  and were provided with business and financial  information about the Registrant,  the terms
            of  the  proposed   Consolidation,   and   business  and   financial
            information  about RVision and Custom  Federal.  The transaction was the result of personal negotiations with an executive officer of the
            Registrant.............................................................      280,000

            Reverse  Stock  Split:  One-for-0.4  Shares  Previously  Issued  and
            Outstanding.   Immediately   preceding  the   effectiveness  of  the
            Consolidation  on  December  14,  2005,  the  Registrant  effected a one-to-0.4 share of the 3,000,000 shares of common stock then issued and outstanding,  resulting in the cancellation of 1,800,000 shares.
            No  fractional  shares were issued.  Each  stockholder  confirmed in writing  that it was either an  accredited  investor,  as defined in
            Rule 501 of  Regulation D, or had such  knowledge and  experience in financial and business matters that it was capable of evaluating the merits  and  risks  of the  investment  or the  Registrant  believed immediately  preceding  such  reverse  split that such  person  came
            within  the  foregoing  description.   In  connection  with  seeking
            stockholder  approval of the reverse  stock  split,  the  Registrant provided  each  stockholder  with  a  written  consent  solicitation containing business and financial  information about the Registrant, the terms of the proposed Consolidation,  and business and financial
            information about RVision and Custom Federal...........................   (1,800,000)

                                      II-3

                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
            The  Consolidation:  The  Acquisition of the  Outstanding  Ownership
            Interests  in RVision  and Custom  Federal  in  Exchange  for Common
            Stock.  On  December  14,  2005,  the  Registrant,  which  then  had
            1,200,000  shares of common  stock  issued and  outstanding,  issued
            8,000,000  shares to the  owners of  RVision  and  2,050,000  to the owners of Custom  Federal  in  exchange  for all of the  issued  and outstanding  ownership interests in RVision and Custom Federal.  The owners  of  RVision  and  Custom  Federal  have  the  right  to earn
            2,000,000  and 1,025,000  additional  shares,  respectively,  if the consolidated  company meets certain  financial  performance goals by
            December 2006.

            In the Consolidation, Gregory E. Johnston and Arie Levinkron, executive officers and directors of RVision, received 5,279,192 and 1,426,450 shares, respectively, or 83.8% of the 8,000,000 shares issued to acquire RVision. Further, Brian M. Kelly and Ernest T.
            Cammer III received 1,100,000 and 900,000 shares, respectively, or 97.6% of the 2,050,000 shares issued to acquire Custom Federal. Such persons will have the right to receive their pro rata percentage of any portion of the additional 2,000,000 and 1,025,000 shares issuable to the former owners of RVision and Custom Federal, respectively, if the financial benchmarks are met by the specified date.

            Prior to joining in the consolidation agreement,  each of the owners of  RVision  and  Custom  Federal  was  provided  with a copy of the
            consolidation   agreement  with  related  disclosure  schedules  and
            exhibits,  business and financial  information about the Registrant, the terms of the proposed Consolidation,  and business and financial information about RVision and Custom Federal.  The owners of RVision and Custom  Federal  consisted of  accredited  and 24  nonaccredited investors.  All owners of RVision and Custom  Federal  confirmed  in writing that they were either  accredited  investors,  as defined in
            Rule 501 of  Regulation D or had such  knowledge  and  experience in financial and business  matters that they were capable of evaluating the merits and risks of the  investment or the  Registrant  believed immediately  preceding  the  Consolidation  that such  persons  came within  the  foregoing  description.  A notice on Form D was  timely
            filed with the Securities and Exchange Commission......................   10,050,000

            Issuance  of Shares for Cash and  Conversion  of Notes  Payable.  In
            connection with closing the  Consolidation on December 14, 2005, the
            Registrant  also  issued  2,800,000  shares at $1.00 per share to 30 investors  for  $2,525,000 in cash and $275,000 in  cancellation  of
            $275,000 in principal amount of secured  indebtedness of RVision. Of these 2,800,000 shares, Howard S. Landa, Terrell W. Smith, and their
            respective   affiliates   purchased   100,000  and  100,000  shares,
            respectively,  on  the  same  terms  at  which  they  were  sold  to unaffiliated purchasers. Prior to investing, the Registrant provided each  investor with  business and  financial  information  about the
            Registrant,  the terms of the proposed  Consolidation,  and business and  financial  information  about RVision and Custom  Federal.  All investors confirmed in writing that they were accredited  investors, as  defined  in Rule 501 of  Regulation  D. A  notice  on Form D was timely  filed  with the  Securities  and  Exchange  Commission.  The
            transaction  was  the  result  of  personal   negotiations  with  an
            executive officer of the Registrant....................................    2,800,000

                                      II-4

                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
            Issuance  of  Shares  For  Services  in   Connection   with  Reverse
            Acquisition.  At the closing of the  Consolidation,  the  Registrant issued  300,000  shares  valued  at $1.00  per  share to  accredited investors that had provided  operating and related business advisory
            services   to   the   Consolidation   constituents   prior   to  the
            Consolidation,  including  10,000 shares issued to Terrell W. Smith, who was an executive  officer and director of the Registrant.  Prior to issuing these shares,  the Registrant  provided each recipient of such  shares  with  business  and  financial  information  about the
            Registrant,  the terms of the proposed  Consolidation,  and business and financial  information about RVision and Custom Federal.  All of such persons were accredited investors,  were existing stockholders, and had long-standing business relationships with the Registrant and its executive  officers.  The transaction was the result of personal negotiations with an executive  officer of the Registrant.  A notice
            on Form D was timely filed with the Commission.........................      300,000
                                                                                     -----------

         Balance as of December 31, 2005...........................................   14,350,000
                                                                                     -----------

            Sale of Shares for Cash. In April 2006, the Registrant  sold 100,000 shares  of  restricted  common  stock for  $1.00  per  share,  or an aggregate  of  $100,000,  for cash in a  private  transaction  to an unrelated  accredited  investor.  Prior to issuing these shares, the
            Registrant   provided  the  investor  with  business  and  financial
            information about the Registrant. The investor is accredited and had long-standing  business  relationships  with the  Registrant and its executive  officers.  The  transaction  was the  result of  personal
            negotiations with an executive officer of the Registrant...............      100,000

            Issuance  of  Shares  to  Strategic  Suppliers.  In March  2006,  in
            separate, private, negotiated transactions, the Registrant issued an aggregate of 92,500 shares of common stock valued at $1.00 per share to three suppliers of the  Registrant's  raw materials,  components, and  subassemblies  in  consideration  of a $50,000 cash payment and
            $42,500   credit  at  $1.00  per  share  against  the   Registrant's
            obligations  to  them  and  in   recognition   of  their   strategic
            significance to it in the  Registrant's  ongoing  business and their previous forbearance from collecting overdue accounts payable.  Each of these purchasers is familiar with the Registrant and the industry in which it operates.  Prior to issuing these shares, the Registrant provided each  purchaser  with  business and  financial  information about the Registrant. All of such persons were accredited investors, and had long-standing business relationships with the Registrant and its executive officers. The transactions were the result of personal
            negotiations with an executive officer of the Registrant...............       92,500

            Shares   Issued   Pursuant  to  Earnout   Provisions   Consolidation
            Agreement.  Pursuant to the terms of the  agreement  under which the
            Consolidation   was  effected,   the  Registrant   issued  1,815,000
            additional  shares of common  stock to the former  owners of RVision and Custom  Federal,  pro rata in proportion to the number of shares held by each, on the  effectiveness of the Consolidation on December
            14,  2005,  or  their  transferees.   See  basis  for  exemption  in
            discussion of the Consolidation above..................................    1,815,000
                                                                                     -----------

                                      II-5

                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         Balance as of June 14, 2006...............................................   16,357,500
                                                                                     -----------

         B.       Debt Securities
                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------

         None.

         C.       Derivative Securities
                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         Issued and outstanding as of December 31, 2003............................      640,000

         Issued and outstanding as of December 31, 2004............................      640,000

            Options to Affiliate.  In March 2005, the Registrant  issued options to  purchase  60,000  shares of common  stock at $3.00 per share any time on or before  December  31, 2012,  to an executive  officer and director of the Registrant.  This issuance was made in consideration of management and legal services  provided to the  Registrant.  Such optionee was an accredited  investor,  an existing  stockholder,  an
            attorney  for  the   Registrant,   had  a   long-standing   business
            relationship with the Registrant and its executive officers, and had
            access to business and financial information about the Registrant......       60,000
                                                                                     -----------

            Note:  These  options  were  subsequently  cancelled in exchange for
            common stock as noted above............................................      700,000

            Balance immediately  preceding closing the consolidation on December
            14, 2005...............................................................           --

            Issuances to Executive  Management in Connection with Consolidation.
            Pursuant to their  employment  agreements,  the  Registrant  granted seven-year  options to  purchase,  at from $1.50 to $4.50 per share,
            425,000 shares to each of Gregory E. Johnston,  Arie Levinkron,  and
            Ernest T. Cammer III and 925,000  shares to Brian M. Kelly.  Each of these  individuals was intimately  acquainted with the  Registrant's business plan and proposed activities at the time of issuance of the options.  Each  optionee  participated  in  the  negotiation  of the
            consolidation   agreement  with  related  disclosure  schedules  and
            exhibits and was provided with  business and  financial  information about the Registrant,  the terms of the proposed Consolidation,  and business and financial information about RVision and Custom Federal.
            Each  optionee had such  knowledge  and  experience in financial and business matters that they were capable of evaluating the merits and risks  of the  investment  or the  Registrant  believed  immediately preceding  the  Consolidation  that such  persons  came  within  the foregoing  description.  The  transaction was the result of personal
            negotiations with an executive officer of the Registrant...............    2,200,000

                                      II-6

                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
            Issuances to Key Employees. Pursuant to their employment agreements, the Registrant granted seven-year options to purchase, at from $1.50 to $3.00 per share,  144,000  shares to each of Linden  Livoni,  Jim
            Bowlby,  and  Larry  Hubble.  Each  optionee   participated  in  the
            negotiation of the consolidation  agreement with related  disclosure schedules  and exhibits and was provided with business and financial
            information  about  the  Registrant,   the  terms  of  the  proposed
            consolidation,  and business and financial information about RVision and Custom Federal.  Each optionee had such knowledge and experience in financial and business  matters that he was capable of evaluating the merits and risks of the  investment or the  Registrant  believed immediately  preceding  the  consolidation  that such  persons  came within the foregoing description.  The transaction was the result of
            personal negotiations with an executive officer of the Registrant......      432,000

            Warrants in  Consideration  of  Pre-Consolidation  Interim Loans. In
            consideration   of   interim   loans   to   RVision   prior  to  the
            Consolidation,  the Registrant agreed to issue to the wife of Howard
            S. Landa, an executive officer and director of the Registrant, and a limited  liability  company  controlled by Terrell W. Smith, also an executive  officer  and  director  of the  Registrant,  a  five-year warrant  to  purchase  at $1.50 per share,  20,000  shares and 5,000 shares of the Registrant's  common stock,  respectively,  which were converted  in  the  Consolidation  into  warrants  to  purchase  the
            Registrant's  shares  on  the  same  terms.  Both  of  such  warrant recipients were  officer-director  affiliates of the Registrant and, therefore,  accredited  investors  with full access to business  and
            financial information about the Registrant.............................       25,000

            Director  Options.  In  consideration  of service as  directors,  on
            December 14, 2005, the Registrant granted to each of Howard S. Landa and William P.  Crowell  five-year  options to purchase at $1.50 per share 150,000  shares of common stock.  Both of such  optionees were
            officer-director   affiliates  of  the  Registrant  and,  therefore,
            accredited  investors  with full  access to business  and  financial
            information about the Registrant.......................................      300,000

            Director  Options.  In  consideration  of service as directors,  the
            Registrant  granted five-year options to purchase at $1.50 per share
            150,000  and  75,000  shares of common  stock to John A.  Gordon and
            Howard S. Landa,  respectively,  on  February 2, 2006.  Both of such optionees were  officer-director  affiliates of the Registrant  and, therefore,  accredited  investors  with full access to business  and
            financial information about the Registrant.............................      225,000
                                                                                     -----------

         Balance as of June 14, 2006...............................................    3,182,000
                                                                                     ===========

         D.       Exemptions from Registration

                  In  effecting  the   one-to-0.4   reverse  stock  split,   the
         Registrant  relied  on the  exemption  from  registration  provided  in
         Section  3(a)(9) of the Securities Act. No commission was given or paid in connection with such  transaction.  Prior to this reverse split, all ownership  positions  were evenly  divisible  by 0.4, so no  fractional interests resulted from the reverse split.

                                      II-7

                  Except as expressly  otherwise stated above, each of the above
         transactions   was   effected  in  reliance  on  the   exemption   from
         registration  provided  in  Section  4(2)  of  the  Securities  Act  as transactions  not  involving  any public  offering.  In each case,  the offering was limited and without any general solicitation, there were a limited  number of  investors,  and the  investors  were  sophisticated relative  to an  investment  in the  Registrant  and  able to bear  the economic risks of their  investment.  Each  transaction  was negotiated with  an  officer  of the  Registrant  to  answer  questions  from  the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense. The
         investors  had  access  to  material   information  of  the  kind  that
         registration  would  provide.   All  certificates  bear  a  conspicuous
         restrictive legend noting that a sale cannot be effected in the absence of registration or the  availability of an exemption from  registration under the  Securities  Act, and  stop-transfer  instructions  have been lodged with the transfer  agent.  Where  noted,  a notice on Form D was filed with the  Securities  and Exchange  Commission  to claim the safe harbor provided in Rule 506 of Regulation D.

II. RVision LLC (a California limited liability company), the acquiring entity for accounting purposes in the reverse acquisition

         A.       Equity Securities

                        On its organization  prior to December 31, 2003, RVision
            was owned by Gregory E Johnston and Arie Levinkron. From time to time thereafter, they agreed to issue limited liability company membership interests to others and themselves as payment for services and to others as payments for interest on loans and for the acquisition of intangible assets. Those interests were not specified or formalized until immediately preceding the closing of the Consolidation on December 14, 2005. The number in the right-hand column below represents the number of shares of the Registrant that were issued on December 14, 2005, in exchange for such membership interests in RVision.

                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         Issued and outstanding as of December 31, 2003..........................      6,000,000

            Issuance of Membership Interests for Services. During the year ended
            December 31,  2004,  RVision  issued  membership  interests  (1) for
            consulting,   bookkeeping,   and  employee   services,   which  were
            convertible   into  965,000   shares  of  the   Registrant   in  the
            Consolidation,  and (2) for loan  interest,  which were  convertible into 35,000 shares of the Registrant in the  Consolidation.  Each of the  persons  receiving  an  interest  in RVision  was an  employee, consultant,  or  supplier  of  RVision  with a  continuing  business relationship  with it and was involved  with and informed  about its developing  business  and related  risks as well as the  industry in which it operates.  The various recipients generally knew each other in their association with RVision prior to receiving their interest.
            Each   recipient  was  able  to  bear  the  financial  risk  of  the investment. The recipients included at least three accredited and no more than 27 nonaccredited  investors.  The terms of each investment were  negotiated  with an executive and principal  owner of RVision.
            RVision reasonably  believed  immediately prior to agreeing to issue such interest that each recipient was either an accredited  investor or had such  knowledge  and  experience  in  financial  and business matters  that it was capable of  evaluating  the merits and risks of
            the investment.........................................................    1,000,000

                                      II-8

                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         Issued and outstanding as of December 31, 2004............................    7,000,000

            Issuance of Membership Interests for Services. During the year ended
            December 31,  2005,  RVision  issued  membership  interests  (1) for
            consulting,   bookkeeping,   and  employee   services,   which  were
            convertible   into  970,000   shares  of  the   Registrant   in  the
            Consolidation,  (2) for loan interest,  which were  convertible into
            10,000 shares of the  Registrant in the  Consolidation,  and (3) for
            partial payment of an intangible asset,  which were convertible into
            20,000 shares of the  Registrant in the  Consolidation.  Each of the
            persons   receiving   an  interest  in  RVision  was  an   employee,
            consultant,  or  supplier  of  RVision  with a  continuing  business relationship  with it and was involved  with and informed  about its developing  business  and related  risks as well as the  industry in which it operates.  The various recipients generally knew each other in their association with RVision prior to receiving their interest.
            Each   recipient  was  able  to  bear  the  financial  risk  of  the investment. The recipients included at least three accredited and no more than 27 nonaccredited  investors.  The terms of each investment were  negotiated  with an executive and principal  owner of RVision.
            RVision reasonably  believed  immediately prior to agreeing to issue such interests that each recipient was either an accredited investor or had such  knowledge  and  experience  in  financial  and business matters  that it was capable of  evaluating  the merits and risks of
            the investment.........................................................    1,000,000
                                                                                      ----------

         Balance on December 14, 2005 (date of Consolidation)......................    8,000,000
                                                                                      ----------

         B.       Debt Securities
                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         Issued and outstanding as of December 31, 2003............................   $  188,427

         2004 Interim Loans. During 2004, RVision repaid a portion of
            previous advances from the Registrant..................................      (88,492)
                                                                                      ----------

           Issued and outstanding as of December 31, 2004..........................       99,935

            2005 Interim Loans.  During 2005,  RVision issued  promissory notes, bearing interest at 9%, for advances from the Registrant, which then had an equity  interest in RVision.  Prior to making such  advances, the Registrant  had equity  interests in RVision and had full access
            to business and operating information of RVision.......................      416,065

            Secured  Loans.  Affiliates  of Custom  Federal and others loaned an aggregate $300,000 to RVision under the terms of a loan and security agreement and associated  documents  September 2, 2005. The loan was repayable  pursuant to a promissory note bearing  interest at 9% per annum,  payable,  as extended,  on or before  December 31, 2005,  or closing of the anticipated  Consolidation.  Brian M. Kelly,  then an executive  officer,  director,  and principal  stockholder of Custom
            Federal,  provided $150,000 of this loan to RVision.  At the closing of the Consolidation,  $150,000 of such loan was converted to common stock and  included in the  issuance of an  aggregate  of  2,800,000 shares  immediately  prior to the  Consolidation  and the  remaining balance and all accrued but unpaid interest were paid in cash.

                                      II-9

                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
            Prior to  closing of the  Consolidation,  Howard S.  Landa,  then an executive  officer,  director,  and  principal  stockholder  of  the
            Registrant,  and Brian M. Kelly, then an executive officer, director and principal stockholder of Custom Federal, each loaned $35,000, or a total of $70,000,  on the same terms and for the same  security as the above $300,000 secured loan.  RVision also agreed to pay Messrs.
            Landa and Kelly each a $1,750 fee in connection with the loan. These loans were repaid at the closing of the Consolidation.

            Each of these lenders was a stockholder  of either the Registrant or
            Custom Federal,  was intimately  acquainted with RVision's  business plan and proposed  activities,  and was provided  with  business and financial  information  about  RVision,  the  terms of the  proposed
            Consolidation,  and business and financial information about RVision and Custom  Federal.  The  transaction  was the  result of  personal negotiations  with an executive and principal owner of RVision.  The
            lenders  were   represented  by  legal  counsel  selected  by  them....      370,000

            Interim  Unsecured  Loan.  On November  17,  2005,  TATS,  a Limited
            Liability  Company  (a  family  entity  of  Terrell  W.  Smith,  the
            Registrant's executive officer and director), and the wife of Howard
            S. Landa (Registrant's  executive officer,  director,  and principal stockholder)  loaned $25,000 and $63,250,  respectively,  to RVision for working capital. These loans were unsecured, were repayable with interest at 9% per annum on December 31, 2005,  and were  guaranteed by Gregory Johnston. In consideration of these loans, the Registrant agreed  to issue to each of Mr.  Landa's  wife and TATS a  five-year warrant  to  purchase  at $1.50 per share  20,000  shares  and 5,000 shares of Registrant's common stock, respectively.  Upon the payment by  a  specific  customer  of a  designated  account  receivable  of
            RVision,  RVision  issued to Mr.  Landa's wife a single  replacement note for $100,000 to combine amounts due to Mr. Landa's wife for the
            $63,250  loan and to Mr.  Landa  for his  previous  $35,000  interim secured loan and the fee for that previous  loan of $1,750.  The new note was converted into stock in the consolidated companies at $1.00 per share as part of the private  placement of  2,800,000  shares of common stock in connection with the consolidation. Each of these two
            lenders  was  an  affiliate  of  the   Registrant,   was  intimately
            acquainted with RVision's business plan and proposed activities, and was provided with business and financial  information about RVision, the terms of the proposed Consolidation,  and business and financial information  about RVision and Custom  Federal.  The transaction was the result of personal  negotiations with an executive and principal owner of RVision.  The lenders  were  represented  by legal  counsel
            selected by them. .....................................................       90,000

                                      II-10

                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
            Conversion of Secured Loans to Common Stock.  In connection with the consolidation  and the related  private  placement sale of 2,800,000 shares  of  common  stock,  $275,000  of  the  secured  and  interim unsecured  indebtedness  referred to above was converted into common
            stock at $1.00 per share...............................................     (275,000)

            Repayment of Loans.  In connection with the  consolidation,  secured
            and interim unsecured loans were repaid................................     (201,000)
                                                                                      ----------

         Balance on December 14, 2005 (date of Consolidation)......................   $  500,000
                                                                                      ==========

         C.       Derivative Securities
                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         None.

         D.       Exemptions from Registration

                  Except as expressly otherwise stated above, each of the above transactions was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act as transactions not involving any public offering. In each case, the offering was limited and without any general solicitation, there were a limited number of investors, and the investors were sophisticated relative to an investment in RVision and able to bear the economic risks of their investment. Each transaction was negotiated with an officer of RVision to answer questions from the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense. The investors had access to material information of the kind that registration would provide. All certificates bear a conspicuous restrictive legend noting that a sale cannot be effected in the absence of registration or the availability of an exemption from registration under the Securities
         Act, and stop-transfer instructions have been lodged with the transfer agent.

III. Custom Federal, Inc. (a California corporation), acquired in the reverse acquisition

         A.       Equity Securities
                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         Issued and outstanding as of December 31, 2003............................    2,000,000

         Issued and outstanding as of December 31, 2004............................    2,000,000

            Issuance of Common  Stock to  Employee.  On January 5, 2005,  Custom
            Federal  issued 50,000 shares of common stock to a key employee as a stock award and  without  requiring  the  payment of  consideration, subject to rights of repurchase on  termination  in accordance  with
            the terms of a shareholder agreement...................................       50,000

                                     II-11

            Repurchase of Shares on Employee Termination.  On November 15, 2005,
            Custom Federal exercised its right to repurchase the common stock of a terminated  employee in accordance with the terms of a shareholder
            agreement..............................................................      (50,000)

            Issuance of Common Stock to Employee.  On November 21, 2005,  Custom
            Federal  sold and  issued  50,000  shares of  common  stock to a key employee  at a price of $0.0005  per  share.  No  underwriters  were involved  in the  sale.  The sale of said  shares  was  exempt  from registration  pursuant to Section  4(2) of the  Securities  Act. The recipient was an accredited investor, a long-time employee of Custom
            Federal,  and  was  intimately   acquainted  with  Custom  Federal's
            business, proposed activities, and financial condition.................       50,000
                                                                                      ----------

         Balance on December 14, 2005 (date of Consolidation)......................    2,050,000
                                                                                      ----------

         B.       Debt Securities
                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         None.

         C.       Derivative Securities
                         Description of Event or Transaction                            Number
                         -----------------------------------                            ------
         None

         D.       Exemptions from Registration

                  Except as expressly otherwise stated above, each of the above transactions was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act as transactions not involving any public offering. In each case, the offering was limited and without any general solicitation, there were a limited number of investors, and the investors were sophisticated relative to an investment in Custom Federal and able to bear the economic risks of their investment. Each transaction was negotiated with an officer of Custom Federal to answer questions from the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense. The investors had access to material information of the kind that registration would provide. Pursuant to a shareholder agreement among all of the shareholders of Custom Federal, transfers were limited and restricted, whether or not pursuant to transactions that were registered or exempt from registration under the Securities Act. All certificates were imprinted with a conspicuous restrictive legend noting the foregoing.

                                     II-12

----------------------------------------------------------------------------------------------------------------------
                                                 ITEM 27. EXHIBITS
----------------------------------------------------------------------------------------------------------------------
   Exhibit
   Number*                                     Title of Document                                        Location
-------------- -----------------------------------------------------------------------------------  ------------------
   Item 2.     Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or
               Succession
-------------- -----------------------------------------------------------------------------------  ------------------
    2.01       Consolidation Agreement between and among Eagle Lake Incorporated, all of the        This filing.
               equity owners of RVision LLC and Custom Federal, Inc., and Howard S. Landa,
               executed August 30, 2005 (schedules and exhibits will be provided to the
               Securities and Exchange Commission upon request)

    2.02       Assignment and Assumption effective December 13, 2005, between Eagle Lake            This filing.
               Incorporated and Pamplona Incorporated

    2.03       Assignment and Assumption effective December 13, 2005, between Eagle Lake            This filing.
               Incorporated and Niagara Water Company

   Item 3.     Articles of Incorporation and Bylaws
-------------- -----------------------------------------------------------------------------------  ------------------
    3.01       Amended and Restated Articles of Incorporation of RVision, Inc.                      This filing.

    3.02       Bylaws of RVision, Inc.                                                              This filing.

   Item 4.     Instruments Defining the Rights of Holders, Including Indentures
-------------- -----------------------------------------------------------------------------------  ------------------
    4.01       Specimen stock certificate                                                           This filing.

   Item 5.     Opinion re:  Legality
-------------- -----------------------------------------------------------------------------------  ------------------
    5.01       Opinion of Kruse Landa Maycock & Ricks, LLC                                          This filing.

   Item 9.     Voting Trust Agreement and Amendments
-------------- -----------------------------------------------------------------------------------  ------------------
    9.01       Voting Agreement among RVision, Inc., Gregory E. Johnston, and Brian Kelly           This filing.
               dated December 14, 2005

  Item 10.     Material Contracts
-------------- -----------------------------------------------------------------------------------  ------------------
    10.01      Executive Employment and Noncompetition Agreement dated August 30, 2005,             This filing.
               between Eagle Lake Incorporated and Gregory E. Johnston

    10.02      Executive Employment and Noncompetition Agreement (Revised) dated December           This filing.
               14, 2005, between Eagle Lake Incorporated and Brian M. Kelly

    10.03      Executive Employment and Noncompetition Agreement dated August 30, 2005,             This filing.
               between Eagle Lake Incorporated and Arie Levinkron

    10.04      Executive Employment and Noncompetition Agreement dated August 30, 2005,             This filing.
               between Eagle Lake Incorporated and Ernest T. Cammer III

                                     II-13

  Item 10.     Material Contracts (continued)
-------------- -----------------------------------------------------------------------------------  ------------------
    10.05      Form of Registration Rights Agreement dated August 30, 2005, with related            This filing.
               schedule

    10.06      Confidential Information and Invention Assignment Agreement dated December           This filing.
               13, 2005, between Eagle Lake Incorporated and Gregory E. Johnston

    10.07      Confidential Information and Invention Assignment Agreement dated December           This filing.
               14, 2005, between Eagle Lake Incorporated and Brian M. Kelly

    10.08      Confidential Information and Invention Assignment Agreement dated December           This filing.
               14, 2005, between Eagle Lake Incorporated and Arie Levinkron

    10.09      Confidential Information and Invention Assignment Agreement dated December           This filing.
               14, 2005, between Eagle Lake Incorporated and Ernest T. Cammer III

    10.10      Eagle Lake Incorporated 2005 Long-Term Incentive Plan                                This filing.

    10.11      Form of Notice of Option Grant and Stock Option Agreement with related               This filing.
               schedule

    10.12      Loan and Security Agreement dated September 2, 2005, between RVision LLC and         This filing.
               Terrell W. Smith as representative for JES Holdings, LLC, Fiserv ISS & Co.
               Trustee FBO H. Robert Freiheit IRA, and Brian M. Kelly

    10.13      Agreement for Intercreditor Arrangements dated September 2, 2005, between            This filing.
               RVision LLC and Terrell W. Smith as representative for JES Holdings, LLC,
               Fiserv ISS & Co. Trustee FBO H. Robert Freiheit IRA, Brian M. Kelly

    10.14      Subordination Agreement dated September 2, 2005, among Eagle Lake                    This filing.
               Incorporated, Terrell W. Smith as representative for JES Holdings, LLC,
               Fiserv ISS & Co. Trustee FBO H. Robert Freiheit IRA, and Brian M. Kelly, and
               RVision LLC,

    10.15      RVision LLC Senior Secured Promissory Note dated September 2, 2005, for              This filing.
               $300,000

    10.16      RVision LLC Secured Promissory Note dated as of November 3, 2005, for $70,000        This filing.
               payable to Brian M. Kelly and Howard S. Landa

    10.17      Memorandum Agreement dated November 17, 2005, among Terry E. Landa, TATS, a          This filing.
               Limited Liability Company, Gregory Johnston, RVision LLC, Eagle Lake
               Incorporated, and Howard S. Landa

    10.18      Promissory Note dated November 17, 2005, for $63,250 payable to Terry E. Landa       This filing.

    10.19      Guaranty dated November 17, 2005, of Gregory Johnston for the benefit of             This filing.
               Terry E. Landa

    10.20      Promissory Note dated November 17, 2005, for $25,000 payable to TATS, a              This filing.
               Limited Liability Company

    10.21      Guaranty dated November 17, 2005, of Gregory Johnston for the benefit of             This filing.
               TATS, a Limited Liability Company

                                     II-14

  Item 10.     Material Contracts (continued)
-------------- -----------------------------------------------------------------------------------  ------------------
    10.22      Subordination Agreement dated November 3, 2005, among Eagle Lake                     This filing.
               Incorporated, RVision LLC, and Terrell W. Smith as representative for Howard
               S. Landa and Brian M. Kelly

    10.23      Loan Extension Agreement dated November 30, 2005, between RVision LLC and            This filing.
               Terrell W. Smith as representative for JES Holdings, LLC, Fiserv ISS & Co.
               Trustee FBO H. Robert Freiheit IRA, and Brian M. Kelly

    10.24      Form of Indemnification Agreement for officers and directors with related            This filing.
               schedule

    10.25      Lease dated April 8, 2002, between Arden Eagle Associates, Ltd. ,Landlord,           This filing.
               and RVision LLC, Tenant, plus addenda

    10.26      Fifth at Laurel Corporate Centre Office Lease Agreement between Fifth &              This filing.
               Laurel Associates, Landlord, and Custom Federal, Inc., Tenant, dated
               October 4, 2004

    10.27      Fifth at Laurel Corporate Centre Office Lease Agreement between Fifth &              This filing.
               Laurel Associates, Landlord, and ISAP, Inc., Tenant, dated October 4, 2004

    10.28      Assignment and Assumption of Lease and Consent of Landlord among ISAP, Inc.,         This filing.
               Tenant; Custom Federal, Inc., Assignee; and Fifth & Laurel Associates,
               Landlord, entered March 14, 2006

  Item 21.     Subsidiaries of the Registrant
-------------- -----------------------------------------------------------------------------------  ------------------
    21.01      Schedule of Subsidiaries                                                             This filing.

  Item 23.     Consents of Experts and Counsel
-------------- -----------------------------------------------------------------------------------  ------------------
    23.01      Consent of Hansen, Barnett & Maxwell                                                 This filing.

    23.02      Consent of Kruse Landa Maycock & Ricks, LLC                                          Included in 5.01
                                                                                                    above.
  Item 24.     Power of Attorney
-------------- -----------------------------------------------------------------------------------  ------------------
    24.01      Power of Attorney for signatures to registration statement                           Signature page
                                                                                                    to registration
                                                                                                    statement.

---------------
* The number preceding the decimal indicates the applicable SEC reference number in Item 601, and the number following the decimal indicating the sequence of the particular document.

--------------------------------------------------------------------------------
                              ITEM 28. UNDERTAKINGS
--------------------------------------------------------------------------------

         The undersigned small business issuer hereby undertakes that it will:

                  (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (a) include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (b) reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (c) include any additional or changed material
                  information on the plan of distribution.

                  (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

                  (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

                  (4) for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) any preliminary prospectus or prospectus of the
                  undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                           (ii) any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                           (iii) the portion of any other free writing
                  prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                           (iv) any other communication that is an offer in the
                  offering made by the undersigned small business issuer to the purchaser.

         The undersigned small business issuer requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, and includes the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         That, for the purpose of determining liability under the Securities Act to any purchaser:

         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

In accordance with the requirements of the Securities Act of 1933, the small business issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on June 16, 2006.

                                     RVision, Inc.
                                     (small business issuer)

                                     By  /s/ Gregory E. Johnston
                                         --------------------------------------
                                          Gregory E. Johnston
                                          Chief Executive Officer

                                     By  /s/ James Powell
                                         --------------------------------------
                                          James Powell
                                          Principal Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory E. Johnston and Brian M. Kelly, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

                                                /s/ Gregory E. Johnston
                                              ----------------------------------
                                              Gregory E. Johnston, Director
                                              Dated June 16, 2006

                                                /s/ Brian M. Kelly
                                              ----------------------------------
                                              Brian M. Kelly, Director
                                              Dated June 16, 2006


                                              ----------------------------------
                                              William P. Crowell, Director
                                              Dated June 16, 2006


                                              ----------------------------------
                                              John A. Gordon, Director
                                              Dated June 16, 2006

                                                /s/ Howard S. Landa
                                              ----------------------------------
                                              Howard S. Landa, Director
                                              Dated June 16, 2006